                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                               Intellicall, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
          Common Stock
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
          16,426,420
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          .90625
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
          14,886,443
        ------------------------------------------------------------------------
    (5) Total fee paid:
          2,978.00
        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                INTELLICALL, INC.
                            2155 CHENAULT, SUITE 410
                             CARROLLTON, TEXAS 75006
                                 (972) 416-0022

                                November 13, 2000


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Intellicall, Inc., a Delaware corporation ("Intellicall"), to be held at 10:00 a.m., Dallas, Texas time, on December 14, 2000 at the Addison Conference and Theater Center, 15650 Addison Road, Addison, Texas 75248. All stockholders of record as of November 6, 2000, are entitled to vote at the Meeting. I urge you to be present in person or represented by proxy at the Meeting.

         The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes the approval of the issuance of shares, and options to purchase shares, of Common Stock of Intellicall pursuant to an Agreement and Plan of Merger between Intellicall, Wireless WebConnect!, Inc. and a wholly-owned subsidiary of Intellicall; amendments to the Intellicall Certificate of Incorporation to change the name to Wireless WebConnect!, Inc. and to increase the number of authorized shares of Common Stock to 60,000,000; an amendment to the Intellicall 1991 Stock Option Plan to increase the aggregate shares authorized to 9,495,000 and to modify the terms of options issuable to nonemployee directors; the election of eight directors; and such other matters as may properly come before the Meeting or any adjournment thereof.

         Intellicall's Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interest of Intellicall and its stockholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the attached material carefully and to return the enclosed Proxy promptly.

         Directors and officers of Intellicall will be present to help host the Meeting and to respond to any questions that our stockholders may have. I hope that you will be able to attend. Even if you expect to attend the Meeting, please complete, sign, date and return your proxy in the enclosed envelope without delay. If you attend the Meeting, you may vote in person even if you have previously mailed your proxy. However, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain from the record holder a proxy issued in your name.

         On behalf of your Board of Directors, thank you for your support.


                                           Sincerely,
                                           /s/ William O. Hunt
                                           -------------------------------------
                                           William O. Hunt
                                           Chairman of the Board of Directors

                                INTELLICALL, INC.
                            2155 CHENAULT, SUITE 410
                             CARROLLTON, TEXAS 75006
                                 (972) 416-0022

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                December 14, 2000



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Intellicall, Inc. ("Intellicall") will be held at 10:00 a.m., Dallas time, on December 14, 2000, at the Addison Conference and Theater Center, 15650 Addison Road, Addison, Texas 75248, for the purpose of considering and acting upon:

         1. The approval of the issuance of 16,426,420 shares, and options to purchase 1.5 million shares, of Common Stock of Intellicall, par value $0.01 per share, pursuant to an Agreement and Plan of Merger by and among Intellicall, Wireless WebConnect!, Inc. and a wholly-owned subsidiary of Intellicall;

         2. A proposal to amend the certificate of incorporation to change Intellicall's name to Wireless WebConnect!, Inc;

         3. A proposal to amend the certificate of incorporation to increase the number of authorized shares of Common Stock to 60,000,000;

         4. A proposal to amend the Intellicall 1991 Stock Option Plan to increase the aggregate shares of Common Stock authorized for issuance thereunder from 2,254,400 to 9,495,000 and to modify the terms of options issuable to nonemployee directors;

         5. The election of eight members of the Board of Directors; and

         6. Such other matters as may properly come before the Meeting or any adjournments thereof.

         The close of business on November 6, 2000, has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting will be open for examination by any stockholder during ordinary business hours at the offices of Intellicall, Inc., at 2155 Chenault, Suite 410, Carrollton, Texas 75006. Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE

MEETING. HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.


                                           By Order of the Board of Directors
                                           /s/ William O. Hunt
                                           -------------------------------------
                                           William O. Hunt
                                           Chairman of the Board of Directors
Dallas, Texas

November 13, 2000

                                INTELLICALL, INC.
                            2155 CHENAULT, SUITE 410
                             CARROLLTON, TEXAS 75006
                                  972-416-0022


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 14, 2000


         This Proxy Statement is being first mailed on or about November 13, 2000, to stockholders of Intellicall, Inc., a Delaware corporation ("Intellicall"), by the Board of Directors to solicit proxies for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. Dallas, Texas time, on Thursday, December 14, 2000 at the Addison Conference and Theater Center, 15650 Addison Road, Addison, Texas 75248, or at such other time and place to which the Meeting may be adjourned (the "Meeting").

         The purpose of the Meeting is to consider and act upon: (1) the approval of the issuance of 16,426,420 shares of common stock of Intellicall, par value $.01 per share (the "Common Stock"), and options to purchase 1.5 million shares of Common Stock (together the "Issuance"), pursuant to an Agreement and Plan of Merger, as amended, (the "Merger Agreement") between Intellicall, a wholly-owned subsidiary of Intellicall and Wireless WebConnect!, Inc. ("WWC"); (2) the approval of an amendment to Intellicall's certificate of incorporation to change its name to Wireless WebConnect!, Inc. (the "Name Change"); (3) the approval of an amendment to Intellicall's certificate of incorporation to increase the number of authorized shares of Common Stock to 60,000,000 (the "Increase"); (4) the approval of an amendment to Intellicall's 1991 Stock Option Plan (the "Plan") to increase the aggregate shares of Common Stock authorized for issuance thereunder from 2,254,400 to 9,495,000 and to modify the terms of options issuable to nonemployee directors (the "Plan Amendment"); (5) the election of eight members of the Board of Directors; and (6) such other matters as may properly come before the Meeting or any adjournments thereof.

         All shares represented by valid proxies, unless the stockholder otherwise specifies, will be voted: (1) FOR the Issuance; (2) FOR the Name Change; (3) FOR the Increase; (4) FOR the Plan Amendment; (5) FOR each of the nominated directors; and (6) at the discretion of the proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

         Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. A proxy may be revoked by providing written notice of such revocation to our stock transfer agent, ChaseMellon Shareholder Services, 2323 Bryan Street, Suite 2300, Dallas, Texas 75201,
Attention: David Cary, which notice must be received by December 12, 2000. If notice of revocation is not received before December 12, 2000, a stockholder may nevertheless revoke a proxy by attending the Meeting and voting in person; however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain from the record holder a proxy issued in your name.

                               SUMMARY TERM SHEET

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT WITH RESPECT TO PROPOSAL NO. 1 REGARDING THE ISSUANCE OF SHARES OF INTELLICALL COMMON STOCK AND OPTIONS TO PURCHASE INTELLICALL COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, AS AMENDED, BY AND AMONG INTELLICALL, WIRELESS WEBCONNECT!, INC. AND A WHOLLY-OWNED SUBSIDIARY OF INTELLICALL. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE ISSUANCE FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE HAVE REFERRED YOU TO, INCLUDING THE AGREEMENT AND PLAN OF MERGER WHICH IS ATTACHED HERETO AS APPENDIX A AND AMENDMENT NO. 1 TO THE MERGER AGREEMENT WHICH IS ATTACHED HERETO AS APPENDIX B (THE "MERGER AGREEMENT AMENDMENT"). SEE "WHERE YOU CAN FIND MORE INFORMATION."

THE COMPANIES

INTELLICALL, INC.
2155 Chenault, Suite 410
Carrollton, Texas 75006
(972) 416-0022

         Intellicall designs and manufactures public access telecommunications systems. It is the intent of Intellicall to seek strategic alternatives to exit the pay phone business, including the sale of that business. Intellicall does not currently have an agreement to sell its pay phone business.

WIRELESS WEBCONNECT!, INC.
620 Lakeview Drive
Clearwater, Florida 33756
(727) 445-1500

         Wireless WebConnect!, Inc. is a reseller of high-speed, mobile wireless internet service for mobile professionals and secure wireless access to corporate computer networks through Virtual Private Networking, or VPN services.

WWC ACQUISITION, INC.

2155 Chenault, Suite 410
Carrollton, Texas 75006
(972) 416-0022

         WWC Acquisition, Inc. is a Florida corporation recently formed by Intellicall for use in the merger. This is the only business of WWC Acquisition, Inc.

RECORD DATE AND VOTING SECURITIES (PAGE 7)

         The record date for determining stockholders entitled to vote at the meeting is the close of business on November 6, 2000.

QUORUM AND VOTING (PAGE 7)

         The affirmative vote of a majority of the shares of Intellicall common stock present or represented by proxy at the Meeting, assuming a quorum is present, is required to approve the issuance of shares of Intellicall Common Stock and options to purchase Intellicall Common Stock with respect to the merger.

         At the Intellicall annual meeting, Intellicall stockholders will be asked to:

         -        APPROVE THE ISSUANCE OF INTELLICALL COMMON STOCK AND
                  OPTIONS TO PURCHASE INTELLICALL COMMON STOCK IN CONNECTION WITH THE MERGER WITH WIRELESS WEBCONNECT!, INC.;
         - APPROVE THE AMENDMENT TO INTELLICALL'S CERTIFICATE OF INCORPORATION TO CHANGE ITS NAME TO WIRELESS WEBCONNECT!, INC.;
         - APPROVE THE AMENDMENT TO INTELLICALL'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 60 MILLION;
         -        AMEND INTELLICALL'S 1991 STOCK OPTION PLAN; AND
         -        ELECT EIGHT (8)  MEMBERS TO THE INTELLICALL BOARD OF
                  DIRECTORS.

DISSENTERS' RIGHTS (PAGE 7)

         Under Delaware law, the Intellicall stockholders do not have any right to an appraisal of the value of their shares in connection with the issuance of shares and options in the merger.


THE MERGER (PAGE 9)

         The Merger Agreement is attached as APPENDIX A and the Merger Agreement Amendment is attached as APPENDIX B to this Proxy Statement. We encourage you to read the Merger Agreement, as amended, which is the legal document that governs the merger.

REASONS FOR THE MERGER (PAGE 11)

         The Intellicall board believes that the issuance of Intellicall Common Stock in exchange for the WWC common stock is in the best interests of Intellicall and its stockholders. In reaching its decision to approve the issuance, the Intellicall board considered a number of factors including the following:

         - THE MERGER WILL PLACE INTELLICALL IN THE WIRELESS INTERNET MARKET, WHICH REPRESENTS SUBSTANTIAL GROWTH OPPORTUNITIES.
         - THE COMBINED EXPERIENCE AND FINANCIAL RESOURCES WILL ALLOW FOR RAPID SALES DEPLOYMENT AND EXPANSION OF THE CUSTOMER BASE OF WWC.
         - OPPORTUNITIES WILL BE CREATED WITH THE EXPANSION OF THE CUSTOMER BASE TO BRING A BROADER RANGE OF SERVICE AND VALUE ADDED PRODUCT.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AGREEMENT (PAGE 12)

         Some of Intellicalls directors and officers have interests in the Issuance that are different from, or are in addition to, their interests as stockholders in Intellicall. The members of the Board knew about these additional interests, and considered them, when they approved the Merger Agreement. These interests include provisions in the Merger Agreement regarding directors' and officers' indemnification and employment agreements, issuances of options and cash bonuses upon completion of the merger.

ACCOUNTING TREATMENT (PAGE 12)

         The business combination will be considered a "reverse acquisition" and will be accounted for under the provisions of Accounting Principles Board Opinion Number 16 ("APB 16"), Accounting for Business Combinations as a purchase business combination. WWC will be considered the "accounting acquirer" and Intellicall will be considered the "legal acquirer" since the former WWC shareholders will control Intellicall through their holdings of approximately 56% of the combined outstanding shares of Intellicall Common Stock, will have control over the Board of Directors of Intellicall and after the merger is effective the former employees of WWC who become employees of Intellicall will be eligible to receive options to acquire in the aggregate
1.5 million additional shares of Intellicall Common Stock. If Intellicall's remaining business operations are sold prior to the combination or if a decision is made to discontinue such operations, the combination would be accounted for as an acquisition of assets (primarily cash) rather than of a business and no goodwill would be recorded.

U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGE 12)

         The merger is structured as a tax-free reorganization so that neither Intellicall, the stockholders of Intellicall or Wireless WebConnect!, Inc.

will recognize any gain or loss for federal income tax purposes in the merger. The merger is conditioned on receipt of a legal opinion from Intellicall's counsel stating that the merger is a tax-free reorganization.

CONVERSION OF SHARES--EXCHANGE RATIO (PAGE 14)

         When the merger closes, each Wireless WebConnect!, Inc., common shareholder will receive 1,642.642 shares of Intellicall common stock in exchange for each share of Wireless WebConnect!, Inc. common stock. Calculated at the market price of Intellicall common stock as of the close of business on August 28, 2000 of $.8125 per share, the Wireless WebConnect!, Inc. shareholders will receive an aggregate of approximately $13,346,466 worth of Intellicall common stock. Each holder otherwise entitled to receive fractional shares will have the fractional share rounded up to the next whole share.

         Intellicall will issue approximately 16,426,420 shares of Intellicall Common Stock to Wireless WebConnect!, Inc. shareholders in the merger. These shares will represent approximately 56% of the outstanding Intellicall Common Stock after the merger. This information is based on the number of shares of Intellicall and Wireless WebConnect!, Inc. common stock outstanding on August 28, 2000, and does not take into account shares issuable upon the exercise of stock options, warrants or convertible securities.

CONDITIONS PRECEDENT TO THE MERGER (PAGE 18)

         The completion of the merger depends upon meeting or waiver of a number of conditions, including the following:

         -        OBTAINING THE APPROVAL OF THE STOCKHOLDERS OF  INTELLICALL;
         - OBTAINING THE APPROVAL OF THE COMMON STOCK FOR LISTING ON THE AMERICAN STOCK EXCHANGE;
         -        OBTAINING ANY GOVERNMENTAL OR REGULATORY
                  NOTICES OR APPROVALS; AND

         - THE ABSENCE OF ANY GOVERNMENTAL ACTIONS OR INJUNCTION WHICH HAVE THE EFFECT OF PROHIBITING CONSUMMATION OF THE MERGER.

         Certain of the conditions to the merger may be waived by the company entitled to assert the condition.

TERMINATION OF THE MERGER AGREEMENT (PAGE 20)

         Either Intellicall or Wireless WebConnect!, Inc. can terminate the merger agreement if both companies agree or if any of the following occurs:

         - A MATERIAL BREACH OF A REPRESENTATION, WARRANTY OR COVENANT OF EITHER INTELLICALL OR WIRELESS WEBCONNECT!, INC.;
         - IF EITHER BOARD OF DIRECTORS HAVE WITHDRAWN, MODIFIED OR CHANGED ITS APPROVAL OR RECOMMENDATION OF THE ISSUANCE OF COMMON STOCK;
         - IF THE DOCUMENTS OR FINANCIAL STATEMENTS REQUIRED TO BE DELIVERED BY EITHER ONE ARE NOT REASONABLY SATISFACTORY; OR
         - THE MERGER IS NOT CONSUMMATED ON OR BEFORE THE OUTSIDE DATE (AS DEFINED IN THE MERGER AGREEMENT, AND WHICH IS DECEMBER 31, 2000 AS OF THE DATE OF THIS PROXY STATEMENT).

         Additionally, Intellicall has the right to terminate if the issuance of Intellicall Common Stock or the increase in the authorized shares of Intellicall Common Stock are not approved by the Intellicall stockholders.

LISTING OF INTELLICALL COMMON STOCK

         Intellicall Common Stock is currently listed on the American Stock Exchange. Intellicall intends to list the shares of its common stock to be issued in the merger on the American Stock Exchange.

SELECTED HISTORICAL FINANCIAL INFORMATION  (PAGES 26 and 44)

         Intellicall and Wireless WebConnect!, Inc. are providing certain selected financial information to assist you in your analysis of the merger. This information is only a summary and you should read it in conjunction with the historical financial statements of Intellicall and the related notes contained in the Annual Report on Form 10-K/A accompanying this Proxy Statement. This summary information should also be read in conjunction with the historical financial statements of Wireless WebConnect!, Inc. and the related notes thereto contained in this document. Results of operations for unaudited interim periods are not necessarily indicative of the results that may occur for any other interim period or any annual period.


                                TABLE OF CONTENTS



SUMMARY TERM SHEET.......................................................................2

RECORD DATE AND VOTING SECURITIES........................................................7

QUORUM AND VOTING........................................................................7

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS...............................7

PROPOSAL NO. 1 APPROVAL OF THE MERGER AGREEMENT..........................................8

THE MERGER...............................................................................9
  History of the Merger..................................................................9
  Reasons For The Merger................................................................11
  Interest Of Certain Persons In The Merger Agreement...................................12
  Accounting Treatment Of The Merger....................................................12
  Regulatory Approvals..................................................................12
  Certain Federal Income Tax Consequences...............................................12

SUMMARY OF THE MERGER AGREEMENT.........................................................13
  The Merger............................................................................14
  Effective Time Of The Merger..........................................................14
  Conversion Of Shares -- Exchange Ratio................................................14
  Creation Of Escrow....................................................................14
  Representations And Warranties........................................................15
  Other Agreements And Covenants........................................................16
ASSETS, LIABILITIES, BUSINESS OR PROSPECTS..............................................18
  Closing And Closing Date..............................................................18
  Conditions Precedent..................................................................18
  Registration Rights...................................................................19
  Indemnification.......................................................................19
  Appointment Of Directors..............................................................20
  Termination...........................................................................20

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND BALANCE SHEET
OF THE SURVIVING CORPORATION............................................................21

Proforma Combined Condensed Statement of Operations for the Six Months
  Ended June 30, 2000...................................................................21

Proforma Combined Condensed Statement of Operations for the Year Ended
  December 31, 1999.....................................................................22

Proforma Combined Balance Sheet for the Six Months Ended June 30, 2000..................23

Notes to Pro Forma Consolidated Statements of Operations and Balance Sheet..............24

COMPARATIVE PER SHARE DATA..............................................................25
  Per Share Common Stock Data...........................................................25

DESCRIPTION OF INTELLICALL..............................................................26
  Selected Historical Financial Information of Intellicall..............................26
  Six Months Ended June 30, 2000 Compared with Six Months Ended June 30, 1999...........26
  Liquidity and Capital Resources.......................................................30
  Changes in Certifying Accountant......................................................33
  Intellicall Management................................................................34
  Section 16(a) Beneficial Ownership Reporting Compliance...............................35
  Committees and Meetings of the Board of Directors.....................................35
  Compensation Committee Interlock, and Insider Participation...........................36

ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION............................................................................36
  CEO Compensation......................................................................37
  Executive Compensation................................................................37
  Option Grants in Last Fiscal Year.....................................................38
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.....38
  Director Compensation.................................................................39
  Indemnification Arrangements..........................................................39
  1991 Stock Option Plan................................................................39
  Stock Performance Chart...............................................................40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
INTELLICALL.............................................................................41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF INTELLICALL...........................43

DESCRIPTION OF WIRELESS WEBCONNECT!, INC................................................44

SELECTED HISTORICAL FINANCIAL DATA OF WWC...............................................44

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS OF WIRELESS WEBCONNECT!, INC.................................................46
  Overview..............................................................................46
  Six months ended June 30, 1999 Compared to the six months ended December 30, 2000.....46
  Year Ended December 31, 1999 Compared to Year Ended December 31, 1998.................46
  Year ended December 31, 1998 Compared to Year Ended December 31, 1997.................47
  Liquidity and Capital Resources.......................................................47
  Market Price, Dividends and Stockholder Matters.......................................47

PROPOSAL NO. 2 AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE
NAME TO WIRELESS WEBCONNECT!, INC.......................................................48

PROPOSAL NO. 3 AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.........................................48

PROPOSAL NO. 4 AMENDMENT OF THE PLAN....................................................49
  General...............................................................................49
  The Amendment.........................................................................50
  Administration of the 1991 Plan.......................................................50
  Eligibility...........................................................................50
  Grant, Term, and Restrictions on Awards...............................................50
  Purchase Price for Incentive Options..................................................51
  Termination of Awards.................................................................51
  Certain Events........................................................................52

                                              6

  Amendments............................................................................52
  Options Granted in 1999...............................................................52
  Federal Income Tax Consequences.......................................................53

PROPOSAL NO. 5 ELECTION OF DIRECTORS....................................................54

WHERE YOU CAN FIND MORE INFORMATION.....................................................56

STOCKHOLDER PROPOSALS...................................................................56

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS........................................56

OTHER BUSINESS..........................................................................56

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.......................................56

MISCELLANEOUS...........................................................................56

INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES........................F-1

AGREEMENT AND PLAN OF MERGER...........................................................A-1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER........................................B-1

INTELLICALL, INC. 1991 STOCK OPTION PLAN...............................................C-1

AUDIT COMMITTE CHARTER.................................................................D-1


                        RECORD DATE AND VOTING SECURITIES

         The record date for determining the stockholders entitled to vote at the Meeting is the close of business on November 6, 2000 (the "Record Date"), at which time we had issued and outstanding [13,081,889] shares of Common Stock. Common Stock is our only class of outstanding voting securities.

                                QUORUM AND VOTING

         The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in such holder's name.

         Nominees, such as banks and brokers (hereinafter referred to as "brokers") who hold shares in street name, have the discretionary authority to vote on certain routine matters on which they have not received instructions from beneficial owners. However, brokers do not have discretionary authority and may not vote shares held for customers on approval of certain other matters without specific instructions from such customers. "Broker non-votes" on any such proposal (where a broker submits a proxy but does not have discretionary authority to vote a customer's shares on such proposal) will not be included in the vote totals on that proposal.

         The approval of the Issuance with respect to the merger requires the affirmative vote of a majority of the shares of Intellicall Common Stock represented in person or by proxy at the Meeting, entitled to vote thereon,
provided a quorum is present.   Brokers do not have discretionary authority
to vote on the Issuance. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum but will have the same effect as a vote against such proposal.

         The approval of the Name Change and the Increase each require the affirmative vote of a majority of the shares of Intellicall Common Stock issued and outstanding and entitled to vote thereon, provided a quorum is present. Brokers have discretionary authority to vote on the Name Change and the Increase. Abstentions on such proposal may be specified and will be counted as shares present for purposes of determining a quorum but will have the same effect as a vote against such proposal.

         The approval of the Plan Amendment requires the affirmative vote of a majority of the shares of Intellicall Common Stock represented in person or by proxy at the Meeting, entitled to vote thereon, provided a quorum is present. Brokers do not have discretionary authority to vote on the Plan Amendment. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum but will have the same effect as a vote against such proposal.

         The election of a nominee to serve as a director requires the affirmative vote of a plurality of the shares of Intellicall Common Stock represented in person or by proxy at the Meeting, entitled to vote thereon, provided a quorum is present. Votes may be cast in favor or withheld with respect to each nominee. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such proposal and, therefore, will not affect the outcome of the vote on this proposal. Brokers have discretionary authority to vote for nominees.

         The holders of Intellicall Common Stock are not entitled to dissenters' appraisal rights under the DGCL with respect to any of the proposals set forth in this Proxy Statement.

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD-LOOKING STATEMENTS


         This Proxy Statement and the documents incorporated by reference into this Proxy Statement contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Intellicall's and WWC's financial condition, results of operations and business, and on the expected impact of the merger on Intellicall's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

                                 PROPOSAL NO. 1
                      APPROVAL OF ISSUANCE OF COMMON STOCK

         On August 29, 2000, Intellicall, WWC and WWC Acquisition, Inc., a wholly-owned subsidiary of Intellicall ("Merger Sub") entered into the Merger Agreement, whereby Merger Sub will merge with and into WWC. WWC will survive the merger and will be a wholly-owned subsidiary of Intellicall. Holders of WWC Common Stock will be entitled to receive shares of Intellicall Common Stock in the merger. Intellicall will issue an aggregate of 16,426,420 shares of Common Stock to the holders, who will then own collectively approximately 56% of the issued and outstanding shares of Common Stock. Based on that price per share, the value of the transaction is approximately $13.3 million. In addition, after the merger is closed, Intellicall has agreed that the former WWC employees who become Intellicall employees will be eligible to receive options to purchase an aggregate of 1.5 million shares of Common Stock (the "Options"). On August 28, 2000, the last trading day before the Merger Agreement was signed, the closing price per share of Common Stock was $0.8125.

         The Issuance, which includes the issuance of the shares of Common Stock in connection with the merger and the related options, is subject to the approval of the stockholders of Intellicall.

         This section of the Proxy Statement describes aspects of the Merger Agreement and the proposed merger. The discussion of the merger in this document and the discussion of the principal terms of the Merger Agreement are qualified in their entirety by the terms of the Merger Agreement and the Merger Agreement Amendment, copies of which are attached to this Proxy Statement in APPENDIX A and APPENDIX B, respectively. All references to the Merger Agreement are deemed to include the Merger Agreement Amendment. Capitalized terms used and not otherwise defined in this portion of the Proxy Statement have the respective meaning ascribed to such terms in the Merger Agreement.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ISSUANCE.

                                   THE MERGER


HISTORY OF THE MERGER

         On or about July 11, 2000, Houlihan Lokey Howard & Zukin contacted John McDonald, President and Chief Executive Officer of Intellicall, relating to an opportunity in the wireless Internet area. During this call, Mr. McDonald received a brief history of WWC and its current activities and business plan. The Chief Executive Officer of WWC, G.T. Finn, contacted Mr. McDonald the following day, and invited him to visit WWC to determine if there was any interest in a possible strategic relationship.

         Mr. McDonald determined there was value in at least having an introductory meeting to better understand WWC's business model and determine if there could be a future strategic fit. Mr. McDonald discussed this with Bill Hunt, Intellicall's Chairman of the Board of Directors (the "Board"), and both agreed to meet with WWC on July 18, 2000, in San Jose, California. Messrs. McDonald and Hunt visited WWC and also met with the network service provider, Metricom, Inc., for which WWC is a reseller. Both concluded this was a very interesting business model, and would keep it in mind as Intellicall moved ahead with its strategic realignment. In attendance at the meeting were Mr. G.T. Finn, Mike Campbell, Sr. Vice President of WWC, Bob Cefoil of RC&A Group, investment banker for WWC, and Tracy Albert from Houlihan Lokey, investment banker for Intellicall.

         On the afternoon of July 20, 2000, Mr. McDonald called a special telephonic board meeting to inform the Board of the inquiry regarding WWC and subsequent introductory meeting with WWC. The Board agreed that Intellicall should aggressively pursue additional discussions with WWC to determine if an opportunity existed.

         During the period from July 20 through July 25, 2000, Intellicall performed preliminary due diligence with respect to WWC and Metricom, and participated in several telephone conversations and exchanged informational material with the companies. Toward the end of this period, the Board discussed a strategic relationship, including the possibility of a merger. The parties also discussed in general terms, how a merger would be structured. During these discussions, it was agreed that the parties should immediately meet to discuss details of a merger. All parties agreed to meet at Intellicall's offices on July 26, 2000.

         Attending the July 26, 2000 meeting were Mr. Finn, Mr. Campbell, Philip Jepsen, Vice President Operations for WWC, Mr. Cefoil, Mr. McDonald, Mr. Hunt, Mr. Boyd, Chief Financial Officer of Intellicall, and Mr. Albert. At this meeting the parties continued their discussion relating to a merger. The parties reached general agreement on a structure for the merger; as well as discussed operational and sales plans and other possible strategic opportunities. At the close of the meeting, all parties agreed there were compelling reasons to proceed and agreed to begin developing a definitive agreement. The parties also agreed to begin to exchange initial due diligence material.

         On August 1, 2000 the parties met at Intellicall's offices to finalize several matters relating to the structure of the merger and a more definitive agreement. In attendance were Mr. Campbell, Steven Hayes, attorney for WWC, Mr. Cefoil, Mr. McDonald, Mr. Hunt, Mr. Boyd, Richard Dahlson, attorney for Intellicall, and Mr. Albert. Valuation, organization, operating, financial, sales and other matters were discussed. General agreement was reached on all matters relating to the structure of the merger and definitive agreement. It was agreed the parties would immediately complete development of a merger agreement and continue the exchange of due diligence material.

         From August 2 through August 23, 2000, negotiations continued with respect to the merger agreement and due diligence continued. On August 23, 2000, the merger agreement was essentially complete and was sent to the Board members for review, comments and questions.

         On August 29, 2000 a special telephonic board meeting was held. At this meeting the Board unanimously voted to approve the Merger Agreement and the transactions contemplated thereby and recommended that the Issuance be submitted to the stockholders for vote. The Merger Agreement was executed by the parties on August 29, 2000.

REASONS FOR THE MERGER

         Intellicall's business plan has been to initiate a strategic move to create opportunity for growth. This was necessary due to the rapid decline in Intellicall's traditional business. A primary focus of Intellicall's strategy was to enter into a business field with sustained growth potential. The Board has determined that the terms of the Merger Agreement are fair to and in the best interests of Intellicall and its stockholders. Several potential benefits were identified in reaching this decision.

         - THE MERGER WILL PLACE INTELLICALL IN THE WIRELESS INTERNET MARKET, WHICH REPRESENTS SUBSTANTIAL GROWTH OPPORTUNITIES.
         - THE COMBINED EXPERIENCE AND FINANCIAL RESOURCES WILL ALLOW FOR RAPID SALES DEPLOYMENT AND EXPANSION OF THE CUSTOMER BASE OF WWC.
         -        WITH THE EXPANSION OF THE CUSTOMER BASE, INTELLICALL
                  EXPECTS OPPORTUNITIES WILL BE CREATED TO BRING A BROADER RANGE OF SERVICE AND VALUE ADDED PRODUCT. INTELLICALL INTENDS THIS WILL BE ACCOMPLISHED VIA STRATEGIC PARTNERSHIPS AND ACQUISITIONS.

         It is recognized that the potential benefits of the merger may not be realized, and that there are certain risks associated with any acquisition and merger including:

                  - difficulty of assimilating acquired operations and personnel of the companies;

                  - Potential disruption of business as a result of customer or employee uncertainty; and

                  - Possibility the merger may not be completed and the public's negative response.


INTERESTS OF CERTAIN PERSONS IN THE MERGER AGREEMENT

         Some of Intellicalls directors and officers have interests in the Issuance that are different from, or are in addition to, their interests as stockholders in Intellicall. The members of the Board knew about these additional interests, and considered them, when they approved the Merger Agreement. These interests include provisions in the Merger Agreement regarding directors' and officers' indemnification and employment agreements, issuances of options and cash bonuses upon completion of the merger.

ACCOUNTING TREATMENT OF THE MERGER

         The business combination will be considered a "reverse acquisition" and will be accounted for under the provisions of Accounting Principles Board Opinion Number 16 ("APB 16"), Accounting for Business Combinations as a purchase business combination. WWC will be considered the "accounting acquirer" and Intellicall will be considered the "legal acquirer" since the former WWC shareholders will control Intellicall through their holdings of approximately 56% of the combined outstanding shares of Intellicall Common Stock, will have control over the Board of Directors of Intellicall and after the Merger is effective the former employees of WWC who become employees of Intellicall will be eligible to receive options to acquire in the aggregate
1.5 million additional shares of Intellicall Common Stock. If Intellicall's remaining business operations are sold prior to the combination or if a decision is made to discontinue such operations, the combination would be accounted for as an acquisition of assets (primarily cash) rather than of a business and no goodwill would be recorded.

REGULATORY APPROVALS

         At any time before or after the completion of the merger, the Antitrust Division of the Justice Department, the Federal Trade Commission or another third party could seek to enjoin or rescind the merger on antitrust grounds. In addition, at any time before or after the completion of the merger, any state could take action under state antitrust laws that it deems necessary or desirable in the public interest. We believe that the merger will not violate any antitrust laws, that no federal or state regulatory requirements must be complied with and that no federal or state regulatory approval must be obtained in connection with the merger. However, we cannot assure you that there will be no challenge to the merger on antitrust grounds, or if such a challenge is made, what the result will be.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain federal income tax consequences of the merger, based on the Internal Revenue Code of 1986, as amended (the "Code"), the corresponding Treasury Regulations, administrative rulings and court decisions, all as in effect as of the date of this Proxy Statement and all of which are subject to change at any time, possibly with retroactive effect. This summary does not address any applicable foreign, state or local laws.

         The merger is intended to qualify as a tax-free reorganization under
Section 368 of the Code, with the following consequences:

         - NEITHER INTELLICALL NOR ITS STOCKHOLDERS WILL RECOGNIZE GAIN OR LOSS FOR FEDERAL INCOME TAX PURPOSES SOLELY AS A RESULT OF THE MERGER;
         - WWC WILL NOT RECOGNIZE GAIN OR LOSS SOLELY AS A RESULT OF THE MERGER; AND
         - THE PARTIES ARE NOT REQUESTING A RULING FROM THE INTERNAL REVENUE SERVICE IN CONNECTION WITH THE MERGER. IT IS A CONDITION TO INTELLICALL'S OBLIGATIONS UNDER THE MERGER AGREEMENT TO DELIVER A LEGAL OPINION FROM ITS COUNSEL, CONFIRMING THAT, BASED ON CERTAIN ASSUMPTIONS AND SUBJECT TO CERTAIN QUALIFICATIONS, THE MERGER WILL CONSTITUTE A REORGANIZATION WITHIN THE MEANING OF SECTION 368(a) OF THE CODE.

                         SUMMARY OF THE MERGER AGREEMENT

         The following is a brief summary of certain provisions of the Merger Agreement and the Merger Agreement Amendment, copies of which are attached as APPENDIX A and APPENDIX B, respectively, to this Proxy Statement. The summary is qualified in its entirety by the terms of the Merger Agreement and the Merger Agreement Amendment. Capitalized terms used and not otherwise defined in this portion of this Proxy Statement have the respective meanings ascribed to such terms in the Merger Agreement.

THE MERGER

         According to the terms of the Merger Agreement, at the effective time of the merger, a wholly owned subsidiary of Intellicall, WWC
Acquisition, Inc. ("Merger Sub"), will be merged with WWC. WWC will be the surviving corporation and will become a wholly owned subsidiary of Intellicall.

EFFECTIVE TIME OF THE MERGER

         The closing of the transactions contemplated by the Merger Agreement will take place as soon as practicable after the date of the Merger Agreement. The closing cannot take place until after the stockholders of Intellicall approve the merger. See "The Merger Agreement -- Conditions to the Obligations of the Company, Parent and Merger Sub" for a description of the conditions that Intellicall, Merger Sub and WWC must satisfy prior to completion of the merger.

         As soon as practicable after the closing, a plan of merger will be filed with the Secretary of State of the State of Florida, as provided in the Florida Business Corporation Act. The time at which the plan of merger is filed in Florida is referred to as the "effective time" of the merger.


CONVERSION OF SHARES -- EXCHANGE RATIO

         Intellicall will issue a total of 16,426,420 shares of Common Stock in the merger. As a result of the merger, each share of WWC's Common Stock will be automatically converted into 1,642.642 shares of Common Stock (the "Exchange Ratio"). The Exchange Ratio is based on 10,000 shares of WWC Common Stock outstanding at the time of the merger. After the merger is completed, former holders of WWC Common Stock will own approximately 56% of Intellicall's issued and outstanding Common Stock and after the merger is effective the former employees of WWC who become employees of Intellicall will be eligible to receive options to acquire in the aggregate an additional
1.5 million shares of Common Stock. The Common Stock is not entitled to preemptive rights.

CREATION OF ESCROW

         The WWC stockholders have authorized the creation of an escrow with respect to indemnification matters. At the closing of the merger, 1,642,642 (10%) of the 16,426,420 shares of Common Stock to be issued to the WWC stockholders will be placed in escrow. The Escrow Agreement will govern the terms under which shares of Common Stock issued to WWC stockholders in the merger may be returned to Intellicall in the event of certain breaches of representations and warranties by WWC and the WWC stockholders.

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains certain representations and warranties by WWC relating to, among other things:

         -        ORGANIZATION, AUTHORITY AND OWNERSHIP;
         - THE ABSENCE OF A BREACH OR ANY VIOLATIONS OF WWC'S ARTICLES OF INCORPORATION, BYLAWS, AGREEMENTS AND APPLICABLE LAW;
         -        CONSENTS AND APPROVALS;
         -        CAPITALIZATION;
         -        FINANCIAL STATEMENTS, ASSETS, LIABILITIES AND OBLIGATIONS;
         -        ABSENCE OF CERTAIN CHANGES OR EVENTS;
         -        ABSENCE OF UNDISCLOSED LIABILITIES;
         -        COMPLIANCE WITH LAWS;
         -        TAXES;
         -        ABSENCE OF LITIGATION;
         -        TITLE TO PROPERTY, INCLUDING REAL AND PERSONAL PROPERTY;
         -        INTELLECTUAL PROPERTY;
         -        EMPLOYEE BENEFIT PLANS;
         -        MATERIAL CONTRACTS AND AGREEMENTS;
         -        LABOR MATTERS;
         -        ENVIRONMENTAL MATTERS;
         -        INSURANCE;
         -        VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT;
         -        CERTAIN BUSINESS PRACTICES;
         -        CUSTOMERS AND SUPPLIERS;
         -        BANK ACCOUNTS;
         -        YEAR 2000 ISSUES;
         -        ACCURACY OF THE INFORMATION IN THE PROXY STATEMENT; AND
         -        BROKERS AND FINDERS.

         The Merger Agreement contains certain representations and warranties by the shareholders of WWC relating to, among other things:

         -        AUTHORITY AND THEIR OWNERSHIP OF WWC COMMON STOCK;
         - THE ABSENCE OF A BREACH OR OF VIOLATIONS OF ANY ORGANIZATIONAL DOCUMENT OR APPLICABLE LAW;
         -        CONSENTS AND APPROVALS;
         -        BROKERS AND FINDERS; AND
         -        REPRESENTATION THAT THE INVESTMENT IS EXEMPT FROM
                  REGISTRATION.

         The Merger Agreement contains certain representations and warranties by Intellicall and Merger Sub relating to, among other things:

         -        ORGANIZATION AND AUTHORITY;
         - THE ABSENCE OF A BREACH OR OF VIOLATIONS OF EITHER INTELLICALL'S CERTIFICATE OF INCORPORATION OR MERGER SUB'S ARTICLES OF INCORPORATION, BYLAWS, AGREEMENTS AND APPLICABLE LAW;
         -        CONSENTS AND APPROVALS;
         -        CAPITALIZATION;
         -        SEC REPORTS AND FINANCIAL STATEMENTS;
         -        ABSENCE OF CERTAIN CHANGES;
         -        TITLE TO PROPERTY;
         -        BROKERS;
         -        EMPLOYEE BENEFIT PLANS;
         -        LABOR MATTERS; AND
         -        ENVIRONMENTAL MATTERS.

OTHER AGREEMENTS AND COVENANTS

         Intellicall and WWC have agreed that prior to the closing of the merger each of them will, among other things:

         -        USE ITS BEST EFFORTS TO CAUSE THE CONSUMMATION OF THE MERGER;
         -        OPERATE ITS BUSINESS IN THE USUAL AND ORDINARY COURSE;
         - USE ALL REASONABLE EFFORTS TO PRESERVE SUBSTANTIALLY INTACT ITS BUSINESS ORGANIZATION AND KEEP ITS MATERIAL PROPERTIES IN AS GOOD REPAIR AND CONDITION AS AT PRESENT;
         - PROVIDE REASONABLE ACCESS TO EACH OTHER TO ALL OFFICES, FACILITIES AND BOOKS;
         - USE ITS BEST EFFORTS TO SECURE ALL NECESSARY APPROVALS AND CONSENTS OF THIRD PARTIES TO THE MERGER AGREEMENT;
         - DELIVER ITS DISCLOSURE SCHEDULE AND ALL DILIGENCE MATERIALS ON OR PRIOR TO THE FIFTH BUSINESS DAY FOLLOWING THE DATE OF THE MERGER AGREEMENT;
         - NOT ADOPT ANY AMENDMENTS TO ITS ORGANIZATIONAL DOCUMENTS ALTERING THE TERMS OF THE COMMON STOCK OR ADVERSELY IMPACTING THE

                  CONSUMMATION OF THE MERGER;
         - NOT DECLARE, SET ASIDE OR PAY ANY DIVIDEND OR OTHER DISTRIBUTION IN RESPECT OF ITS CAPITAL STOCK, REDEEM OR OTHERWISE ACQUIRE ANY OF ITS SECURITIES;
         - NOT ISSUE, SELL, DELIVER OR AGREE OR COMMIT TO DO SO WITH RESPECT TO ANY STOCK OF ANY CLASS OR AMEND ANY OF THE TERMS OF SUCH SECURITIES OR AGREEMENTS CONTRARY TO THE MERGER AGREEMENT;
         -        NOT ACQUIRE, SELL, LEASE OR DISPOSE OF ANY MATERIAL ASSETS;
         -        NOT CREATE, INCUR OR ASSUME ANY MATERIAL LONG-TERM DEBT;
         - NOT MORTGAGE, PLEDGE OR SUBJECT ANY OF ITS MATERIAL PROPERTIES OR ASSETS TO ANY LIEN, LEASE SECURITY INTEREST OR OTHER ENCUMBRANCE;
         -        NOT INCREASE THE OFFICER OR DIRECTOR COMPENSATION TABLE;
         - NOT EFFECT ANY REORGANIZATION OR RECAPITALIZATION OR SPLIT, COMBINE OR CLASSIFY ANY OF ITS CAPITAL STOCK;
         -        NOT CHANGE ANY OF ITS ACCOUNTING METHODS;
         - NOT TAKE, OR AGREE IN WRITING OR OTHERWISE TAKE ANY ACTIONS THAT WOULD MAKE ANY REPRESENTATION OR WARRANTY UNTRUE, BE INCONSISTENT WITH THE MERGER AGREEMENT, OR RESULT IN ANY OF THE CONDITIONS OF THE MERGER AGREEMENT NOT BEING SATISFIED;
         - NOT TAKE ANY ACTION THAT WOULD CAUSE THE MERGER TO FAIL TO QUALIFY AS A TAX FREE REORGANIZATION UNDER THE CODE; AND
         - NOT AGREE OR COMMIT TO TAKE ANY ACTION PROHIBITED BY THE MERGER AGREEMENT.

         Intellicall agreed that prior to the closing of the merger it will, among other things:

         - USE ITS BEST EFFORTS TO OBTAIN THE APPROVAL OF THE AMEX FOR THE LISTING OF THE COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER; AND
         - TAKE ALL ACTION NECESSARY TO CAUSE THE NUMBER OF MEMBERS CONSTITUTING THE WHOLE BOARD OF DIRECTORS TO BE SEVEN AND TO ELECT G.T. FINN, WILLIAM O. HUNT, JOHN MCDONALD, MIKE CAMPBELL, NEIL BYRNE AND THREE OTHER DESIGNEES AGREED TO IN WRITING BY INTELLICALL AND WWC.

WWC agreed that prior to the closing of the merger it will, among other things:

         - CONDUCT ITS BUSINESS ONLY IN THE ORDINARY COURSE CONSISTENT WITH PAST PRACTICE;
         - USE ITS REASONABLE BEST EFFORTS TO PRESERVE ITS BUSINESS AND RETAIN ITS CUSTOMERS, SUPPLIERS, CREDITORS, OFFICERS AND EMPLOYEES;
         - PERMIT INTELLICALL TO HAVE FULL ACCESS TO THE BUSINESS AND ASSETS OF WWC; AND
         -        NOTIFY INTELLICALL OF ANY MATERIAL CHANGE IN ITS CONDITION,
                  OPERATIONS,

                  ASSETS, LIABILITIES, BUSINESS OR PROSPECTS.

WWC agreed that prior to the closing of the merger it will not, among other things:

         - MAKE CERTAIN CHANGES IN EMPLOYEE COMPENSATION, POLICIES AND BENEFIT PLANS;
         - CANCEL OR MODIFY ANY CONTRACT WITHOUT INTELLICALL'S CONSENT EXCEPT IN THE ORDINARY COURSE OF BUSINESS;
         - INCUR INDEBTEDNESS OTHER THAN IN THE ORDINARY COURSE OF BUSINESS, ACQUIRE OR DISPOSE OF CERTAIN ASSETS, PREPAY OR DISCHARGE INDEBTEDNESS, DISCHARGE OR SATISFY CERTAIN LIENS OR PAY OR PERFORM CERTAIN LIABILITIES;
         - ENTER INTO ANY MORTGAGES OR PERMIT ANY LIENS EXCEPT IN THE ORDINARY COURSE OF BUSINESS;
         - PARTICIPATE IN NEGOTIATIONS WITH ANY THIRD PARTY REGARDING THE SALE OF WWC
         -        DECLARE OR PAY ANY DIVIDENDS;
         - MAKE ANY OFFERINGS, GRANTS OR ISSUANCES OF ITS CAPITAL STOCK OR OTHER SECURITIES;
         -        AMEND ITS ARTICLES OF INCORPORATION OR BYLAWS;
         - ADOPT A PLAN OR AGREEMENT OF LIQUIDATION, DISSOLUTION, MERGER, CONSOLIDATION, RESTRUCTURING, RECAPITALIZATION OR OTHER REORGANIZATION;
         - SPLIT, COMBINE, RECLASSIFY OR TAKE SIMILAR ACTION WITH RESPECT TO ITS CAPITAL STOCK; AND
         - CHANGE ANY TAX ELECTION OR TAKE ACTION THAT WOULD INCREASE ITS TAX LIABILITY OR REDUCE ITS TAX ASSETS.

CLOSING AND CLOSING DATE

         As soon as practicable after the satisfaction or waiver of the conditions in the Merger Agreement and prior to the filing of the certificate of merger and articles of merger, a closing will take place at the offices of Jackson Walker L.L.P, 901 Main Street, Suite 6000, Dallas, Texas or at such other location as the parties may agree in writing. The date on which the closing occurs is referred to as the "Closing Date."


CONDITIONS PRECEDENT

         Intellicall's and WWC's obligations under the Merger Agreement are subject, among other things, to the following:

         - OBTAINING APPROVAL OF THE STOCKHOLDERS OF INTELLICALL FOR THE ISSUANCE OF THE COMMON STOCK;
         -        OBTAINING APPROVAL OF THE COMMON STOCK FOR LISTING ON THE
                  AMEX;
         -        OBTAINING ANY GOVERNMENTAL OR REGULATORY NOTICES OR APPROVALS;
                  AND
         -        THE ABSENCE OF ANY GOVERNMENTAL ACTIONS OR INJUNCTION (OR
                  THREAT OF AN

                  INJUNCTION) WHICH HAVE THE EFFECT OF PROHIBITING CONSUMMATION OF THE MERGER.

         In addition to the mutual conditions described above, Intellicall's and the Merger Sub's obligations under the Merger Agreement are subject to the following:

         - THE RECEIPT OF INTELLICALL AND MERGER SUB OF A CERTIFICATE OF THE PRESIDENT OR CHIEF FINANCIAL OFFICER OF WWC CERTIFYING THAT EACH OF THE REPRESENTATIONS AND WARRANTIES MADE BY WWC AND ITS SHAREHOLDERS IS TRUE AND CORRECT AS OF THE CLOSING DATE;
         - WWC AND ITS SHAREHOLDERS HAVE PERFORMED OR COMPLIED IN ALL MATERIAL RESPECTS WITH THE AGREEMENTS AND COVENANTS REQUIRED BY THIS MERGER AGREEMENT PRIOR TO THE CLOSING DATE, AND THE RECEIPT OF A CERTIFICATE OF THE PRESIDENT OR CHIEF FINANCIAL OFFICER OF WWC CERTIFYING THE PERFORMANCE; AND
         - THERE CANNOT HAVE BEEN ANY CHANGE THAT IS MATERIALLY ADVERSE TO THE FINANCIAL CONDITION, OPERATIONS OR CURRENT BUSINESS OF WWC.

         In addition to the mutual conditions described above, WWC's obligations under the Merger Agreement are subject to the following:

         - THE SHARES OF COMMON STOCK TO BE ISSUED UNDER THE MERGER AGREEMENT SHALL HAVE BEEN APPROVED FOR LISTING ON THE AMEX; AND
         - WWC SHALL HAVE RECEIVED A LEGAL OPINION FROM INTELLCALL'S TAX COUNSEL TO THE EFFECT THAT THE MERGER WILL CONSTITUTE A TAX FREE REORGANIZATION UNDER SECTION 368(a) OF THE CODE.

REGISTRATION RIGHTS

         Intellicall has agreed to grant certain piggyback registration rights to the stockholders of WWC receiving Common Stock in the merger. If Intellicall proposes to file a registration statement for any of the Common Stock (except in connection with employee benefit plans or a Rule 145 transaction), then the holders of the Common Stock issued in the merger may request Intellicall to register their shares on the same registration statement. In that event, Intellicall must use all reasonable efforts to do so, subject to certain limitations.

INDEMNIFICATION

         WWC's shareholders have jointly and severally agreed to indemnify Intellicall and Merger Sub and their respective directors, officers, agents, attorneys and affiliates harmless from and against among other things, all losses, claims and obligations, asserted against the indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of WWC or its shareholders contained in the Merger Agreement. The WWC shareholders' liability with respect to any such indemnification is limited to $3.7 million, except in the case of fraud.

APPOINTMENT OF DIRECTORS

         As part of the merger, Intellicall agreed to cause G.T. Finn, William O. Hunt, John McDonald, Mike Campbell, Neil Byrne and three other designees to be elected as Directors. Additionally, Intellicall agreed to take all action necessary to elect John McDonald as Chairman and Chief Executive Officer of Intellicall, G.T. Finn as President and Phil Boyd as Chief Financial Officer.

TERMINATION

         The Merger Agreement may be terminated by either Intellicall or WWC if the closing of the Merger Agreement has not occurred by December 31, 2000. Intellicall or WWC may terminate and abandon the Merger Agreement at any time prior to the closing, whether before or after the approval of stockholders of Intellicall and WWC by mutual written consent of duly authorized by each Board of Directors to the Merger Agreement.

         Intellicall may terminate upon:

         - A MATERIAL BREACH OF A REPRESENTATION, WARRANTY OR COVENANT OF THE WWC; OR
         - IF THE BOARD OF DIRECTORS HAVE WITHDRAWN, MODIFIED OR CHANGED ITS APPROVAL OR RECOMMENDATION OF THE ISSUANCE OF COMMON STOCK.

         Additionally, WWC may terminate the Merger Agreement if:

         - A MATERIAL BREACH OF A REPRESENTATION, WARRANTY OR COVENANT OF INTELLICALL; OR
         - IF THE BOARD OF DIRECTORS HAVE WITHDRAWN, MODIFIED OR CHANGED ITS APPROVAL OR RECOMMENDATION OF THE MERGER.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                      AND
                  BALANCE SHEET OF THE SURVIVING CORPORATION

         The following pro forma financial statements combine the historical information of Intellicall and WWC and the related pro forma adjustments to give effect to the merger which are based on estimates and assumptions explained in further detail in Note 1 to these statements. The pro forma statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 reflect the consolidated operations of Intellicall and WWC as if the merger had been consummated as of January 1, 1999. The pro forma balance sheet as of June 30, 2000 is presented as if the merger had been consummated on that date.

         The business combination will be considered a "reverse acquisition" and will be accounted for under the provisions of Accounting Principles Board Opinion Number 16 ("APB 16"), Accounting for Business Combinations as a purchase business combination. WWC will be considered the "accounting acquirer" and Intellicall will be considered the "legal acquirer" since the former WWC shareholders will control Intellicall through their holdings of approximately 56% of the combined outstanding shares of Intellicall Common Stock, will have control over the Board of Directors of Intellicall and after the Merger is effective the former employees of WWC who become employees of Intellicall will be eligible to receive options to acquire in the aggregate
1.5 million additional shares of Intellicall Common Stock. If Intellicall's remaining business operations are sold prior to the combination or if a decision is made to discontinue such operations, the combination would be accounted for as an acquisition of assets (primarily cash) rather than of a business and no goodwill would be recorded.

         The statements of operations and balance sheet are provided for comparative purposes only and should be read in conjunction with the historical consolidated financial statements of Intellicall included in the Annual Report on Form 10-K/A delivered with this Proxy Statement and the historical statements of revenues and direct operating expenses of WWC included elsewhere in this Proxy Statement. The pro forma information presented is not necessarily indicative of the combined financial results as they may be in the future or as they might have been for the periods indicated had the merger been consummated as of January 1, 1999.


   Proforma Combined Condensed Statement of Operations for the Six Months Ended
                             June 30, 2000
                   (in thousands, except per share data)

                               Intellicall          WWC         Pro Forma    Pro Forma
                                Historical        Historical   Adjustments   Combined
                             ----------------     ----------   -----------   ---------
Equipment sales..............  $        2,029     $        0                $   2,029
Service Revenue..............               0            739                      739
Cost of sales and revenues...           2,101             28                    2,129
                             ----------------     ----------   -----------  ---------
Gross profit (loss)..........             (72)           711                      639

Selling, general and
administrative expenses......           3,488            503   $        0       3,991
Provision for doubtful
accounts.....................             359              0                      359
Amortization of goodwill.....                                         525(b)      525
                             ----------------     ----------   -----------  ---------

                                       21


Operating income (loss)
from continuing operations...          (3,919)           208        (525)        (4,236)
Gain on sale of Stock........          13,895                                    13,895
Loss on investment...........               0              0                          0
Other income.................              57              0                         57
Interest income..............              94              0                         94
Interest expense.............            (709)             0                       (709)
Equity in the loss of
unconsolidated subsidiary....             (51)             0                        (51)
                             ----------------     ----------   -----------     ---------
Income from continuing
operations...................           9,367            208        (525)         9,050
Income tax benefit (expense).  $       (3,599)    $       12                  $  (3,587)
                             ----------------     ----------   -----------     ---------
Net loss from continuing
operations...................  $        5,768     $      220        (525)     $   5,463
Basic net income per share
from continuing operations...  $         0.44     $    21.97                  $    0.19
Diluted net income per share
from continuing operations...  $         0.41     $    21.97                  $    0.18
Weighted average number
of shares outstanding........
Basic........................          13,056             10      16,416 (a)   29,482
Diluted......................          14,428             10      16,416 (a)   30,854




   Proforma Combined Condensed Statement of Operations for the Year Ended
                             December 31, 1999
                   (in thousands, except per share data)

                               Intellicall          WWC         Pro Forma    Pro Forma
                                Historical        Historical   Adjustments   Combined
                             ----------------     ----------   -----------   ---------
Equipment sales..............  $       11,131     $        0                 $  11,131
Service Revenue..............               0          1,853                     1,853
Cost of sales and revenues...          13,174            133                    13,307
                             ----------------      ---------                 ---------
Gross profit (loss)..........          (2,043)         1,720                      (323)
Selling, general and
administrative expenses......           6,005          1,686                     7,691
Provision for doubtful
accounts.....................             592              0                       592
Research and development
expenses.....................             907              0                       907
Amortization expense.........               0              0         1,050(b)    1,050
                             ----------------      ---------   -----------   ---------
Operating income (loss) from
continuing operations........          (9,547)            34        (1,050)    (10,563)
Gain on sale of assets.......           1,431              0                     1,431
Loss on investment...........            (338)             0                      (338)
Other income.................             346              0                       346
Interest income..............               0              0                         0
Interest expense.............          (1,717)             0                    (1,717)


                                       22

Equity in the loss of
unconsolidated subsidiary....            (982)             0                      (982)
                             ----------------     ----------   -----------   ---------
Income (loss) from continuing
operations...................         (10,807)            34       (1,050)     (11,823)
Income tax benefit...........           1,500              0                     1,500
                             ----------------     ----------   -----------   ---------
Net income (loss) from
continuing operations........  $       (9,307)    $       34       (1,050)   $ (10,323)
Basic and diluted net loss
per share from continuing
operations...................  $        (0.76)           N/A                 $   (0.36)
Weighted average number
of basic and diluted shares
outstanding outstanding......          12,132                      16,426 (a)   28,558




            Proforma Combined Balance Sheet for the Six Months Ended
                             June 30, 2000
                   (in thousands, except per share data)

                               Intellicall          WWC         Pro Forma      Pro Forma
                                Historical        Historical   Adjustments     Combined
                               ----------------   ----------   -----------     -----------
Current assets...............
Cash and cash equivalents....  $        4,991   $      319   $                 $     5,310
Receivables, net of
allowance for doubtful.......           1,105            0                           1,105
Inventories, net.............           2,664            0                           2,664
Receivables from related
party, net...................             175                                          175
Other current assets.........             226           12                             238
                               ----------------  -----------  ------------     -----------
Total current assets.........           9,161          331                           9,492

Fixed assets, net............             740           43                             783
Other assets, net............             706                                          706
Goodwill.....................                                      10,505(b)        10,505
Assets of discontinued
operations...................             420            0                             420
                               ----------------  -----------  ------------     -----------
Total Assets.................          11,027          374         10,505           21,906

Current liabilities..........
Accounts payable.............           1,094           15                           1,109
Accrued liabilities..........             437            9                             446
Deferred Tax Liability.......           2,038            0                           2,038
                               ----------------  -----------  ------------     -----------
Total current liabilities....           3,569           24                           3,593


                                       23


Long-term debt...............  $        1,880   $        0   $          0      $     1,880
Other liabilities............  $           50                $          0      $        50
Liabilities of discontinued
operations...................  $           78                $          0      $        78
                               ----------------  -----------  ------------     -----------
Total liabilities............  $        5,577   $       24   $          0      $     5,601

Stockholders' equity
Preferred stock..............
Common stock.................  $          131   $        0   $        164 (c)  $       295
Additional paid-in capital...  $       61,603   $      374   $    (45,685)(d)  $    16,292
Less Common Stock in
treasury, at cost............  $         (258)  $        0   $          0      $      (258)
Accumulated deficit..........  $      (56,026)  $      (24)  $     56,026 (e)  $       (24)
                               ----------------  -----------  ------------     -----------
Total stockholders' equity...  $        5,450   $      350   $     10,505      $    16,305
                               ----------------  -----------  ------------     -----------
Total liabilities and
stockholders' equity.........  $       11,027   $      374   $     10,505      $    21,906


                           Intellicall, Inc.
       NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                           AND BALANCE SHEET

         PRO FORMA ADJUSTMENTS

         The accompanying unaudited pro forma consolidated statements of operations reflect the following adjustments:

         (a) Represents additional Common Shares of Intellicall issued to WWC shareholders.

         (b) Goodwill is recorded for the difference between the fair value of the 16,426,420 shares of Common Stock of Intellicall and outstanding warrants to purchase Intellicall Common Stock, based on the closing price of Intellicall's Common Stock for the three days prior, the day of and three days after the Merger agreement was effected, and the fair value of the tangible net assets of Intellicall. The goodwill will be amortized over 10 years. No value has been assigned to the outstanding stock options of Intellicall as the calculated fair value is de minimis due to the option strike prices being significantly out of the money. If Intellicall's remaining business operations are sold prior to the combination or if a decision is made to discontinue such operations, the combination would be accounted for as an acquisition of assets (primarily cash) rather than of a business and no goodwill would be recorded.

         (c) Par value of additional Company shares issued to WWC shareholders (16,426,400 Common Shares at $.01 par value).

         (d) Adjustment to restate Additional Paid in Capital.

               Fair value of Intellicall stock issued to WWC shareholders and Intellicall warrants outstanding...................... $ 15,955
               Less par value of Common Stock..............................     (295)
               Treasury stock remaining....................................      258
               Additional paid in capital of WWC...........................      374
                                                                            --------
               Resulting additional paid in capital, post merger...........   16,292

               Less additional paid in capital, pre-merger
                    Intellicall............................................  (61,603)
                    WWC....................................................     (374)
                                                                            --------
               Net adjustment to additional paid in capital................ $(45,685)

         If Intellicall sells its remaining operations before the merger is consummated, the stock issued to effect the combination would be valued at the fair market value of the assets received from Intellicall (primarily cash) which would reduce stockholders equity by approximately $10.5 million from the presentation shown above.

         (e) Adjustment to eliminate Intellicall's accumulated deficit to reflect a combination and a reverse acquisition by WWC of Intellicall

COMPARATIVE PER SHARE DATA

         Set forth below are the comparative net income and book value per common share data of each of Intellical and WWC and the Surviving Corporation on a pro forma combined basis giving effect to the merger assuming it had occurred as of January 1, 1999, in each case giving effect to the merger as a purchase by WWC of all of the assets and liabilities of Intellicall, all on the basis described in the unaudited pro forma financial information and notes thereto included elsewhere in this Proxy Statement. Neither company paid any dividends to their shareholders during the periods presented.

         The information set forth below should be read in conjunction with the respective audited and unaudited financial statements and related notes of Intellicall and WWC included elsewhere in this Proxy Statement.

                          PER SHARE COMMON STOCK
                                  DATA

                                               December 31, 1999  June 30, 2000
                                               ----------------- ---------------
Historical - Intellicall:
 Basic Net Income (Loss) Per Share from
  Continuing Operations                          $        (0.76)   $      0.44
 Diluted Net Income (Loss) Per Share from
  Continuing Operations                                   (0.76)          0.41
 Basic and Diluted Net Income (Loss) Per Share
  from Discontinued Operations                            (0.06)          0.00
 Basic and diluted net loss per share from
  extraordinary items                                      0.00          (0.01)
 Basic Net Income (Loss) Per Share                        (0.82)          0.43
 Diluted Net Income (Loss) Per Share                      (0.82)          0.40

Historical - WWC:
 Basic and Diluted Net Income Per Share from
  Continuing Operations                                     N/A          21.97
 Basic and Diluted Net Income Per Share from
  Discontinued Operations                                   N/A           0.00
 Basic and Diluted Net Income Per Share                     N/A          21.97

Pro Forma Combined Net (Loss)
 Basic Net Income (Loss) Per Share from
  Continuing Operations                                   (0.36)          0.19
 Diluted Net Income (Loss) Per Share from
  Continuing Operations                          $        (0.36)   $      0.18


                                                                  June 30, 2000
                                                                 ---------------
Book Value per Share:
 Historical Intellicall - Basic                                    $       0.42
 Historical Intellicall - Diluted                                  $       0.38
 Historical WWC                                                    $      34.97
 Proforma Combined per Share - Basic                               $       0.55
 Proforma Combined per Share - Diluted                             $       0.53

                         DESCRIPTION OF INTELLICALL

         This Proxy Statement is accompanied by an Annual Report on Form 10-K/A and contains information that may be important to you. Certain information from Intellicall's Annual Report on Form 10-K/A is incorporated by reference into this Proxy Statement. See "Incorporation of Certain Information by Reference" set forth elsewhere in this Proxy Statement for a list of the specific information being incorporated by reference. Additionally, the unaudited financial statements of Intellicall for the period ended June 30, 2000 are set forth elsewhere in this Proxy Statement.

         Intellicall designs and manufactures public access telecommunications systems. It is the intent of Intellicall to seek strategic alternatives to exit the pay phone business, including the sale of that business. Intellicall does not currently have an agreement to sell its pay phone business.

        Selected Historical Financial Information of Intellicall

         The following table highlights selected financial information of Intellicall for the periods and at the dates indicated but does not necessarily include all of the financial information that is important to you. Intellicall's statements of operations data for each of the years in the five-year period ended December 31, 1999 and its balance sheet data as of December 31, 1995, 1996, 1997, 1998 and 1999 are derived from Intellicall's financial statements which have been audited. The selected financial information should be read in conjunction with the consolidated financial statements and related notes included in the Annual Report on Form 10-K/A being delivered to the stockholders with this Proxy Statement. Intellicall's historical results are not necessarily indicative of Intellicall's operating results to be expected in the future.


                                                                                                          SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                            JUNE 30,
                                         -------------------------------------------------------------  ----------------------
                                            1995(1)      1996(1)      1997(1)     1998(1)     1999(1)      1999        2000
                                         ------------   ---------   ----------  ----------  ----------  ----------  ----------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                       (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
    Sales and Revenues:
    Equipment sales ....................   $ 19,944    $ 15,884    $ 19,313    $ 13,859    $ 11,131    $  6,380    $  2,029
    Service revenues ...................     14,142      30,679      60,450          --          --          --          --
         Total .........................     34,086      46,563      79,763      13,859      11,131       6,380       2,029
    Cost of Sales and Revenues:
    Equipment sales ....................     21,454      17,690      21,929      11,600      13,174       5,922       2,101
    Service revenues ...................     10,650      27,049      52,523          --          --          --          --
         Total .........................     32,104      44,739      74,452      11,600      13,174       5,922       2,101
    Gross profit (loss) ................      1,982       1,824       5,311       2,259      (2,043)        458         (72)
    Selling, general and administrative      (6,058)     (7,861)    (12,616)     (7,363)     (6,005)      3,453       2,920
       expenses.........................
    Provision for doubtful accounts ....       (820)       (364)     (1,006)       (876)       (592)         85         359
    Research and development expenses ..     (2,350)       (608)       (741)     (1,587)       (907)        498         568
    Operating loss from continuing .....     (7,246)     (7,009)     (9,052)     (7,567)     (9,547)     (3,578)     (3,919)
       operations.......................
    Gain on sale of assets .............      1,607         572          --       7,389       1,431          --      13,895
    Loss on investments ................         --          --          --          --        (338)         --          --
    Other income .......................        440         710         695         538         346         285         151
    Interest expense ...................     (3,310)     (2,918)     (2,660)     (1,539)     (1,717)     (1,006)       (709)
    Subsidiary Loss ....................         --          --          --        (762)       (982)       (621)         --
    Minority interest ..................         --        (113)       (382)         --          --          --         (51)
    Income (loss) before income taxes ..
       from continuing operations ......     (8,509)     (8,758)    (11,399)     (1,941)    (10,807)     (4,920)      9,367
    Income tax benefit .................         --       1,303          --          --       1,500          --          --
    Income tax expense .................         --          --        (277)         --          --          --      (3,599)
    Net  Income (loss) from continuing       (8,509)     (7,455)    (11,676)     (1,941)     (9,307)     (4,920)      5,768
    operations..........................
    Income (loss) from discontinued           2,370       2,460         585          85        (681)       (368)         --
       operations.......................
    Net income (loss) before extraordinary
       items                               $ (6,139)   $ (4,995)   $(11,091)   $ (1,856)   $ (9,988)   $ (5,288)   $  5,768
    Extraordinary items early
       extinguishment of debt, net of            --          --          --          --          --          --         (97)
       $61 tax benefit..................
    Net income (loss) ..................     (6,139)     (4,995)    (11,091)     (1,856)     (9,988)     (5,288)      5,671
    Basic net loss per share from
       continuing operations ...........   $  (1.11)   $  (0.93)   $  (1.26)   $  (0.20)   $  (0.76)   $  (0.41)   $   0.44
    Diluted net loss per share from
       continuing operations ...........   $  (1.11)   $  (0.93)   $  (1.26)   $  (0.20)   $  (0.76)   $  (0.41)   $   0.41
    Basic and diluted net income (loss)
       per share from discontinued
       operations ......................   $   0.31    $   0.31    $   0.06    $   0.01    $  (0.06)   $  (0.03)         --
    Basic and diluted net loss per
       share form extraordinary items ..         --          --          --          --          --          --       (0.01)
    Weighted average number of basic
       shares outstanding ..............      7,672       8,024       9,268       9,927      12,132      12,049      13,056
     Weighted average number of diluted
       shares outstanding ..............      7,672       8,024       9,265       9,927      12,132      12,049      14,428
BALANCE SHEET DATA:
    Working capital (CA-CL) ............   $   (469)   $ 10,832    $ (4,379)   $  4,363    $  3,114    $  3,923    $  5,592
    Total assets .......................     48,644      45,254      84,789      24,884      12,117      15,885      11,027
    Accounts payable and accrued .......      4,990       7,665      26,293       3,137       2,408       4,534       1,531
    liabilities
    Short-term borrowings ..............     15,474          85       4,928       3,811       2,630          --          --
    Long-term debt .....................      8,620      19,312      21,217       7,312       6,557       9,213       1,880
    Accumulated deficit ................    (33,767)    (38,762)    (49,853)    (51,709)    (61,697)    (56,996)    (56,026)
    Total stockholders' equity (deficit)   $ 13,243    $ 12,669    $  9,951    $  8,526    $   (338)   $    921    $  5,450


--------

(1) Certain prior year amounts have been reclassified to conform to current year presentation.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2000 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1999

         EQUIPMENT SALES. Equipment sales for the quarter ended June 30, 2000 were $1.1 million compared to $1.5 million for the same period last year. $.2 million of the $.4 million decrease is principally due to an overall reduction in demand for payphones and their related parts. The remaining $.2 million of the $.4 million decrease is due to a reduced demand for switching hardware and software. Equipment sales for the six months ended June 30, 2000 were $2.0 million compared to $6.4 million for the same period last year. $4.2 million of the $4.4 million decrease is mainly a result of a reduction of shipments into the Canadian market and an overall reduction in demand for payphones and their related parts. The remaining $.2 million of the $4.4 million decrease is due to a reduced demand for switching hardware and software.

         GROSS PROFIT (LOSS). Gross profit for the quarter ended June 30, 2000 was $.05 million compared to a gross loss of $.1 million the same period last year. The $.15 million increase is primarily due to an overall reduction in work force and the elimination of costs associated with capitalized software and goodwill, which were written off during the fourth quarter of 1999. Gross loss for the six months ended June 30, 2000 was $.1 million compared to a gross profit of $.5 million for the same period last year. The $.6 million decline in gross profit is primarily due to the down turn in sales as noted above, which led to a significant reduction in production. Fixed costs associated with excess capacity in the McAllen manufacturing facility resulted in an increase in cost of goods sold relative to sales, thereby reducing gross profit for the period.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses ("SG&A") for the quarter ended June 30, 2000 were $1.5 million compared to $1.6 million for the same period last year. SG&A expenses for the six months ended June 30, 2000 were $2.9 million compared to $3.4 million for the same period last year. The $.1 million and $.5 million decline are mainly due to cost cutting measures undertaken by Intellicall, including a reduction in personnel in the corporate and administrative areas. Similarly, Intellicall experienced a general reduction in other costs as management focused on decreasing Intellicall's cost to meet current operating requirements, including outsourcing Human Resources and certain MIS functions, as well as reducing travel and advertising expenses.

         PROVISION FOR DOUBTFUL ACCOUNTS. Provision for doubtful accounts expense for the quarter ended June 30, 2000 was $.34 million compared to $.33 million for the same period last year. The $.01 million increase is predominately a result of Intellicall increasing reserves for bad debt during the quarter ended June 30, 2000, partially offset by an increase in reserves for bad debt during the quarter ended June 30, 1999 to offset a reclassification of provision for doubtful accounts expense between the equipment segment and the billing services segment during the first quarter of 1999. Provision for doubtful accounts expense for the six months ended June 30, 2000 was $.36 compared to $.09 million for the same period last year. The $.27 million increase is primarily due Intellicall increase reserves for bad debt during the six months ended June 30, 2000.

         RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses for the quarter ended June 30, 2000 were $.2 million compared to $.3 million for the same period last year. The $.1 million decrease is mainly a result of a reduction of salaries due to a reduction in head count and other costs associated with research and development. Research and development expenses for the six months ended June 30, 2000 was $.6 million compared to $.5 million for the same period last year. The $.1 million increase is mainly due to Intellicall's decision to discontinue capitalizing software development, which increases the expense reported on the income statement. This increase is partially offset by a reduction of salaries due to a reduction in head count and other costs associated with research and development.

         GAIN ON SALE OF ASSETS. On January 4, 2000 Intellicall was notified by ILD of its intention to redeem Intellicall's interest in ILD's Series B convertible preferred stock. ILD is to redeem 5,000 shares for $100 per share plus accrued and unpaid dividends. As of June 30, 2000, ILD had remitted $.3 million to Intellicall, redeeming 1,975 shares of the Series B convertible preferred stock and became current on all accrued and unpaid dividends. As a result, Intellicall recorded a gain on the sale of the 1,975 shares of $.1 million. Proceeds from the sale were used for general operating purposes (See
Note 1 to the unaudited financial statements).

         On April 11, 2000 Intellicall sold to Banca del Gottardo Intellicall's remaining ownership in ILD, exclusive of 6,239 shares of Series A convertible preferred stock Intellicall is required to hold pursuant to the ILD Organization Agreement (See Note 8 to the unaudited financial statements). As a result, Intellicall recorded a gain on the sale of $13.8 million. Proceeds from the sale were used to retire a significant portion of Intellicall's debt (See Note 4 to the unaudited Financial Statements) and for general operating purposes.

         INTEREST INCOME. Interest income for the quarter ended June 30, 2000 was $.07 million compared to $.06 million for the same period last year. The $.01 million increase is primarily a result of investing the proceeds from the ILD stock sold to Banca del

Gottardo. Interest income for the six months ended June 30, 2000 was $.09 million compared to $.12 million for the same period last year. The $.03 decrease is primarily a result of Intellicall discontinuing to accrue interest income on certain notes receivable that are no longer serviced by the debtor.

         INTEREST EXPENSE. Interest expense for the quarter ended June 30, 2000 was $.4 million compared to $.5 million for the same period last year. The $.1 million decrease is mainly a result of Intellicall retiring the remaining $2.6 million 8.0% convertible subordinated notes due December 31, 2000, $4.8 million of the 8.0% convertible subordinated notes due November 22, 2001 and the $.5 million note to Bank of America due February 11, 2001 during the quarter ended June 30, 2000 (See Note 4 to the unaudited Financial Statements). Interest expense for the six months ended June 30, 2000 was $.7 million compared to $1.0 million for the same period last year. The $.3 million decrease is predominately a result of Intellicall expensing debt costs relating to the retirement of the Finova obligations of $.2 million. The remaining $.1 million decrease is related to Intellicall paying less interest to RFC Capital Corporation on fewer sold receivables and the retirement of Intellicall's notes payable during the quarter ended June 30, 2000 as mentioned above (See Note 4 to the unaudited financial statements).

         EQUITY IN GAIN/LOSS OF UNCONSOLIDATED SUBSIDIARY. For the quarters ended June 30, 2000 and 1999, Intellicall reported a zero and $.26 million loss on the equity investment in ILD. For the six months ended June 30, 2000, Intellicall reported a $.05 million loss on the equity investment in ILD compared to $.6 million for the same period last year. The gain and losses represents Intellicall's proportionate share, based on ownership, of ILD's net loss for the periods.

         On April 11, 2000 Intellicall sold to Banca del Gottardo Intellicall's remaining ownership in ILD, exclusive of 6,239 shares of Series A convertible preferred stock Intellicall is required to hold pursuant to the ILD Organization. As a result, Intellicall's ownership in ILD, as of April 11, 2000, decreased to 2.7%. Accordingly, Intellicall discontinued reporting its investment in ILD on the equity method under the caption "Investment in Unconsolidated Subsidiary" and has prospectively reported its investment in ILD with its other investments under the caption "Other Assets" as of the quarter ended June 30, 2000. Accordingly, Intellicall no longer reports a portion of the gains and losses from ILD in its financial statements (See Notes 1 and 8 to the unaudited financial statements).

         DISCONTINUED OPERATIONS. On September 22, 1999 Intellicall elected to discontinue its billing services operations effective October 21, 1999 (See
Note 5 to the unaudited Financial Statements). The billing services segment of Intellicall's business was determined to be unprofitable after taking into account the administrative and support costs for the segment. Intellicall's billing services system is a combination of hardware and software that performs, without human intervention, all the functions necessary for completing an operator assisted payphone call (i.e., collect, calling card and credit card calls) and a range of other payphone services and features. As a result of this action the net results of the billing services operations are reported on the statements of operations under the caption "Income (loss) from discontinued operations. "Net revenues related to the discontinued billing services operations were zero and $3 million for the quarters ended June 30, 2000 and 1999 and zero and $6.1 million for the six months ended June 30, 2000 and 1999. Net loss related to the discontinued billing services operations were zero and $.1 million for the quarters ended June 30, 2000 and 1999 and zero and $.4 million for the six months ended June 30, 2000 and 1999.

LIQUIDITY AND CAPITAL RESOURCES

         In recent years, Intellicall has financed its net losses, capital expenditures and capitalized research and development costs through a combination of asset sales, reductions in working capital and external financing. In 1998, Intellicall generated $8.5 million of cash from asset sales, proceeds of which were used in part to reduce outstanding borrowings under Intellicall's previous line of credit. Assets sold in 1998 included Intellicall's prepaid calling card operations and a portion of its holdings in ILD. On January 27, 1999, Intellicall closed and commenced funding under a Receivables Sale Agreement (the "RFC Agreement") with RFC Capital Corporation, or RFC, pursuant to which RFC has agreed to purchase from Intellicall certain telecommunication receivables generated by Intellicall in the ordinary course of its business. The RFC Agreement calls for RFC to purchase eligible receivables from Intellicall from time to time upon presentation thereof for a purchase price equal to the net value of such receivables. Net value is designed to yield RFC an effective interest rate of prime plus 2.75%, plus allow RFC to retain a holdback of 5% of the face amount of the receivables, net of collections, against future collection risk.

         Under the RFC Agreement, Intellicall performs certain servicing, administrative and collection functions with respect to the receivables sold to RFC. Also, pursuant to the terms of the RFC Agreement, Intellicall has granted to RFC a security interest in and to Intellicall's receivables not sold to RFC and Intellicall's customer base relating to the generation of such accounts receivable. The initial term of the RFC Agreement expires on December 21, 2000.

         Proceeds from the sale of receivables have been used by Intellicall to retire all of its obligations to Finova Capital Corporation, or Finova, and for other working capital purposes. In terminating its relationship with Finova, and entering into the arrangement with RFC, Intellicall has retained the right to use all of its assets which are not otherwise sold to RFC, including its ILD holdings, in secured lending arrangements, should it become desirable and possible to do so.

         Intellicall reported a net loss from continuing operations of $10.8 million in 1999. This loss included non-cash charges of $7.1 million for depreciation and amortization, provisions for doubtful accounts, inventory losses and the minority interest of losses reported by ILD. Adding depreciation and amortization of $5.2 million and interest charges of $1.7 million to the net loss results in a loss before interest, taxes, depreciation and amortization of approximately $3.9 million. Net changes in operating assets and liabilities during 1999 provided a source of cash of $4.9 million. Accounts receivable declined $2.8 million for the period primarily resulting from lower equipment and service sales, while inventories decreased $1.8 million as a result of reduced inventory purchases and improved inventory management.

         Intellicall reported a net loss from continuing operations of $2.2 million during the six months ended June 30, 2000. This loss included non-cash charges of $.4 million for depreciation and amortization, provisions for doubtful accounts, provisions for inventory losses and the equity in loss of an unconsolidated subsidiary, ILD. Adding depreciation and amortization of $.2 million and interest charges of $.3 million to the net loss results in a loss before interest, taxes, depreciation and amortization of approximately $1.7 million. Net changes in operating assets and liabilities during the quarter ended March 31, 2000 provided a source of cash of $1.0 million. Inventories decreased $.3 million and accounts payable decreased $.4 as a result of reduced inventory purchases and improved inventory management.

         Cash flows from investing activities include capitalized equipment purchases of $.1 million, software development costs of $1.0 million and receipts of $1.3 million from the sale of 5,000 shares of ILD Series A Convertible Preferred Stock to First Avenue. Cash flows from investing activities also include receipts of $.2 million from ILD representing the redemption of 1,487 shares of ILD's Series B preferred convertible stock.

         Cash flows from financing activities include the $2.8 million repayment on the line of credit from Finova, additional net borrowings of $2.0 million from Banca del Gottardo, the repayment of a $1.0 million convertible subordinated note due to T.J. Berthel Investments, L.P. and $.9 million in proceeds from the sale of Common stock, also to Banca del Gottardo. Cash flows from financing activities also include a $.5 million revolving promissory note with Bank of America and a $1.0 million prepayment from Banca del Gottardo toward the ILD stock sale.

         At March 31, 1999, Intellicall was required to retire the $1.0 million convertible subordinated note due to T.J. Berthel Investments, L.P. On April 9, 1999, Intellicall obtained bridge financing of $1.0 million from Banca del Gottardo for the purpose of satisfying all obligations to T.J. Berthel Investments.

         On June 11, 1999, Intellicall completed the sale of a $2.0 million of 7.0% convertible subordinated note, due June 11, 2004, to Banca del Gottardo. $1.0 million of the net proceeds from the sale of the note was used to repay the bridge financing, with the balance utilized for working capital. The note was issued with warrants to purchase 200,000 shares of Intellicall's Common Stock at $1.55 per share. The note was convertible through June 11, 2004 into 1,290,323 shares of Intellicall's Common Stock at a price of $1.55 per share. Interest is payable semi-annually beginning December 1999. In connection with issuing the note, Intellicall has collateralized this note with 35,000 shares of ILD Series A preferred stock.

         On October 21, 1999, Intellicall sold to First Avenue 5,000 shares of ILD Series A convertible preferred stock. First Avenue is an unrelated third party. Intellicall sold the shares for $250.00 each, for a total of $1.3 million of which $1.1 million was recognized as a gain. The transaction lowered Intellicall's ownership percentage in ILD to 31.0% as of October 21, 1999. Proceeds from the sale were used to fund operations.

         On October 21, 1999, Intellicall received notice from Banca del Gottardo of its intent to "put" to Intellicall the balance of the 8% convertible subordinate notes due

December 31, 2000. The agreement relating to such convertible debt includes a put option, giving Banca del Gottardo the right to tender for payment for the outstanding balance of the notes on December 31, 1999. The current outstanding balance of the note is $2.6 million. On December 30, 1999, Intellicall issued warrants to purchase 200,000 shares of its Common Stock at a price of $1.00 per share to Banca del Gottardo. In consideration of the warrants, Banca del Gottardo amended the December 29, 1995 note to postpone the put on the notes from December 31, 1999 to June 30, 2000.

         On December 30, 1999, Intellicall sold 1 million shares of Common Stock to Banca del Gottardo for $0.85 per share. The purchase price represented a 15% discount to the closing price of Intellicall's Common Stock upon the agreed upon date of December 22, 1999. Proceeds from the sale were utilized for working capital purposes.

         On January 4, 2000, Intellicall was notified by ILD of its intention to redeem Intellicall's interest in ILD's Series B preferred convertible stock. ILD is to redeem 5,000 shares for $100 per share plus accrued and unpaid dividends by April 11, 2000. As of March 31, 2000, ILD had remitted $.2 million to Intellicall, redeeming 1,487 shares of the Series B preferred convertible stock and became current on all accrued and unpaid dividends. Proceeds from the sale were used for general operating purposes.

         On February 11, 2000, Intellicall signed a $.5 million revolving promissory note with Bank of America, N.A., due February 11, 2001. Interest is payable monthly at its prime rate commencing on March 11, 2000, with the principal of the note guaranteed by William O. Hunt, Chairman of the Board of Intellicall. Intellicall may repay and re-borrow under the terms of the note at any time, up to a maximum aggregate outstanding balance equal to the principal amount of the note. Proceeds of the note will be used for working capital purposes. As of March 31, 2000, the current outstanding balance on the note was $.5 million. On May 1, 2000, Intellicall paid off the $.5 million note.

         On April 11, 2000, Intellicall sold to Banca del Gottardo its remaining ownership in ILD, exclusive of 6,239 shares of Series A preferred convertible stock Intellicall is required to hold pursuant to the ILD organization agreement. Intellicall's ownership in ILD includes approximately 58,772 shares of ILD Series A preferred convertible stock, 725 shares of ILD Common Stock and 11,111 shares of ILD Common Stock obtainable upon conversion of the $1.0 million subordinated convertible note due from ILD to Intellicall, dated May 10, 1996. Pursuant to the sale to Banca del Gottardo, Intellicall informed ILD as of March 10, 2000 of its election to convert the entire principal balance of the Note into 11,111 shares of ILD Common Stock.

         The terms of the ILD stock sale included the purchase of Intellicall's ownership in ILD (70,608 combined shares of Series A and common shares) for $220 per share or $15.5 million, with Intellicall maintaining the option for 12 months to repurchase the shares at $250 per share. 100% of the purchase price was paid in US Dollars at the closing of the sale. This offer was communicated to ILD and ILD shareholders in accordance with the ILD Shareholders' Agreement referencing ILD's and ILD shareholders' rights to match the offer and exercise certain co-sale rights. See Note 8 to the financial statements.

         On April 27, 2000, Intellicall received the remaining proceeds from the sale of the ILD stock to Banca del Gottardo. A portion of the proceeds were used to retire the remaining $2.6 million 8.0% convertible subordinated notes due December 31, 2000 and $4.8 million of the 8.0% convertible subordinated notes due November 22, 2001, both due to Banca del Gottardo. Additionally, On May 1, 2000, Intellicall retired the $.5 million note due to Bank of America. The remaining proceeds will be used for general operating purposes and to fund expansion into new markets subsequent to the merger with WWC.

         Intellicall's management believes that the proceeds from the sale of Intellicall's ownership in ILD will enable Intellicall to finance its operations for the year ending December 31, 2000. Beyond 2000, Intellicall's ability to obtain further funds from external sources will depend in part on its ability to generate operating profits, or to substantially reduce its operating losses, through the execution of its current business plan and the implementation of the new business strategy related to the planned merger with WWC. Although Intellicall's management believes that Intellicall's sales will grow in 2000 and that profitability will improve with sales, there can be no assurance that the events necessary for such sales growth will occur as or when expected, or that future sales growth will be sufficiently large or profitable to permit Intellicall to finance its activities without recourse to continuing sales of assets or external funding sources. There can be no assurance that under such conditions, external funds would be available or, if available, would not potentially dilute shareholders' interests or returns.

CHANGES IN CERTIFYING ACCOUNTANT.

         On September 8, 2000, Intellicall dismissed PricewaterhouseCoopers, LLP ("PWC") as its principal independent accountants. The decision to dismiss PWC was approved by Intellicall's Board as well as the Audit Committee of the Board. PWC's report on Intellical's financial statements for each of the fiscal years ended December 31, 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion. Neither were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

         During Intellicall's past two fiscal years and the periods following December 31, 1999, there were no disagreements between Intellicall and PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of PWC would have caused it to make reference to the subject matter(s) of the disagreement(s) in connection with its reports.

         On October 2, 2000 Intellicall retained Deloitte & Touche LLP to serve as Intellicall's principal independent accountants. During Intellicall's past two fiscal years and the periods following December 31, 1999, Intellicall did not consult Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Intellicall's financial statements.


                             INTELLICALL MANAGEMENT

         The following table sets forth certain information as of October 1, 2000 regarding Intellicall's executive officers and directors:


NAME                                  AGE          POSITION
----                                  ---          --------
John J. McDonald, Jr................  50           President, Chief Executive Officer and Director
R. Phillip Boyd.....................  42           Chief Financial Officer and Secretary
William O. Hunt.....................  66           Chairman of the Board of Directors
B. Michael Adler....................  53           Director
Lewis E. Brazelton III(1)(2)........  59           Director
Richard B. Curran(1)(2).............  64           Director
Arthur Chavoya(1)(2)................  52           Director


------------------

(1) Member of the Organization and Compensation Committee.

(2) Member of the Audit Committee.

         JOHN J. MCDONALD, JR. was appointed President and Chief Executive Officer in May 1998. Prior to that time, he was Chief Operating Officer from July 1997 and Senior Vice President - Sales and Marketing from February 1997. From June 1994 to January 1997, Mr. McDonald was Senior Vice President of Intercom, Inc. Prior to Intercom he was Vice President, Business Communications, of Ericsson Business Communications.

         R. PHILLIP BOYD has been Chief Financial Officer and Secretary of Intellicall since October 1998. Prior to such time, Mr. Boyd was Vice President of Business Planning after joining Intellicall in November 1997 as Executive Director of Finance. From November 1989 to August 1997, Mr. Boyd served in various executive capacities with Kemper National Services, Inc. in Ft. Lauderdale, Florida. Mr. Boyd is a Certified Management Accountant and a CPA.

         WILLIAM O. HUNT joined Intellicall in December 1992 as Chairman of the Board, Chief Executive Officer and President. In May, 1998 Mr. Hunt resigned his position as Chief Executive Officer and President. From June 1986 to July 1992, he was Chairman of the Board and Chief Executive Officer of Alliance Telecommunications Corporation, a wireless telecommunications company. Mr. Hunt serves on the boards of American Homestar Corporation, Internet America, Inc. and Mobility Electronics, Inc.

         B. MICHAEL ADLER is a founder of Intellicall and was Vice Chairman of the Board of Directors of Intellicall from December 1992 until November 1993. Prior to that time he was Chairman of the Board of Directors from Intellicall's inception in November 1984. He served as Chief Executive Officer of Intellicall from November 1984 to January 1988. From November 1984 to April 1987, he was also Intellicall's President. For the last five years, Mr. Adler has been Chairman of the Board of The Payphone Company Limited, a Sri Lankan company, and Chief Executive Officer of WorldQuest Networks,

L.L.C., a Delaware limited liability company.

         LEWIS E. BRAZELTON III has been a director of Intellicall since 1992 and has been Senior Vice President of Dain Rauscher, Inc., an investment banking company, for more than the last five years.

         RICHARD B. CURRAN has been a director of Intellicall since 1992 and is a consultant and has been an investor in a number of privately held companies since 1989 in which he has also served in either director capacities or senior management positions. Mr. Curran is also President and Executive Director of Folkers Foundation for Biomedical & Clinical Research.

         ARTHUR CHAVOYA has been a director of Intellicall since 1997 and is President of The Chavoya Group, Inc., a management consulting firm. From September 1996 to October 1997, Mr. Chavoya was President and Chief Executive Officer of Aegis Communications Group, Inc., a provider of inbound and outbound telemarketing services. Prior to September 1996 Mr. Chavoya spent ten years at Electronic Data Systems in a number of executive positions culminating in the presidency of EDS' Global Travel Services Industry strategic business unit.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires Intellicall's officers, directors and persons who own more than 10% of a registered class of Intellicall's equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and the American Stock Exchange. Such persons are required by SEC regulation to furnish Intellicall with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it with respect to fiscal year 1999, or written representations from certain reporting persons, Intellicall believes that all filing requirements applicable to its officers, directors and persons who own more than 10% of a registered class of Intellicall's equity securities have been complied with.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors has established two committees, the Organization and Compensation Committee and the Audit Committee. The Organization and Compensation Committee, or the Compensation Committee, composed of Messrs. Brazelton, Chavoya and Curran, met two times (in addition to actions undertaken by unanimous consent) during the fiscal year ended December 31, 1999. This committee reviews and approves salaries and bonuses of executive officers and administers Intellicall's stock option and purchase plans.

         The Audit Committee, which was composed of Messrs. Brazelton, Chavoya and Curran, met two times during the fiscal year ended December 31, 1999. This committee recommends to the Board of Directors the appointment of independent auditors, reviews the plan and scope of audits, reviews Intellicall's significant accounting policies and internal control and has general responsibility for related matters. Intellicall adopted an Audit Committee Charter on October 2, 2000, a copy of which is attached hereto as EXHIBIT D.

         Intellicall does not have a standing nominating committee of the Board of Directors.

         The Board of Directors held nine meetings, either in person or by telephonic conference, during the fiscal year ended December 31, 1999. None of Intellicall's directors attended fewer than 75% of the meetings of (i) the Board of Directors and (ii) the committees on which they served, during their tenure in calendar year 1999.

COMPENSATION COMMITTEE INTERLOCK, AND INSIDER PARTICIPATION

         Neither Messrs. Brazelton, Curran or Chavoya, who are members of Intellicall's Compensation Committee, has at any time been an officer or employee of Intellicall. None of Intellicall's executive officers serve as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of Intellicall's board of directors or compensation committee. For a description of the transactions between Intellicall and a member of the compensation committee and entities affiliated with any compensation committee member, see "Certain Relationships and Related Transactions of Intellicall."

                ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         Intellicall's executive compensation plans have been designed to attract, retain and reward high caliber executives who will formulate and execute Intellicall's business plans in a manner that will provide Intellicall's stockholders with a higher than average return on Intellicall's Common Stock while ensuring that Intellicall's compensation levels are fair and appropriate to both its executives and stockholders. With these goals in mind, Intellicall's compensation plans and policies have been designed to have total compensation linked significantly with the operating performance of Intellicall. Although the Compensation Committee recognizes that the improvement of operating performance of Intellicall and higher stock prices do not necessarily move in tandem over the short term, the Compensation Committee believes that the two criteria will correlate over the long term.

         The Compensation Committee does not expect to pay above-average base salaries to its executive officers, but does expect to utilize performance-oriented and equity-based compensation to reward positive performance and results. For the fiscal year 1999 Intellicall paid a bonus of $25,000 to Mr. Boyd, Intellicall's Chief Financial Officer.

         The Compensation Committee also supports the position that stock ownership by Intellicall's executive officers, encouraged by equity-based compensation plans, aligns the interests of the executive officers with Intellicall's stockholders. By using equity-based compensation over a period of time, Intellicall's executive officers should become larger holders of Intellicall stock. This is intended to strengthen their identification with Intellicall's stockholders and make increasing stockholder value an even more important focus for Intellicall's management group. In addition, the Compensation Committee believes that the use of equity-based compensation combined with a focus on Intellicall's operating performance will create a balance of these two long-term objectives.

CEO COMPENSATION

         John J. McDonald, Jr. is Intellicall's President and Chief Executive Officer. Mr. McDonald's compensation package was established by the Compensation Committee and the Board of Directors in May 1998. The Compensation Committee and the Board were advised by an independent compensation consulting firm. In accordance with Mr. McDonald's stated goal of building stockholder value and consistent with the Compensation Committee's compensation philosophy described above, a compensation package involving a lower base salary, participation in a performance-based bonus plan and a stock option grant was agreed upon.

         Mr. McDonald's base salary in 1998 was set at $285,000 and it was agreed that he would participate in a bonus plan. Based upon the advice of its independent compensation consultant, the Compensation Committee concluded that Mr. McDonald's proposed salary and bonus arrangements were reasonable and were well within the range of similar arrangements made by comparable companies.

         In 1998 Mr. McDonald was granted options to purchase 180,000 shares of Intellicall's Common Stock under Intellicall's 1991 Stock Option Plan. The options vest in accordance with Intellicall's standard vesting schedule under the 1991 Incentive Stock Option Plan. The Compensation Committee concluded that this stock option grant was justified given Mr. McDonald's qualifications and Intellicall's need to install a new chief executive who could build stockholder value.

EXECUTIVE COMPENSATION

         The following table sets forth information with respect to the compensation to (i) Intellicall's chief executive officer at December 31, 1999 and (ii) Intellicall's other most highly compensated executive officer during 1999 (collectively, the "Named Executive Officers"), for services rendered during the fiscal years ended December 31, 1999, 1998 and 1997. Intellicall did not have any other executive officers with salaries in excess of $100,000 during 1999.


                                                      SUMMARY COMPENSATION TABLE
                                            -----------------------------------------------------------------------------------
                                                        ANNUAL COMPENSATION(1)                  LONG-TERM COMPENSATION AWARDS
                                            ------------------------------------------------    -------------------------------
                                                                                                                  SECURITIES
                                                                            OTHER ANNUAL           STOCK          UNDERLYING
NAME AND PRINCIPAL POSITION      YEAR       SALARY ($)      BONUS ($)     COMPENSATION ($)      AWARDS ($)        OPTIONS (#)
----------------------------    --------    -----------     ----------    ------------------    ------------    ---------------
John J. McDonald, Jr....         1999         $285,000        $   ---                $2,137        $   ----               ----
   President, Chief              1998         $260,156        $71,250                $2,500        $180,000               ----
   Executive Officer and         1997         $185,896           ----                $2,375            ----               ----
   Director after May 1998,
   Senior Vice President
   Sales & Marketing before
   May 1998


                                       37


R. Phillip Boyd.......           1999     $130,000    $25,000      $1,000     ----     ----
   Chief Financial Officer       1998                                ----     ----     ----
   and Secretary from            1997         ----       ----
   October 1998, Vice
   President of Business
   Planning




(1) In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees and certain perquisites and other personal benefits received which do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus disclosed in this table.

(2) All "Other Compensation" consists of Intellicall's matching payments pursuant to its 401(k) Plan.


OPTION GRANTS IN LAST FISCAL YEAR

         No stock options were granted to the Named Executive Officers during the year ended December 31, 1999.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table provides summary information regarding the stock options exercised during 1999 and the stock options held as of December 31, 1999 by the Named Executive Officers.


                                       NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED IN-THE-MONEY
                                         UNEXERCISED OPTIONS AT                        OPTIONS AT
                                            DECEMBER 31, 1999                     DECEMBER 31, 1999 (1)
                                   ------------------------------------    -----------------------------------
            NAME                    EXERCISABLE        UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE

John J. McDonald, Jr...........       255,000             45,000                ----               ----
R. Phillip Boyd ...............        23,750              6,250                ----               ----


------------------

(1) Market value of underlying securities at December 31, 1999 less the exercise price.

DIRECTOR COMPENSATION

         During 1999 each member of the Board of Directors who was not an officer or employee of Intellicall received an annual $13,500 director's retainer for serving on the board. Additionally each director was paid a fee of $675 for each directors meeting he attended and a $675 fee for each committee meeting he attended other than committee meetings held on the same day as a directors meeting. Directors were also reimbursed for expenses relating to attendance at meetings.

INDEMNIFICATION ARRANGEMENTS

         Intellicall's bylaws provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Delaware General Corporation Law. Intellicall has also entered into indemnification agreements with its executive officers and directors that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitees' receipt of such benefits.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Intellicall's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Intellicall has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of Intellicall's directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Intellicall will, unless in the opinion of Intellicall's counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by Intellicall is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

1991 STOCK OPTION PLAN

          For a description of Intellicall's 1991 Stock Option Plan and certain proposed amendments thereto, see "Proposal No. 4 - Amendment of the Plan" set forth elsewhere in this Proxy Statement.

         EMPLOYEE STOCK PURCHASE PLAN. Intellicall's Board of Directors adopted the 1995 Employee Stock Purchase Plan for employees of Intellicall and its subsidiaries. Intellicall's stockholders approved the plan in 1996. Up to 300,000 shares of Common Stock are authorized to be issued under the Employee Stock Purchase Plan. The purpose of the Employee Stock Purchase Plan is to provide employees of Intellicall and its designated subsidiaries with an opportunity to purchase Intellicall Common Stock at a discount through accumulated payroll deductions. The Employee Stock Purchase Plan is also intended to motivate such persons to exert their best efforts on behalf of Intellicall.

         The Employee Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. Participating employees are entitled to enroll during one or both of two six month offering periods during each calendar year. Eligible employees may elect to have payroll deductions made on each payday during each offering period in an amount not exceeding ten percent (10%) of the compensation which he or she receives on each such payday. At the end of each offering period the accumulated payroll deductions are utilized to purchase shares of Common Stock from Intellicall pursuant to the exercise of options granted at the beginning of each offering period. The purchase price for the shares purchased with the payroll deductions is equal to eighty-five percent (85%) of the fair market value of a share of Common Stock on the first trading day or the last trading day of each offering period, whichever is lower.

         At October 1, 2000 Intellicall and its subsidiaries had approximately 48 employees who are eligible to participate in the Employee Stock Purchase Plan, of which one employee is actually participating in the Employee Stock Purchase Plan.

STOCK PERFORMANCE CHART

         The following chart compares the yearly percentage change in the cumulative total stockholder return on Intellicall's Common Stock during the five years ended December 31, 1999, with the cumulative total return of (i) Standard & Poors 500 Stock Index, (ii) the Standard & Poors Small Cap 600 Index and (iii) the Standard & Poors Telephone Manufacturers Index. The comparison assumes $100 was invested on December 31, 1994 in Intellicall's Common Stock and in each of the other indices and assumes reinvestment of dividends. Intellicall paid no dividends during the five year period.

         COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG INTELLICALL,
                 S&P 500 INDEX, S&P SMALL CAP 600 INDEX, AND
                     S&P TELEPHONE MANUFACTURER'S INDEX.

                                                            S&P
 Measurement Period                         S&P         Small Cap 600   Telephone Manufacturer's
(Fiscal Year Covered)     Intellicall     500 Index        Index           Composite Index
---------------------     -----------     ---------        -----           ---------------
Measurement Pt-12/31/94     $100           $100             $100              $100

FYE 12/31/95                $100           $138             $130              $151

FYE 12/31/96                $157           $169             $158              $152

FYE 12/31/97                $137           $226             $198              $212

FYE 12/31/98                $ 58           $290             $195              $312

FYE 12/31/99                $ 30           $351             $220              $330



** Assumes $100 invested on December 31, 1994 in Intellicall Common Stock, the S&P 500 Index, the S&P Smallcap 600, and the S&P Telephone Index

*   Total return assumes re-investment of dividends


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                            MANAGEMENT OF INTELLICALL

         The following table sets forth, as of October 1, 2000, the number and percentage of outstanding shares of Common Stock beneficially owned by:

         -        EACH OF THE NAMED EXECUTIVE OFFICERS;
         - EACH PERSON KNOWN BY INTELLICALL TO BE THE BENEFICIAL OWNER OF MORE THAN 5% OF INTELLICALL'S COMMON STOCK,
         - EACH DIRECTOR AND EACH PERSON NOMINATED TO BE ELECTED A DIRECTOR OF INTELLICALL; AND
         -        ALL OFFICERS AND DIRECTORS AS A GROUP.

         Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.


                                                        SHARES OF
            NAME AND ADDRESS OF                        COMMON STOCK               PERCENTAGE
            BENEFICIAL OWNER(1)                   BENEFICIALLY OWNED(2)            OF CLASS
---------------------------------------------    -------------------------    -------------------
William O. Hunt(3)                                                962,000               7.0%
2155 Chenault, Suite 450
Carrollton, Texas 75006
Banca Del Gottardo(4)                                           4,578,658              35.1%
viale S. Franscini 8
6901 Lugano
Switzerland
B. Michael Adler(5)                                               646,813               4.9%
2155 Chenault, Suite 450
Carrollton, Texas 75006
Lewis E. Brazelton III(6)                                         116,373               *
Arthur Chavoya(7)                                                  30,000               *
Richard B. Curran(8)                                               86,250               *
John J. McDonald, Jr.(9)                                          873,800               6.4%
R. Phillip Boyd (10)                                               27,250               *
All officers and directors as a group (13                       2,742,486              21.0%
persons)(11)


------------------
*  less than one percent

         1. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.

         2. Includes shares issuable upon the conversion of subordinated debt or shares issuable upon exercise of options or warrants that have or will vest within 60 days.

         3. Includes 175,825 shares as to which Mr. Hunt has shared voting and investment power and 670,000 shares of Common Stock issuable upon exercise of options.

         4. Includes 2,604,473 shares of Common Stock issuable upon conversion of subordinated debt and exercise of a warrants.

         5. Includes (i) 37,000 shares held in the name of Adler Computer Systems, Inc., a company wholly owned by Mr. Adler and (ii) 170,000 shares of Common Stock issuable upon exercise of options.

         6. Includes 5,091 shares owned by Mr. Brazelton's wife, as to which Mr. Brazelton disclaims beneficial ownership, and 30,000 shares of Common Stock issuable upon exercise of options.

         7. Includes 30,000 shares of Common Stock issuable upon exercise of options.

         8. Includes 36,250 shares held by Mr. Curran's wife and a trust of which Mr. Curran's wife is a beneficiary, as to which Mr. Curran disclaims beneficial ownership, and 30,000 shares of Common Stock issuable upon exercise of options.

         9. Includes 300,000 shares of Common Stock issuable upon exercise of options and 565,000 shares of Common Stock issuable upon exercise of options that vest upon approval of the Issuance.

         10. Includes 23,750 shares of Common Stock issuable upon exercise of options.

         11. Includes 1,185,000 shares of Common Stock issuable upon exercise of options.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF INTELLICALL

         As of December 31, 1998, The Payphone Company, Ltd., or Payphone, owed Intellicall $269,887 for trade receivables. In December 1998, Intellicall's management completed the establishment of a full reserve for such amount. B. Michael Adler was a director of Payphone and of Intellicall. Mr. Adler and other members of Mr. Adler's family own the majority of Payphone's stock.

         On February 15, 1994, Intellicall issued a $1 million, 10% convertible subordinated note to T.J. Berthel Investments, L.P., an affiliate of Thomas J. Berthel, who previously served as a director of Intellicall. An amended and restated note was issued on August 9, 1994. Interest is payable quarterly and the entire principal amount matured and was paid in full on March 31, 1999.

         On February 11, 2000, Intellicall signed a $.5 million revolving promissory note with Bank of America, N.A., due February 11, 2001. Interest is payable monthly at its prime rate commencing on March 11, 2000 with the principal of the note guaranteed by Mr. William O. Hunt, Chairman of the Board of Intellicall, and B&G Partnership, Ltd, an affiliate of Mr. Hunt. Intellicall may repay and re-borrow under the terms of the note at any time, up to a maximum aggregate outstanding balance equal to the principal amount of the note. Proceeds of the note were used for working capital purposes. On May 1, 2000, Intellicall paid off the $.5 million note.

                    DESCRIPTION OF WIRELESS WEBCONNECT!, INC.

                   SELECTED HISTORICAL FINANCIAL DATA OF WWC

         The following table highlights selected financial information of WWC for the periods and at the dates indicated but does not necessarily include all of the financial information that is important to you. WWC's Statement of Operations Data for all of the years in the three-year period ended December 31, 1999 and its balance sheet data as of December 31, 1998, and 1999 are derived from WWC's financial statements that have been audited by Deloitte & Touche LLP, independent auditors. The selected financial information should be read in conjunction with the financial statements and notes included elsewhere in this Proxy Statement. WWC's historical results are not necessarily indicative of WWC's operating results to be expected in the future.



                                            YEARS ENDED DECEMBER 31,                SIX MONTHS ENDED JUNE 30,
                                       1996         1997          1998      1999       1999           2000
                                   ---------------------------------------------       -------------------
                                   (UNAUDITED)                                            (UNAUDITED)
                                                    (In Thousands)
Statement of Operations Data:
     Revenues                         $1,000       $1,384       $1,402    $1,853       $996        $   739
     Net income                          116           59          120        34        130            220
     Income Per Common Share             (a)          (a)          (a)       (a)        (a)         $21.97

                                      (UNAUDITED)  (UNAUDITED)

Balance Sheet Data:
     Total Assets                        177          197          240       231        354         374
     Owners' Equity                   $  116       $  101       $  206    $  174       $286     $   350

(a) Income per common share is not presented for the periods the entity operated as a partnership.

WWC BUSINESS

         WWC is a reseller of high-speed, mobile wireless internet service for mobile professionals and secure wireless access to corporate computer networks through VPN (Virtual Private Networking) services. WWC acquires, services and supplies mobile professional customers with fast, wireless data access. WWC has developed a subscriber acquisition model that includes coordinating the activities of marketing and public relations, inbound and outbound call centers, outside sales programs, e-commerce and customer retention activities, including technical support, customer service and marketing.

         WWC was founded in 1991 under the name Business Tel to integrate the disciplines of public relations, marketing, inbound and outbound call centers, inside and outside sales and customer retention activities to round out a full-service subscriber acquisition model. WWC started out in the long distance reselling industry where it established sales offices for a publicly held company in numerous major United States markets and supported them via a centralized 100-person call center operation.

         In 1995 WWC became a strategic partner with Metricom, Inc. in locating subscribers to use Metricom's Ricochet 28.8 kpbs wireless data network. WWC has worked directly with Metricom and the Ricochet service for the last five years and signed up over 50% of the Ricochet 28.8 kbps subscriber base.

         In support of Metricom's Ricochet service, WWC has established and managed inbound and outbound call centers, retail stores, airport booths, government sales programs and sales teams targeting subscribers in Fortune 1000 companies, small to medium sized businesses, small-office/home-office (SOHO), government agencies and the educational market. WWC has established sales offices in all Ricochet 28.8 kbps metropolitan service areas, including Seattle, Washington D.C., San Francisco and the Silicon Valley.

         In June 2000, WWC entered into an agreement with Metricom to become a Ricochet Authorized Service Provider, and now provides 128 kbps Ricochet high-speed wireless mobile access under the brand name Ricochet WebConnect!, its anchor service. WWC used its acquisition model to support Metricom's launch of 128 kbps Ricochet in San Diego and Atlanta in July 2000 and will continue to support the offering as it rolls out nationwide. In addition to retailing Ricochet service and hardware, WWC is a full service provider of customer, network and administrative support and care for its wireless subscribers.

         Metricom informed its Ricochet 28.8 kbps subscriber base in September 2000 that it had contracted with WWC to be the exclusive provider of the Ricochet 28.8 kbps service to Metricom's existing customers, allowing customers the choice of continuing with their original Ricochet 28.8 kbps service or advancing to the new 128 kbps high-speed service. WWC is now expanding rapidly as a wireless Internet service provider with Ricochet WebConnect! as its core service offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WWC

You should read the following discussion of WWC's financial condition and results of operations in conjunction with the WWC financial statements and the notes thereto included elsewhere in this Proxy Statement. The results shown in this Proxy Statement are not necessarily indicative of the results WWC will achieve in any future periods.

Overview

WWC provides wireless services for mobile professionals. WWC's revenue is primarily generated from the resale of wireless Internet data services and mobile Internet connection devices used by subscribers. WWC began subscribing mobile professionals for wireless data services in July 1995. Since WWC's inception WWC has internally funded the continued activity of signing up mobile professionals for wireless Internet services. Recently WWC invested to expand its call center, sales offices, marketing activities and delivery capabilities. WWC's plan is to continue investing in these activities and expand its customer base by identifying and providing cutting edge wireless services to mobile professionals throughout the United States. With the introduction of new wireless services in major US markets WWC expects to incur significant operating losses for at least the next several quarters. WWC's profitability will be dependent upon revenue generated from a growing customer base by following its business plan.

WWC's revenue is primarily generated from the sales of wireless devices (modems) and the resale of wireless subscriber services provided by Metricom, Inc. Prior to the launch of Metricom's Ricochet 128k wireless Internet service ("R2") in July 2000, WWC's revenue was generated primarily from commissions paid for subscribers acquired by WWC for Metricom. This revenue accounted for 99% of WWC's revenue in 1997, 94% of WWC's revenue in 1998 and 91% in 1999. Upon the introduction of the R2 offering from Metricom in July 2000, WWC became a national wireless Internet service provider/reseller, wherein WWC provides comprehensive customer interface and support including subscription services, modem sales and technical support. These changes allow WWC to better service the end user and own the customers WWC subscribes.

WWC's R2 offering enables WWC's customers to receive 128k or better mobile wireless Internet service with unlimited usage and no roaming charges for $74.95 per month. This service includes full web access and email adding up to full desktop replication but with no phone lines within the coverage area. Annual rates provide a free month of service with no activation fee when paid in advance. Monthly subscribers pay $74.95 monthly with a $30 activation fee. All customers will be given a 30 day money back guarantee excluding the activation fee. Once 30 days are passed the subscriber terms include an annual commitment. Additionally, all customers will have the option to purchase the wireless modem of their choice with an average cost of $299. These devices are modems that work on any platform and soon will include a PCMCIA card for use on laptops and virtually other handheld computers.

WWC's subscriber acquisition costs consist primarily of the establishment and running of sales offices, call centers, marketing, and management expenses. Modem devices are purchased from third party manufacturers and there may be a need to subsidize these devices in order to stay competitive. WWC's delivery expenses include technical delivery and support personnel, equipment and maintenance, bandwidth, systems, automation and content development and the management of these activities. In 2000 and 2001, WWC expects its sales and marketing expense to increase substantially as a percentage of its annual revenues. WWC's general and administrative expenses consist primarily of cash compensation and related costs for general corporate, business development and technology development personnel, along with rent and other related costs.

Six months ended June 30, 1999 Compared to the six months ended December 30,
2000

Commissions and related revenue. Commission and related revenue decreased from $929,741 for the six months ended June 30, 1999 to $705,513 for the six months ended June 30, 2000. This decrease was due primarily to temporary cessation in April 2000 of marketing and selling the original Ricochet 28.8 mobile wireless Internet service ("R1") in order to prepare for the launch of the new 128k Mobile wireless Internet service ("R2") set to launch in July 2000.

Services revenue. Services revenue decreased from $65,688 for the six months ended June 30, 1999 to $33,000 for the six months ended June 30, 2000. This decrease was due primarily to temporary cessation in April 2000 of marketing R1 in order to prepare for the launch of R2 set to launch in July 2000.

Cost of services revenue. Costs of services revenue decreased from $54,897 for the six months ended June 30, 1999 to $28,000 for the six months ended June 30, 2000. This decrease was due primarily to fewer US government customers being serviced under WWC's government reseller contract for the six months ended June 30, 2000.

Selling, general and administrative. Selling, general and administrative expenses decreased from $811,064 for the six months ended June 30, 1999 to $503,226 for the six months ended June 30, 2000. This decrease was due primarily to temporary cessation in April 2000 of marketing and selling R1 in order to prepare for the launch of R2.

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

Commissions and related revenue. Commission and related revenue increased from $1,311,633 for the year ended December 31, 1998 to $1,678,566 for the year ended December 31, 1999. This was due primarily to an increase in the number of subscribers signed-up in the year ended December 31, 1999. The subscribers signed up increased from 3,447 for the year ended December 31, 1998 to 4,016 for the year ended December 31, 1999. This increase was due primarily to expanded sales and marketing efforts.

Services revenue. Services revenue increased from $88,205 for the year ended December 31, 1998 to $157,660 for the year ended December 31, 1999. This increase was due primarily to an increase in services provided to the US government as part of WWC's government reseller contract during the year ended December 31, 1999.

Cost of services revenue. Costs of services revenue increased from $74,029 for the year ended December 31, 1998 to $133,467 for the year ended December 31, 1999. This increase was due primarily to an increase in services provided to the US government as part of WWC's government reseller contract during the year ended December 31, 1999.

Selling, general and administrative. Selling, general and administrative expenses increased from $1,207,742 for the year ended December 31, 1998 to $1,685,944 for the year ended December 31, 1999. This increase was due primarily to an increase in advertising costs and salaries and commissions paid to additional personnel performing sales and marketing activities for the year ended December 31, 1999. Prior to May 2000, WWC was organized as a partnership, thus no tax expense or benefit was recognized.

Year ended December 31, 1998 Compared to Year Ended December 31, 1997

Commissions and related revenue. Commission and related revenue decreased from $1,364,162 for the year ended December 31, 1997 to $1,311,633 for the year ended December 31, 1998. This was due primarily to a commission structure change. The number of subscribers signed-up did increase from 2,860 for the year ended December 31, 1997 to 3,258 for the year ended December 31, 1998. This increase was due primarily to expanded sales and marketing efforts.

Services revenue. Services revenue increased from $17,628 for the year ended December 31, 1997 to $88,205 for the year ended December 31, 1998. This increase was due primarily to an increase in services provided to the US government as part of WWC's governmental reseller contract during the year ended December 31, 1998.

Cost of services revenue. Costs of services revenue increased from $15,009 for the year ended December 31, 1997 to $74,029 for the year ended December 31, 1998. This increase was due primarily to an increase in services provided to the US government as part of WWC's governmental reseller contract during the year ended December 31, 1998.

Selling, general and administrative. Selling, general and administrative expenses decreased from $1,309,932 for the year ended December 31, 1997 to $1,207,742 for the year ended December 31, 1998. This decrease was due primarily to a decrease in expenses related to call center activities for the year ended December 31, 1998.

Liquidity and Capital Resources

Since WWC's inception, WWC has financed its operations solely through revenue generated by the business. Cash provided by operations has increased from $30,000 in 1998 to $74,000 in 1999. This increase in cash is primarily attributable to changes in working capital accounts including increases in accounts payable and accrued expenses. Distributions were made to the owners of the business of approximately $15,000 and $82,000 for 1998 and 1999, respectively.

On August 29, 2000, WWC signed a promissory note with Intellicall. In the amount of $1.5 million bearing interest at 8%. Funding of the note is subject to certain conditions before scheduled disbursements are provided, including pre-approval by Intellicall of the use of funds. As of September 30, 2000, $250,000 has been released to WWC under the provisions of the note agreement. Proceeds of the note have been used to expand sales activities, purchase equipment and systems and meet general operating expenses of WWC. Under the terms of the agreement, upon the completion of the merger, all accrued interest and outstanding principle are forgiven.

The successful expansion of the business into emerging markets is dependent on the WWC's ability to fund operations internally and/or procure adequate external financing in a timely basis. Currently, WWC has no other external sources of working capital funds. If WWC's plans or assumptions change or are inaccurate, WWC may be required to seek additional capital or seek capital sooner than anticipated. In the event additional financing is not available, WWC will be required to significantly reduce its expenses and/or retract its expansion plans.

Assuming the Merger is consummated, WWC will be able to utilize the significant working capital of Intellicall in order to further its expansion plans. Additionally, as a public entity, WWC may better be able to raise additional capital to expand its business.

MARKET PRICE, DIVIDENDS AND STOCKHOLDER MATTERS

         There is no public market for the Common Stock of WWC. As of the date of this Proxy Statement there are six holders of the Common Stock of WWC.

         The Issuance will have the effects set forth in the column entitled "Percentage of Class" on Intellicall's 5% or more stockholders, each director and nominee and director's and officer's as a group and Intellicall's present commitment to each of the above with respect to the issuance of common stock.


                                                        SHARES OF                         PERCENTAGE OF CLASS
            NAME AND ADDRESS OF                        COMMON STOCK           ------------------------------------------
            BENEFICIAL OWNER(1)                   BENEFICIALLY OWNED(2)         BEFORE ISSUANCE         AFTER ISSUANCE
---------------------------------------------    -------------------------    -------------------     ------------------
William O. Hunt                                                   962,000               7.0%                   3.2%
Banca Del Gottardo                                              4,578,658              35.1%                  15.5%
B. Michael Adler                                                  646,813               4.9%                   2.2%
Lewis E. Brazelton III                                            116,373               *                      *
Arthur Chavoya                                                     30,000               *                      *
Richard B. Curran                                                  86,250               *                      *
John J. McDonald, Jr.                                             828,800               6.4%                   3.0%
R. Phillip Boyd                                                    27,250               *
G. T. Finn                                                             --               *
Mike Campbell                                                          --               *
Neil Byrne                                                             --               *
[Nominee to be determined]
[Nominee to be determined]
[Nominee to be determined]

All officers and directors as a group (13                       2,742,486              21.0%                   9.3%
persons)


------------------
* less than one percent

         1. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.

         2. Includes shares issuable upon the conversion of subordinated debt or shares issuable upon exercise of options or warrants that have or will vest within 60 days.

                                 PROPOSAL NO. 2
                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                TO CHANGE THE NAME TO WIRELESS WEBCONNECT!, INC.

         In connection with the transactions contemplated by the Merger Agreement, the Board has adopted resolutions approving certain amendments to the Certificate of Incorporation. The Amended Certificate of Incorporation, assuming approval of the Issuance by the stockholders at the Meeting, will be filed with the Secretary of State of the State of Delaware as soon as practicable after the date of the Meeting. Without any further action on the part of Intellicall or the stockholders, the amendment described below will become effective on the date of such filing:

         The Board of Directors has adopted a resolution approving an amendment to the Articles of Incorporation to change Intellicall's name to "Wireless WebConnect!, Inc."

         SUBJECT TO THE APPROVAL OF THE STOCKHOLDERS OF THE ISSUANCE AS
SET FORTH UNDER PROPOSAL NO. 1 ABOVE, THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO CHANGE THE NAME OF INTELLICALL TO "WIRELESS WEBCONNECT!, INC."


                                 PROPOSAL NO. 3
                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
         TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         In connection with the transactions contemplated by the Merger Agreement, including the Issuance of 16,426,420 shares of Common Stock and Intellicall's agreement that after the Merger has closed the former WWC employees who become Intellicall employees will be eligible to receive options to purchase up to an aggregate of 1.5 million shares of Common Stock, and the proposal in this Proxy Statement to increase the shares authorized under the 1991 Stock Option Plan, the Board has unanimously approved, subject to approval by the stockholders, a proposal to amend the certificate of incorporation to increase the number of shares of Common Stock authorized and available for issuance from 20,000,000 to 60,000,000. In addition to providing a sufficient number of shares for the Issuance, the Board believes that the Increase would benefit Intellicall by providing greater flexibility to facilitate an acquisition strategy, to provide stock-related employee benefits, to effect stock splits of the outstanding Common Stock, and to provide flexibility for raising additional capital to fund a growth strategy and other general corporate needs. Although Intellicall is not currently reviewing any specific acquisition opportunities, there may be future acquisitions and the Increase would allow Intellicall to issue Common Stock in other future acquisitions. As of the Record Date, Intellicall had issued and outstanding [13,081,889] shares of Common Stock and [1,830,890] shares of Common Stock reserved for issuance under its 1991 Stock Option Plan.

         The Amended Certificate of Incorporation, assuming approval by the stockholders at the Meeting, will be filed with the Secretary of State of the State of Delaware as soon as practicable after the date of the Meeting. Without any further action on the part of Intellicall or the stockholders, the amendment will become effective on the date of such filing.

         If the Increase is approved at the Meeting, other than approval of the Issuance under Proposal No. 1, generally, no stockholder approval would be necessary for the issuance of all or any portion of the additional shares of Common Stock unless required by law or any rule or regulations to which the Company is subject.

         Depending upon the consideration per share received by Intellicall for any subsequent issuance of Common Stock, such issuance could have a dilutive effect on those stockholders who paid a higher consideration per share for their stock. Also, future issuances will increase the number of outstanding shares of Common Stock, thereby decreasing the percentage ownership in Intellicall (for voting, distributions and all other purposes) represented by existing shares of Common Stock. The availability for issuance of the additional shares of Common Stock and any issuance thereof, or both may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of Intellicall. Intellicall's Certificate of Incorporation also contains a provision limiting the number of directors to nine and provides for the issuance of preferred stock over which the Board retains the right to determine voting rights. These provisions may have an anti-takeover effect. The present proposal with respect to the Increase is not a part of a plan by Intellicall's management to adopt a series of anti-takeover measures, and management does not presently intend to propose other anti-takeover measures in future proxy solicitations.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 4
                              AMENDMENT OF THE PLAN

         The Board has adopted a resolution to amend the 1991 Stock Option Plan to increase the aggregate number of shares of Common Stock that may be issued thereunder to 9,495,000, which would provide shares available for the issuance of up to 6,995,000 incentive stock options, 2,000,000 nonqualified stock options and 500,000 nonemployee directors stock options. This proposed Plan Amendment will provide enough authorized shares to grant up to an aggregate of 1.5 million options to purchase Common Stock after the merger described in Proposal No. 1 to the former employees of WWC who become employees of Intellicall. The proposed Plan Amendment will also provide flexibility to issue additional grants in the future. The Board has also adopted resolutions to (i) change the automatic grants to nonemployee directors upon initial election to the Board from February 1 to the date of election to the Board and to provide for automatic annual grants on the date of the Annual Meeting and (ii) to increase the initial grant to nonemployee directors from an option to purchase 20,000 shares to an option to purchase 25,000 shares of common stock and to provide for automatic annual grants of options to purchase 12,500 shares of common stock. The foregoing proposed amendments to the 1991 Stock Option Plan are referred to herein as the Plan Amendment. No other amendments to the 1991 Stock Option Plan are currently contemplated.

         The description in this Proxy Statement of the 1991 Stock Option Plan is included solely as a summary, does not purport to be complete, and is qualified in its entirety by the full text of the 1991 Stock Option Plan, as amended to reflect the proposed changes, attached hereto as APPENDIX C.

GENERAL

         The 1991 Stock Option Plan is an arrangement under which certain individuals may be granted awards (the "Awards") for incentive stock options, non-qualified stock options and directors' options. The purpose of the 1991 Stock Option Plan is to provide incentives to officers, directors and employees of Intellicall, to attract individuals with a high degree of training, experience, expertise and ability, to provide an opportunity to such individuals to acquire a proprietary interest in the success of Intellicall, to increase their interest in Intellicall's welfare, to align their interests with those of Intellicall's stockholders and to encourage them to remain with Intellicall.

ADMINISTRATION OF THE 1991 PLAN

         The Option Plan is administered by the Compensation Committee composed of non-employee directors of Intellicall who meet the requirements of "disinterested person" in Section 16b of the Securities Exchange Act of 1934.

ELIGIBILITY

         Awards may be granted under the 1991 Stock Option Plan to employees of Intellicall, including officers and directors, and, in accordance with the nondiscretionary formula mentioned above, non-employee directors of Intellicall. However, only employees of Intellicall are entitled to receive incentive stock option Awards. The Compensation Committee, in its discretion as outlined in the 1991 Stock Option Plan, determines which individuals are eligible to receive Awards under the 1991 Stock Option Plan.

         The approximate number of individuals who were eligible to participate in the 1991 Stock Option Plan as officers or employees of as of October 1, 2000 was 48.

GRANT, TERM, AND RESTRICTIONS ON AWARDS

         Awards granted under the 1991 Stock Option Plan may include incentive stock options, which are qualified under Section 422A of the Internal Revenue Code of 1986 (the "Code"), non-qualified stock options, which are not qualified under section 422A of the Code, and directors' options.

         In the event Common Stock purchased upon exercise of incentive options is disposed within a two year period after the options are granted under the 1991 Stock Option Plan or within one year after the option is exercised, the optionee is required to so notify Intellicall and deliver to Intellicall the amount of any applicable withholding taxes. In either such event, the options lose their status as incentive options under Section 422A of the Code and are treated as non-qualified options under the 1991 Stock Option Plan. The maximum value of incentive options that can become first exercisable in any one year can be no more than $100,000.

         Each Award is to be granted under an agreement (an "Agreement") between Intellicall and the individual receiving the Award. Each Agreement specifies the exercise periods of options. Intellicall receives no consideration upon the grant of an Award. The rights under the Agreement are not transferable by the individual receiving an Award except under the laws of descent and distribution. During the lifetime of the individual receiving an Award, only the individual or his legal representative may exercise the Award.

PURCHASE PRICE FOR INCENTIVE OPTIONS

         The purchase price for each share of Common Stock subject to an incentive option granted under the 1991 Stock Option Plan may not be less than the greater of the par value of such share and 100% of the fair market value of such share on the date that the incentive option is granted (110% in the case of an incentive option granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of Intellicall). The purchase price of Common Stock may be paid by cash, check, or shares of Common Stock which have been held for at least six months.

         On September 28, 2000, the closing sales price of Intellicall's Common Stock as reported on AMEX was $0.8125.


TERMINATION OF AWARDS

         Awards of incentive options granted under the 1991 Stock Option Plan generally terminate with respect to any portion of the incentive option not previously exercised by an individual after ten years from the date that the incentive option is granted (five years in the case of an incentive option granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of Intellicall), unless the option terminates sooner by reason of termination of employment, disability, or death. The unexercised or restricted portion of an Award shall terminate immediately if an individual's employment is terminated for cause. If termination of employment is voluntary or by Intellicall for reasons other than cause, such portion of the Award shall terminate three months after employment terminates. The unexercised or restricted portion of an Award will terminate twelve months after the occurrence of the disability or death of an individual.

CERTAIN EVENTS

         The 1991 Stock Option Plan contains antidilution provisions applicable in the event of any change in the number of outstanding shares of Common Stock of Intellicall or any change in the character or rights of the Common Stock which occurs by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares or other similar events. In any such event, appropriate adjustments will be made in the maximum number of shares which may be issued under the 1991 Stock Option Plan and the number of shares under and exercise price of outstanding Awards.

         In addition, in the case of (i) a dissolution or liquidation of Intellicall or (ii) a merger or consolidation of Intellicall the 1991 Stock Option Plan and all options granted thereunder shall continue in effect and each holder of an option shall be entitled to receive in respect of each share of Common Stock subject to an outstanding Award, upon exercise of such Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of Common Stock was entitled to receive in such transaction in respect of a share of Common Stock.

         In the event of a Change in Control of Intellicall (as defined in the 1991 Stock Option Plan), all outstanding Awards shall become immediately and fully exercisable. Upon the consummation of the merger, a Change of Control will be deemed to have occured because the former WWC stockholders will hold approximately 56% of the outstanding Common Stock.

AMENDMENTS

         The Board or the Compensation Committee may at any time, without the consent of the holders of Awards, alter, amend, revise, suspend, or discontinue the 1991 Stock Option Plan, provided that such action shall not adversely affect Awards previously granted. Any amendments to the 1991 Stock Option Plan that would (i) materially increase the benefits accruing to individuals participating in the 1991 Stock Option Plan, (ii) materially increase the number of shares of Common Stock subject to the 1991 Stock Option Plan, or (iii) materially modify the requirements as to eligibility for participation in the 1991 Stock Option Plan must be approved by the holders of a majority of shares of Common Stock represented and entitled to vote thereon at a meeting of the stockholders of Intellicall.

OPTIONS GRANTED

         As of October 1, 2000, options to purchase 1,869,320 shares of Common Stock had been granted under the 1991 Stock Option Plan, of which options to purchase 423,340 shares of Common Stock had been exercised, options to purchase 1,436,980 shares of Common Stock remained outstanding and had not yet been exercised and options to purchase 394,000 shares remained available for grant. Assuming, the Issuance is approved by the Intellicall stockholders, all outstanding options under the 1991 Stock Option Plan will immediately vest and become exercisable due to the occurance of a Change of Control created by the merger.

         As of October 1, 2000, 48 Intellicall employees were eligible to participate in the 1991 Stock Option Plan. Only one employee, Wynn Goolsby received options to purchase 6,500 shares of Common Stock at an aggregate value of $19,500 during fiscal 1999. As a group the non-employee directors of Intellicall received no options to purchase Common Stock during 1999. If the 1991 Stock Option Plan, as amended by this Proposal, had been in place during fiscal 1999, the nonemployee directors as a group would have received options to purchase 37,500 shares of Common Stock (12,500 per nonemployee director). All other grants under the 1991 Stock Option Plan are not determinable because only nonemployee directors receive automatic grants. The last reported sales price of the Common Stock on Amex as of September 28, 2000 was $0.8125.

FEDERAL INCOME TAX CONSEQUENCES

         An optionee who receives an incentive stock option under the 1991 Stock Option Plan will ordinarily not recognize any income for federal income tax purposes as a result of the receipt or exercise of such option. However, the exercise of an incentive stock option will give rise to an increase in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the Common Stock at the time the optionee's rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture over the exercise price. Intellicall will not be entitled to a compensation deduction for federal income tax purposes with respect to either the grant of an incentive stock option under the 1991 Stock Option Plan or the exercise of such an option by the optionee. If the optionee does not dispose of the shares of Common Stock acquired through the exercise of the incentive stock option within two years of the date of the grant of such option, and within one year after the exercise date, and if the optionee is employed by Intellicall (or certain related entities) from the time the option is granted until three months before its exercise, any gain or loss recognized upon the disposition will constitute a long-term capital gain or loss, and Intellicall will not be entitled to a deduction. If an optionee disposes of the shares prior to the expiration of such holding periods (a "disqualified disposition"), the optionee will recognize, at the time of such disposition, ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the shares subject to the option on the date of exercise or (ii) the amount realized by the optionee on the sale of such shares, any remaining gain shall be taxed as a capital gain. In the event of a disqualified disposition, Intellicall will be entitled to a deduction in an amount equal to the income recognized by the optionee.

         If an optionee pays the exercise price of an incentive stock option solely with Common Stock, and if the shares surrendered are (i) shares not received pursuant to the exercise of an incentive stock option and not subject to a substantial risk of forfeiture or (ii) the result of the optionee's exercise of another incentive stock option, the exercise of which satisfied the above stated holding period requirements, the optionee will not recognize income and the basis and holding period of the surrendered Common Stock shall be transferred to that number of new shares equal to the number of old shares surrendered. If more shares are received than were surrendered, the additional shares' basis will be zero. If these conditions are not met, the payment of the exercise price with shares of Common Stock may be treated as a disqualified disposition or otherwise taxable disposition.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT. SINCE THE AMENDMENT WILL INCREASE THE NUMBER OF OPTIONS THAT MAY BE GRANTED TO ALL DIRECTORS AND EXECUTIVE OFFICERS OF INTELLICALL, CERTAIN OF THE DIRECTORS AND EXECUTIVE OFFICERS OF INTELLICALL HAVE AN INTEREST IN, AND MAY BENEFIT FROM, THE ADOPTION OF THE PLAN AMENDMENT.

                                 PROPOSAL NO. 5
                              ELECTION OF DIRECTORS


         There are eight directors to be elected for terms expiring at Intellicall's Annual Meeting of Stockholders in 2001 or when their successors have been elected and qualified. It is intended that the names of the persons indicated below will be placed in nomination and that the persons named in the Proxy will vote for their election. Each of the nominees has indicated his willingness to serve as a member of the Board if elected; however, in case any nominee shall become unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders have discretionary authority to vote the Proxy for a substitute nominee or nominees. Proxies cannot be voted for more than eight nominees. The following sets forth information as of the Record Date as to the nominees for election at the Meeting, including their ages, present principal occupations, other business experience during the last five years, membership on committees of the Board and directorships in other publicly-held companies.


            Name                 Age                  Position

William O. Hunt                  66           Chairman of the Board
John McDonald                    50           President, Chief Executive
                                              Officer and Director
Mike Campbell                    45           Nominee
G.T. Finn                        53           Nominee
Neil Byrne                       38           Nominee
[to be determined]               --           Nominee
[to be determined]               --           Nominee
[to be determined]               --           Nominee

         NEIL BYRNE has been WWC's Senior Vice President of New Office Establishment from August 1997 until the present. Prior to that, from November 1996 until August 1997, Mr. Byrne served as the Senior Vice President of New Business Development. He also served as a Regional Sales Manager of WWC from October 1995 until November 1996.

         MIKE CAMPBELL is the Senior Vice President of Administration of WWC, and has served in that capacity since February 1998. From August 1997 until February 1998, he was Senior Vice President of New Business Development for WWC. Prior to that, from October 1995 until July 1997, he worked as a Regional Sales Manager for WWC.

         GERALD T. FINN founded WWC, which was formerly known as Business Tel, in 1991 and has served as Chairman of the Board, Chief Executive Officer and President since its inception.

         WILLIAM O. HUNT joined Intellicall in December 1992 as Chairman of the Board, Chief Executive Officer and President. In May, 1998 Mr. Hunt resigned his position as Chief Executive Officer and President. From June 1986 to July 1992, he was Chairman of the Board and Chief Executive Officer of Alliance Telecommunications Corporation, a wireless telecommunications company. Mr. Hunt serves on the boards of American Homestar Corporation, Internet America, Inc. and Mobility Electronics, Inc.

         JOHN J. MCDONALD, JR. was appointed President and Chief Executive Officer in May 1998. Prior to that time, he was Chief Operating Officer of Intellicall from July 1997 and Senior Vice President - Sales and Marketing from February 1997. From June 1994 to January 1997, Mr. McDonald was Senior Vice President of Intercom, Inc. Prior to that he was Vice President, Business Communications, of Ericsson Business Communications.

[bios of nominees to be determined]

  CHANGES TO THE INTELLICALL BOARD IF THE INTELLICALL STOCKHOLDERS DO NOT APPROVE THE ISSUANCE.

         In the event the Intellicall stockholders do not approve the Issuance in connection with the merger, Messrs. Finn, Campbell, Byrne,____, _____and____. have agreed to resign from the Intellicall Board immediately following the Meeting. The Intellicall Board will then appoint to the Board Mr. Lewis E. Brazelton III, Mr. Richard B. Curran, Mr. Arthur Chavoya and Mr.
B. Michael Adler, each of whom are current members of the Board, The biographies of Messrs. Brazelton, Curran, Chavoya and Adler are set forth under "Proposal No. 1 - Approval of Issuance of Common Stock -- Intellicall Management."

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE EIGHT NOMINEES.

                       WHERE YOU CAN FIND MORE INFORMATION

         Intellicall files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information Intellicall files at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet Website maintained by the Securities and Exchange Commission at http://www.sec.gov.

                              STOCKHOLDER PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Any proposal which a shareholder intends to present at the 2000 annual meeting must be received by Intellicall at its principal executive office no later than August 16, 2001 in order to be included in the proxy material for the Meeting.

                          INDEPENDENT PUBLIC ACCOUNTANTS

         Intellicall's principal auditors for the fiscal year 2000 are Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the Meeting and will have the opportunity to make any desired statement and will be available to respond to appropriate questions. Intellicall's principal auditors for the fiscal year 1999 were PricewaterhouseCoopers LLC. See "Proposal No. 1 - Approval of Issuance of Common Stock - Changes in Certifying Accounts" for a description of the dismissal of PricewaterhouseCoopers LLP and the appointment of Deloitte & Touche LLP.

                                  OTHER BUSINESS

         The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment in the interest of Intellicall.

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The information contained in the items set forth below are incorporated herein by reference to Intellicall's Annual Report on Form 10-K/A and made a part hereof. A copy of the Annual Report on Form 10-K/A is being delivered to stockholders along with this Proxy Statement. Other than as set forth below, no other portion of the Annual Report on Form 10-K/A is deemed to be part of this Proxy Statement.

            (a) Item 1. Business;

            (b) Item 2. Properties;

            (c) Item 3. Legal Proceedings;

            (d) Item 5. Market for Registrant's Common Equity and Related Stockholder Matters;

            (e) Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations; and

            (f) Item 8. Financial Statements and Supplementary Data.

                                  MISCELLANEOUS

         All costs incurred in the solicitation of Proxies will be borne by Intellicall. Intellicall estimates those costs to be $25,000. In addition to solicitation by mail, officers and employees of Intellicall may solicit Proxies by telephone, telegraph or personally, without additional compensation. Intellicall may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and Intellicall may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

         Accompanying this Proxy Statement is a copy of Intellicall's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE MATTERS PROPOSED HEREIN. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE HEREOF, AND THE MAILING OF THIS PROXY STATEMENT TO INTELLICALL STOCKHOLDERS

SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.



                                           By Order of the Board of Directors


                                           /s/ William O. Hunt
                                           ------------------------------------
                                           William O. Hunt
                                           Chairman of the Board of Directors

                 INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES


Financial Statements of INTELLICALL, INC.

             Balance Sheets at June 30, 2000 (Unaudited) and December 31, 1999................................F-2

             Statements of Operations for each of the three month periods ended June 30, 2000 and 1999 (Unaudited)........................................................F-4

             Statements of Operations for each of the six month periods ended June 30, 2000 and 1999 (Unaudited)........................................................F-5

             Statements of Cash Flows for each of the six month periods ended June 30, 2000 and 1999 (Unaudited)........................................................F-6

             Notes to Financial Statements (Unaudited)........................................................F-7

Financial Statements of WIRELESS WEBCONNECT!, INC.

             Independent Auditors' Report.....................................................................F-15

             Balance Sheets as of December 31, 1998 and 1999 and June 30, 2000 (unaudited)....................F-16

             Statements of Income for the years ended December 31, 1997, 1998 and 1999 and the six months ended June 30, 1999 (unaudited) and 2000 (unaudited)............................F-17

             Statements of Changes in Owners' Equity for the years ended December 31, 1997, 1998 and 1999 and six months ended June 30, 1999 (unaudited) and 2000 (unaudited)............................F-18

             Statements of Cash Flows for the years ended December 31, 1997, 1998 and 1999 and the six months ended June 30, 1999 (unaudited) and 2000 (unaudited)............................F-19

             Notes to Financial Statements....................................................................F-20


INTELLICALL, INC.
UNAUDITED BALANCE SHEETS


ASSETS
(in thousands)

                                                             June 30,     December 31,
                                                               2000          1999
                                                             --------       --------
Current assets
  Cash and cash equivalents .........................        $  4,991       $    694
  Receivables, net of allowance for doubtful accounts
   of $1,068 and $764 ...............................           1,105          1,455
  Inventories, net ..................................           2,664          3,088
  Receivables from related party, net ...............             175          1,258
  Deferred tax asset ................................            --            1,500
  Other current assets ..............................             226            157
                                                             --------       --------
    Total current assets ............................           9,161          8,152
Fixed assets, net ...................................             740            980
Investment in unconsolidated subsidiary .............            --            1,835
Other assets, net ...................................             706            637
Assets of discontinued operations ...................             420            513
                                                             --------       --------
  Total Assets ......................................        $ 11,027       $ 12,117
                                                             --------       --------








See notes to financial statements.


                                               F-2



INTELLICALL, INC.
UNAUDITED BALANCE SHEETS (Continued)


LIABILITIES AND STOCKHOLDERS' EQUITY
(in thousands, except share information)

                                                             June 30,     December 31,
                                                               2000          1999
                                                             --------       --------

Current liabilities
  Accounts payable ..................................        $  1,094       $  1,798
  Accrued liabilities ...............................             437            610
  Current portion of long-term debt .................            --            2,630
  Deferred tax liability ............................           2,038           --
                                                             --------       --------
  Total current liabilities .........................           3,569          5,038
Long-term debt ......................................           1,880          6,557
Deferred gain on sale of assets .....................            --              730
Other liabilities ...................................              50             50
Liabilities of discontinued operations ..............              78             80
                                                             --------       --------
  Total liabilities .................................           5,577         12,455
                                                             --------       --------
Commitments and contingent liabilities ..............            --             --
Stockholders' equity (deficit)
  Common stock, $.01 par value; 20,000,000 shares
   Authorized; 13,080,894 and 13,080,175 shares issued,
   Respectively .....................................             131            131
  Additional paid-in capital ........................          61,603         61,486
  Less common stock in treasury, at cost;
   24,908 shares ....................................            (258)          (258)
  Accumulated deficit ...............................         (56,026)       (61,697)
                                                             --------       --------
   Total stockholders' equity (deficit) .............           5,450           (338)
                                                             --------       --------
                                                             $ 11,027       $ 12,117
                                                             --------       --------



See notes to financial statements.

INTELLICALL, INC.
UNAUDITED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

                                                                 Three Months Ended
                                                                     June 30,
                                                                  2000        1999
                                                                --------    --------
Equipment sales .............................................   $  1,100    $  1,549
Cost of sales ...............................................      1,049       1,653
                                                                --------    --------
Gross profit (loss) .........................................         51        (104)

Selling, general and administrative expenses ................      1,452       1,648
Provision for doubtful accounts .............................        340         331
Research and development expenses ...........................        240         274
                                                                --------    --------
Operating loss from continuing operations ...................     (1,981)     (2,357)
Gain on sale of stock .......................................     13,784        --
Other income ................................................         31         156
Interest income .............................................         67          59
Interest expense ............................................       (374)       (537)
Equity in the earnings (loss) of unconsolidated subsidiary ..       --          (263)
                                                                --------    --------
Income (loss) from continuing operations before income taxes      11,527      (2,942)
Income tax expense ..........................................     (3,599)       --
                                                                --------    --------
Income (loss) from continuing operations ....................      7,928      (2,942)
Loss from discontinued operations ...........................       --          (117)
                                                                --------    --------
Income (loss) before extraordinary items ....................      7,928      (3,059)
Extraordinary items - early extinguishment of debt,
net of $61 tax benefit ......................................        (97)       --
                                                                --------    --------
Net income (loss) available to common shareholders ..........   $  7,831    $ (3,059)
                                                                ========    ========
Basic net income (loss) per share from
continuing operations .......................................   $   0.61    $  (0.24)
                                                                ========    ========
Diluted net income (loss) per share from
continuing operations .......................................   $   0.56    $  (0.24)
                                                                ========    ========
Basic and diluted net loss per share from
discontinued operations .....................................   $   --      $  (0.01)
                                                                ========    ========
Basic and diluted net loss per share from extraordinary items   $  (0.01)   $   --
                                                                ========    ========
Basic net income (loss) per share ...........................   $   0.60    $  (0.25)
                                                                ========    ========
Diluted net income (loss) per share .........................   $   0.55    $  (0.25)
                                                                ========    ========
Weighted average number of basic shares outstanding .........     13,056      12,049
                                                                ========    ========
Weighted average number of diluted shares outstanding .......     14,386      12,049
                                                                ========    ========

See notes to financial statements.



                                          F-4



INTELLICALL, INC.
UNAUDITED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

                                                                  Six Months Ended
                                                                     June 30,
                                                                  2000        1999
                                                                --------    --------

Equipment sales .............................................   $  2,029    $  6,380
Cost of sales ...............................................      2,101       5,922
                                                                --------    --------
Gross profit (loss) .........................................        (72)        458
Selling, general and administrative expenses ................      2,920       3,453
Provision for doubtful accounts .............................        359          85
Research and development expenses ...........................        568         498
                                                                --------    --------
Operating loss from continuing operations ...................     (3,919)     (3,578)
Gain on sale of stock .......................................     13,895        --
Other income ................................................         57         165
Interest income .............................................         94         120
Interest expense ............................................       (709)     (1,006)
Equity in the earnings (loss) of unconsolidated subsidiary ..        (51)       (621)
                                                                --------    --------
Income (loss) from continuing operations before income taxes       9,367      (4,920)
Income tax expense ..........................................     (3,599)       --
                                                                --------    --------
Income (loss) from continuing operations ....................      5,768      (4,920)
Loss from discontinued operations ...........................       --          (368)
                                                                --------    --------
Income (loss) before extraordinary items ....................      5,768      (5,288)
Extraordinary items - early extinguishment of debt,
Net of $61 tax benefit ......................................        (97)       --
                                                                --------    --------
Net income (loss) available to common shareholders ..........   $  5,671    $ (5,288)
                                                                ========    ========
Basic net income (loss) per share from continuing
operations ..................................................   $   0.44    $  (0.41)
                                                                ========    ========
Diluted net income (loss) per share from continuing
operations ..................................................   $   0.41    $  (0.41)
                                                                ========    ========
Basic and diluted net loss per share from discontinued
operations ..................................................   $   --      $  (0.03)
                                                                ========    ========
Basic and diluted net loss per share from extraordinary items   $  (0.01)   $   --
                                                                ========    ========
Basic net income (loss) per share ...........................   $   0.43    $  (0.44)
                                                                ========    ========
Basic and diluted net income (loss) per share ...............   $   0.40    $  (0.44)
                                                                ========    ========
Weighted average number of basic shares outstanding .........     13,056      12,049
                                                                ========    ========
Weighted average number of diluted shares outstanding .......     14,428      12,049
                                                                ========    ========

See notes to financial statements.

INTELLICALL, INC.
UNAUDITED STATEMENTS OF CASH FLOWS (in thousands)

                                                                              Six Months Ended
                                                                                   June 30,
                                                                              2000        1999
                                                                            --------    --------
Cash flows from continuing operating activities:
 Net income (loss) from continuing operations ..........................    $  5,671    $ (4,920)
 Adjustments to reconcile net loss from continuing operations to net
  Cash provided by operating activities:
  Gain on sale of stock ................................................     (13,895)       --
  Depreciation and amortization ........................................         619       1,060
  Provision for doubtful accounts ......................................         359          86
  Provision for inventory losses .......................................         200        (152)
  Equity in loss of unconsolidated subsidiary ..........................          51         621
  Changes in operating assets and liabilities:
   Receivables .........................................................         (10)      2,793
   Inventories .........................................................         224         258
   Receivables from related party, net .................................          83         338
   Other current assets ................................................         (69)         28
   Notes receivable ....................................................        --           163
   Accounts payable ....................................................        (704)      1,114
   Accrued income taxes ................................................       3,538        --
   Accrued liabilities .................................................        (173)       (297)
   Other ...............................................................           9        (108)
                                                                            --------    --------
    Net cash (used in) provided by continuing operating activities .....      (4,097)        984
Cash flows from investing activities:
 Capital expenditures ..................................................        --           (96)
 Capitalized software ..................................................        --          (565)
 Cash received on sale of stock ........................................      15,732        --
                                                                            --------    --------
    Net cash provided by (used in) investing activities ................      15,732        (661)
Cash flows from financing activities:
 (Repayments) borrowings on notes payable ..............................      (7,430)      1,000
 Net repayments on line of credit ......................................        --        (2,811)
                                                                            --------    --------
    Net cash used in financing activities ..............................      (7,430)     (1,811)
Net cash flows from discontinued operations ............................          92       1,482
                                                                            --------    --------
Net increase (decrease) in cash and cash equivalents ...................       4,297          (6)
Cash and cash equivalents at beginning of period .......................         694          16
                                                                            --------    --------
Cash and cash equivalents at end of period .............................    $  4,991    $     10

Supplemental cash flow information:
 Interest paid .........................................................    $    360    $    491

Supplemental non cash flow information:
 Conversion of debt to equity ..........................................    $   --      $    510


See notes to financial statements.

INTELLICALL, INC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 1 - BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     The accompanying unaudited financial statements, in the opinion of the Company's management, contain all material, normal and recurring adjustments necessary to present accurately the financial condition of the Company and the results of its operations for the periods indicated. The results of operations for the interim periods reported are not necessarily indicative of the results to be experienced for the entire year.

     These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. Significant accounting policies followed by the Company were disclosed in the notes to the Company's Annual Report on Form 10-K. The year-end balance sheet data included within was derived from the audited financial statements, but does not include all of the disclosures required by generally accepted accounting principles.

     BUSINESS: Intellicall, Inc. ("Intellicall" or the "Company") designs, engineers, manufactures and sells pay telephones and retrofit kits, parts and intelligent network platforms in the United States and internationally.

     CREATION OF ILD TELECOMMUNICATIONS, INC. ("ILD"): On May 10, 1996, the Company entered into an agreement with certain investor groups to create ILD, a new long-distance re-sale and operator services company. At that time the Company transferred ownership in its wholly owned subsidiary, Intellicall Operator Services, Inc. ("IOS"), to ILD.

     As of June 30, 2000 and December 31, 1999, the Company's ownership percentage in ILD was 2.7% and 30.0%.

     On January 4, 2000 the Company was notified by ILD of its intention to redeem Intellicall's interest in ILD's Series B preferred convertible stock. ILD is to redeem 5,000 shares for $100 per share plus accrued and unpaid dividends. As of June 30, 2000, ILD had remitted $.3 million to the Company, redeeming 1,975 shares of the Series B preferred convertible stock and became current on all accrued and unpaid dividends. As a result of the transaction, the Company recorded a $.1 million gain on the sale of the stock to ILD. Proceeds from the sale were used for general operating purposes.

     On April 11, 2000 the Company sold to Banca del Gottardo the Company's remaining ownership in ILD, exclusive of 6,239 shares of Series A preferred convertible stock the Company is required to hold pursuant to the ILD Organization Agreement (See NOTE 8). As a result, the Company's ownership in ILD, as of April 11, 2000, decreased to 2.7%. Accordingly, the Company discontinued reporting its investment in ILD on the equity method under the caption "Investment in Unconsolidated Subsidiary" as was required under the Accounting Principles Board Opinion 18 ("APB 18") "The Equity Method of Accounting for Investments in Common Stock." As of April 11, 2000 the Company no longer reports a portion of gains and losses from ILD in its financial statements.

INTELLICALL, INC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

Additionally, the Company has prospectively reported its investment in ILD with its other investments under the caption "Other Assets" as of the quarter ended June 30, 2000.

     SOFTWARE DEVELOPMENT COSTS: Effective January 1, 2000 and as a result of the impairment charge on capitalized software costs recorded by the Company on December 31, 1999, the Company decided to expense as incurred all future costs related to the development of software products for payphone equipment.

     The amounts of software development costs capitalized for the quarters ended June 30, 2000 and 1999 were zero and $.3 million. The Company recorded zero and $.2 million of software amortization expense for the quarters ended June 30, 2000 and 1999. $.1 million of software development costs were expensed as incurred during the three months ended June 30, 2000.

     The amounts of software development costs capitalized for the six months ended June 30, 2000 and 1999 were zero and $.6 million. The Company recorded zero and $.4 million of software amortization expense for the six months ended June 30, 2000 and 1999. $.2 million of software development costs were expensed as incurred during the six months ended June 30, 2000.

     RECLASSIFICATIONS: Certain prior year amounts have been reclassified to conform with the current year presentation.


NOTE 2 - INVENTORIES

The components of inventories are (in thousands):

                                                June 30,        December 31,
                                                  2000              1999
                                             ------------       ------------

Raw materials ............................   $      3,350       $      3,362
Work in process ..........................             94                133
Finished goods ...........................            786              1,003
                                             ------------       ------------
                                                    4,230              4,498
Less reserves for obsolescence............         (1,566)            (1,410)
                                             ------------       ------------
Net inventory ............................   $      2,664       $      3,088
                                             ============       ============

INTELLICALL, INC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


NOTE 3 - FIXED ASSETS

The components of fixed assets are (in thousands):

                                                June 30,          December 31,
                                                  2000                1999
                                             ------------         ------------

Office equipment ...................         $      3,404         $      3,404
Tooling and other equipment ........                5,001                5,001
                                             ------------         ------------
                                                    8,405                8,405
Less accumulated depreciation.......               (7,665)              (7,425)
                                             ------------         ------------
                                             $        740         $        980
                                             ============         ============


NOTE 4 - LONG-TERM DEBT

     The Company's debt consisted of the following (in thousands):

                                                                June 30,          December 31,
                                                                  2000                1999
                                                              ------------        ------------

     8% Convertible subordinated notes, due 2000                        --               2,630
     8% Convertible subordinated notes, due 2001                       200               5,000
     7% Convertible subordinated notes, due 2004                     2,000               2,000
                                                              ------------        ------------
                                                                     2,200               9,630

     Less:  Unamortized debt discount                                 (320)               (443)
                                                              ------------        ------------
                                                                     1,880               9,187

     Less:  Current portion of long-term debt                           --              (2,630)
                                                              ------------        ------------
         Total long-term debt                                 $      1,880        $      6,557
                                                              ------------        ------------


     On February 11, 2000 the Company signed a $.5 million revolving promissory note with Bank of America due February 11, 2001. Interest is payable monthly at Prime commencing on March 11, 2000 with the principal of the note guaranteed by Bill Hunt, Chairman of the Board of Intellicall. The Company may repay and re-borrow under the terms of the note at any time, up to a maximum aggregate outstanding balance equal to the principal amount of the note. Proceeds of the note were

INTELLICALL, INC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

used for working capital purposes. On May 1, 2000 the Company used a portion of the proceeds from the sale of its ownership in ILD (See NOTE 8) to retire the $.5 million note to Bank of America.

     On April 27, 2000 the Company used a portion of the proceeds from the sale of its ownership in ILD (See NOTE 8) to retire the remaining $2.6 million 8.0% convertible subordinated notes due December 31, 2000 and $4.8 million of the 8.0% convertible subordinated notes due November 22, 2001, both due to Banca del Gottardo. The Company incurred a $.1 million expense, net of $.06 million income tax benefit, relating to the extinguishment of the $2.6 million 8.0% convertible subordinated notes due December 31, 2000, which has been reported in its statements of operations and statements of cash flow under the caption "Extraordinary items - early extinguishment of debt." This expense resulted from the Company paying to Banca del Gottardo a 6.0% premium on the outstanding principle balance of the note upon its retirement as required by the note agreement.

NOTE 5 - DISCONTINUED OPERATIONS

     On September 22, 1999 the Company elected to discontinue its billing services operations effective October 21, 1999. The billing services segment of the Company's business was determined to be unprofitable after taking into account the administrative and support costs for the segment. The Company's billing services system is a combination of hardware and software that performs, without human intervention, all the functions necessary for completing an operator assisted payphone call (i.e., collect, calling card and credit card calls) and a range of other payphone services and features. During the quarters ended June 30, 2000 and 1999, the Company reported a loss from discontinued operations of zero and $.1 million. As a result of this action, the Company's revenues and operating expenses for the periods presented herein reflect only the equipment operations with the net results of the billing services operations reported on its statements of operations under the caption "Income (loss) from discontinued operations." Net revenues related to the discontinued billing services operations were zero and $3.0 million for the quarters ended June 30, 2000 and 1999, and zero and $6.1 million for the six months ended June 30, 2000 and 1999.


NOTE 6 - BUSINESS COMBINATION

     On January 18, 2000, Intellicall entered into a definitive agreement to acquire, through the exchange of common stock of Intellicall, Heads Up Technologies, Inc. ("Heads Up") of Carrollton, Texas. Heads Up designs, manufactures and markets interactive digital products for the aviation, mass transit and entertainment industries. Heads Up sells computerized products to nearly 1,250 customers in more than 10 countries. Pursuant to the merger agreement, Intellicall and Heads Up agreed to an exchange ratio of approximately 1.3 shares of Intellicall common stock for each share of Heads Up common stock.

     On July 24, 2000 the executives of the Company and Heads Up mutually announced the cancellation of the merger between the two companies. The business opportunities presented by the

INTELLICALL, INC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

merger, including anticipated cost reductions and the ability to expand in new markets, did not justify the cost of combining the two companies.

NOTE 7 - NEW CONTRACT

     On June 30, 2000 the Company entered into an agreement with Homisco, Inc. ("Homisco") whereby, the Company granted Homisco a non-exclusive, non-transferable license to use the N-Genius hardware and software products. The Company will receive a 15.0% royalty on gross revenues attributed to the N-Genius products sold by Homisco. Additionally, Homisco has assumed future warranty liabilities on any N-Genius systems currently under warranty.

NOTE 8 - SALE OF ILD STOCK

     On April 11, 2000 the Company sold to Banca del Gottardo the Company's remaining ownership in ILD, exclusive of 6,239 shares of Series A preferred convertible stock the Company is required to hold pursuant to the ILD Organization Agreement. The Company's ownership in ILD included approximately 58,772 shares of ILD Series A convertible stock, 725 shares of ILD Common stock and 11,111 shares of ILD Common stock obtainable upon conversion of the $1.0 million subordinated convertible note (the "Note") due from ILD to Intellicall, dated May 10, 1996. Pursuant to the sale to Banca del Gottardo, Intellicall, as of March 10, 2000, elected to convert the entire principal balance of the Note into 11,111 shares of ILD Common stock.

     The terms of the offer included the purchase of the ownership of ILD (70,608 combined shares of Series A and Common shares) for $220 per share or $15.5 million, with the Company maintaining the option for 12 months to repurchase the shares at $250 per share. The Company also has a right of first refusal, should Banca del Gottardo transfer or sell the ILD stock to a third party. The Company recorded a gain on the sale of $13.8 million. As a result of the ILD stock sale to Banca del Gottardo, the Company's ownership in ILD decreased to 2.7%. Accordingly, the Company discontinued reporting its investment in ILD on the equity method of accounting and no longer reports a portion of gains and losses from ILD in its financial statements (See NOTE 1).

     The Company received $1.0 million on March 13, 2000 from Banca del Gottardo as an advance payment toward the ILD stock sale. On April 27, 2000, the Company received the remaining proceeds from Banca del Gottardo.

     Proceeds of the stock sale have been used to pay off all of the $2.6 million, 8% convertible subordinated noted due December 31, 2000, $4.8 million of the $5.0 million, 8% convertible subordinated noted due November 22, 2001, and the $.5 million revolving promissory note due February 11, 2001 (See NOTE
4). The remainder of the proceeds will be used for working capital purposes.

     On July 11, 2000 the Company issued warrants to purchase 100,000 shares of the Company's

INTELLICALL, INC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

common stock at $1.25 per share and warrants to purchase 100,000 shares of the Company's common stock at $1.00 per share to Banca del Gottardo. These warrants were issued in lieu of transaction fees for the sale of the Company's interest in ILD to Banca del Gottardo and subsequent retirement of the $2.6 million 8% convertible, subordinated notes due December 31, 2000 and $4.8 million of the $5.0 million 8% convertible, subordinated notes due November 22, 2000 (See NOTE 4). Although the issuance of the warrants was finalized on July 11, 2000, it was contemplated during the second quarter as part of the sale of the Company's interest in ILD. As such, the Company recorded the fair value of the warrants as additional paid in capital in the second quarter.

NOTE 9 - INCOME TAXES

     The Company provided for income taxes on a current year-to-date basis, based on the effective tax rate expected to be applicable for the full fiscal year. As a result, the Company recorded an income tax expense of $3.6 million.

INTELLICALL, INC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


NOTE 10 - BASIC AND DILUTED NET LOSS PER SHARE

     Basic and diluted net loss per share has been computed in accordance with the Statement of Financial Standards No. 128 "Earnings per Share" ("FAS 128") and is based on the weighted average number of common shares outstanding for the quarters and six months ended June 30, 2000 and 1999. Diluted net loss per share gives effect to all dilutive potential common shares that were outstanding during the period.

The weighted average basic and diluted common shares outstanding are as follows (in thousands):

                                                                                                   Quarter ended
                                                                                         June 30, 2000        June 30, 1999
                                                                                        Basic    Diluted     Basic    Diluted
                                                                                       -------   -------   -------    -------

CONTINUING OPERATIONS
Income (loss) from continuing operations ...........................................     7,928     7,928    (2,942)    (2,942)
Interest charges applicable to convertible debt ....................................        --        24        --         --
                                                                                       -------   -------   -------    -------
Income (loss) from continuing operations-available .................................     7,928     7,952    (2,942)    (2,942)


AVERAGE EQUIVALENT SHARES
Weighted average shares outstanding ................................................    13,056    13,056    12,049     12,049
Convertible debt ...................................................................        --     1,330        --         --
                                                                                       -------   -------   -------    -------
Total average shares equivalent ....................................................    13,056    14,386    12,049     12,049


INTELLICALL, INC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                                                                                                  Six months ended
                                                                                         June 30, 2000        June 30, 1999
                                                                                        Basic    Diluted     Basic    Diluted
                                                                                       -------   -------   -------    -------

CONTINUING OPERATIONS
Income (loss) from continuing operations ...........................................     5,768     5,768    (4,920)    (4,920)
Interest charges applicable to the convertible debt ................................        --        48        --         --
                                                                                       -------   -------   -------    -------
Income (loss) from continuing operations-available .................................     5,768     5,816    (4,920)    (4,920)


AVERAGE EQUIVALENT SHARES
Weighted average shares outstanding ................................................    13,056    13,056    12,049     12,049
Warrants to purchase common shares .................................................        --        42        --         --
Convertible debt ...................................................................        --     1,330        --         --
                                                                                       -------   -------   -------    -------
Total average shares equivalent ....................................................    13,056    14,428    12,049     12,049


     Excluded from the diluted earnings per share calculation for the quarter and six months ended June 30, 2000 are options to purchase 1,551,480 shares of the Company's common stock. Additionally, warrants to purchase 1,809,623 and 1,509,623 shares of the Company's common stock as of the quarter and year to date ended June 30, 2000 were excluded from the diluted earnings per share calculation. These options and warrants were excluded because they have an antidilutive effect as their exercise price exceeds the average market price of the Company's common stock.


NOTE 11 - WORKING CAPITAL FUNDING

     Beyond 2000, the Company's ability to obtain further funds from external sources will depend in part on its ability to generate operating profits, or to substantially reduce its operating losses, through the execution of its current business plan and the implementation of the new business strategy related to the planned Merger with WWC. Although management of the Company believes that the Company's sales will grow in 2000 and that profitability will improve with sales, there can be no assurance that the events necessary for such sales growth will occur as or when expected, or that future sales growth will be sufficiently large or profitable to permit the Company to finance its activities without recourse to continuing sales of assets or external funding sources. There can be no assurance that under such conditions, external funds would be available or, if available, would not potentially dilute shareholders' interests or returns.

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Wireless WebConnect!, Inc.


We have audited the accompanying balance sheets of Wireless WebConnect!, Inc. (formerly known as Business Tel, a California partnership) as of December 31, 1999 and 1998, and the related statements of income, owners' equity, and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP
/s/ Deloitte & Touche LLP

September  20, 2000
Dallas, Texas

WIRELESS WEBCONNECT!, INC. (FORMERLY KNOWN AS BUSINESS TEL)

BALANCE SHEETS
JUNE 30, 2000 (UNAUDITED), DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------



                                                 June 30,      December 31,
                                                ----------  -------------------
ASSETS                                             2000      1999       1998
                                                (UNAUDITED)
CURRENT ASSETS:
  Cash                                           $319,283   $ 44,587   $ 63,848
  Accounts receivable, net of                                121,150    125,356
     allowance of $0 for all periods                    -
  Prepaid expenses and other current assets        12,416     17,595          -
                                                 --------   --------   --------

          Total current assets                    331,699    183,332    189,204

PROPERTY AND EQUIPMENT - Net (Note 2)              42,543     47,215     50,554
                                                 --------   --------   --------
TOTAL                                            $374,242   $230,547   $239,758
                                                 ========   ========   ========

LIABILITIES AND  OWNERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                               $ 15,767   $ 52,825   $      -
  Accrued expenses                                  8,740      4,089     34,073
                                                 --------   --------   --------
          Total current liabilities                24,507     56,914     34,073

COMMITMENTS AND CONTINGENCIES (Note 4)

OWNERS' EQUITY:
  Common stock, 10,000 shares authorized,
     issued and outstanding, no par value,
      at June 30, 2000                                  -          -          -
  Paid-in capital                                 373,836          -          -
  Retained deficit                                (24,101)         -          -
  Partners' capital                                     -    173,633    205,685
                                                 --------   --------   --------

          Total owners' equity                    349,735    173,633    205,685
                                                 --------   --------   --------
TOTAL                                            $374,242   $230,547   $239,758
                                                 ========   ========   ========

See accompanying notes to the financial statements

WIRELESS WEBCONNECT!, INC. (FORMERLY KNOWN AS BUSINESS TEL)

STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED) AND
YEARS ENDED DECEMBER, 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------


                                         June 30,                     December 31,
                                  ---------------------    ----------------------------------
                                    2000        1999       1999        1998        1997
                                       (UNAUDITED)
REVENUE:
  Commissions and related         $  705,513   $929,741    $1,678,566  $1,311,633  $1,364,162
  Services                            33,000     65,688       157,660      88,205      17,628
  Other                                    -        367        16,835       1,684       1,963
                                  ----------   --------    ----------  ----------  ----------

         Total revenues              738,513    995,796     1,853,061   1,401,522   1,383,753
                                  ----------   --------    ----------  ----------  ----------
OPERATING EXPENSES:
  Cost of services revenues           28,000     54,897       133,467      74,029      15,009
  Selling, general and
   administratrive                   503,226    811,064     1,685,944   1,207,742   1,309,932
                                  ----------   --------    ----------  ----------  ----------

         Total operating expenses    531,226    865,961     1,819,411   1,281,771   1,324,941
                                  ----------   --------    ----------  ----------  ----------

OPERATING INCOME                     207,287    129,835        33,650     119,751      58,812

INCOME TAX BENEFIT                    12,416          -             -           -           -
                                  ----------   --------    ----------  ----------  ----------

NET INCOME                        $  219,703   $129,835    $   33,650  $  119,751  $   58,812
                                  ==========   ========    ==========  ==========  ==========

See accompanying notes to the financial statements


WIRELESS WEBCONNECT!, INC. (FORMERLY KNOWN AS BUSINESS TEL)

STATEMENTS OF CHANGES IN OWNERS' EQUITY
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED) AND
YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
---------------------------------------------------------------------------------------------------------------------------



                                                     COMMON STOCK                           RETAINED    PARTNERS'
                                               SHARES           AMOUNT    PAID-IN CAPITAL   DEFICIT     CAPITAL       TOTAL


BALANCE AT JANUARY 1, 1997                                                                              $115,500      $115,500

  Distributions to partners                                                                              (73,363)      (73,363)
  Net income                                                                                              58,812        58,812
                                                                                                        --------      --------

BALANCE AT DECEMBER 31, 1997                                                                             100,949       100,949

  Distributions to partners                                                                              (15,015)      (15,015)
  Net income                                                                                             119,751       119,751
                                                                                                        --------      --------

BALANCE AT DECEMBER 31, 1998                                                                             205,685       205,685

  Distributions to partners                                                                              (65,702)      (65,702)
  Net income                                                                                              33,650        33,650
                                                                                                        --------      --------

BALANCE AT DECEMBER 31, 1999                                                                             173,633       173,633
                                                                                                        --------      --------
  Net income - January 1, 2000 to
  May 29, 2000 (unaudited)                                                                               243,804       243,804
  Distributions (unaudited)                                                                              (43,601)      (43,601)
  Contribution by partners of
    partnership net assets
    to corporation (unaudited)                   10,000         $    -         $373,836                 (373,836)            0
  Net loss - May 30, 2000 to June 30, 2000
    (unaudited)                                       0              -                0     $(24,101)          0       (24,101)
                                                -------         ------         --------     --------    --------      --------

BALANCE AT JUNE 30, 2000 (unaudited)             10,000         $    -         $373,836     $(24,101)   $             $349,735
                                                =======         ======         ========     ========    ========      ========

See accompanying notes to the financial statements



WIRELESS WEBCONNECT!, INC. (FORMERLY KNOWN AS BUSINESS TEL)

STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2000, AND 1999 (UNAUDITED) AND
YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
-------------------------------------------------------------------------------------------------------------------------------

                                                                      June 30,                         December 31,
                                                             -----------------------    ------------------------------------------
                                                                  2000        1999          1999            1998           1997

                                                              (UNAUDITED)
OPERATING ACTIVITIES:
  Net income                                                  $ 219,703    $129,835         $ 33,650      $ 119,751      $ 58,812
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                                  7,676       7,626           15,252         11,604         7,010
      Changes in operating assets and liabilities:
        Accounts receivable                                     121,150     (18,075)           4,206        (43,015)       12,074
        Prepaid expenses and other current assets                 5,179                      (17,595)
                                                                                                   -              -
        Accounts payable and accrued expenses                   (32,407)     33,994           22,841        (58,609)       31,336
                                                              ---------    --------        ---------      ---------      ---------

           Net cash provided by operating activities            321,301     153,380           58,354         29,731       109,232
                                                             ----------    --------        ---------      ----------     ---------

INVESTING ACTIVITIES:
  Additions to property and equipment                            (3,004)      6,597          (11,913)       (30,695)      (17,811)
                                                              ---------    --------        ---------       ---------     ---------
           Net cash used in investing activities                 (3,004)      6,597          (11,913)       (30,695)      (17,811)

FINANCING ACTIVITIES:
  Distributions to partners                                     (43,601)    (50,000)         (65,702)       (15,015)      (73,363)
  Advances from/(repayments to) partners                              -           -                          (2,939)        2,939
                                                              ---------    --------        ---------       ---------     ---------

           Net cash used in financing activities                (43,601)    (50,000)         (65,702)       (17,954)      (70,424)
                                                              ---------    --------        ---------       ---------     ---------

NET INCREASE (DECREASE) IN CASH                                 274,696      96,783          (19,261)       (18,918)       20,997

CASH, BEGINNING OF PERIOD                                        44,587      63,847           63,848         82,766        61,769
                                                              ---------    --------        ---------       ---------     ---------

CASH, END OF PERIOD                                           $ 319,283    $160,631         $ 44,587       $ 63,848      $ 82,766
                                                              =========    ========        =========       =========     =========



See accompanying notes to the financial statements

WIRELESS WEBCONNECT!, INC.
(FORMERLY KNOWN AS BUSINESS TEL)

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2000 (UNAUDITED) AND
YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
-------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS - Wireless WebConnect!, Inc., (the "Company") was originally formed in 1996 as Business Tel, a California Partnership. The Company provides customer acquisition services to Metricom, Inc. ("Metricom") for Metricom's Ricochet wireless internet access services and is a reseller of Metricom's services to selected customers.

On May 30, 2000, the Company was incorporated by the partners contributing their respective interests in the net assets of the partnership to a newly formed Florida corporation, Wireless WebConnect!, Inc., in exchange for all of the corporation's issued and outstanding common stock.

Effective September, 2000, the Company, along with other competitors, will be marketing and selling Metricom's 128.8 kbps wireless internet access service. Additionally, the Company has contracted with Metricom to be the exclusive provider of 28.8 kbps service to Metricom's existing customers in certain geographic service areas. A portion of these customers were previously acquired for Metricom by the Company. The Company has formed strategic relationships with Metricom and an internet service provider who together will provide mobile computer users high speed wireless communications services that will be resold by the Company.

The Company operates in a highly competitive environment subject to rapid technological change and emergence of new technology. Although management believes its services are transferable to emerging technologies, rapid changes in technology could have an adverse financial impact on the Company. The Company is highly dependent on Metricom for wireless communication services and the further deployment of the wireless internet access network.

USE OF ESTIMATES -The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets ranging from five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

LONG-LIVED ASSETS - The Company periodically reviews the values assigned to long-lived assets, such as prpoerty and equipment, to determine if any impairments have occurred. Provisions for asset impairment are based on discounted cash flow projections in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and such assets are written down to their estimated fair values.

REVENUE RECOGNITION - The Company derives commission revenue from Metricom for the sale of Metricom's wireless internet services. Commission revenues were recognized as customer contracts were delivered to Metricom. Revenues on wireless internet access services resold are recognized as the services are provided and the products are delivered. Management of the Company believes that the Company's accounting policies comply with Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements."

INCOME TAXES - As a partnership, the partners were taxed on their proportionate share of the Partnership's income. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements, until the Company was incorporated in May 2000. Upon incorporation, the Company is subject to federal and state income taxes. Deferred tax assets and liabilities, if any, are recognized for the future tax consequences attributable to differences between the carrying amount of existing assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Deferred tax assets and liabilites are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to reverse.

CONCENTRATIONS OF CREDIT RISK AND REVENUES - Financial instruments that potentially subject the Company to a concentration of credit risk consist of accounts receivable. The Company performs periodic credit evaluations of its customers but generally does not require collateral. All of the Company's commissions and related revenues were earned from Metricom during the six months ended June 30, 2000 (unaudited), and the years ended December 31, 1999 and 1998, and approximately 95% were earned from Metricom during the year ended December 31, 1997.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of the Company's financial instruments, which include cash, accounts receivable, accounts payable, and accrued expenses approximate their fair values due to their relative short time to maturity.

COMPREHENSIVE INCOME - The Company has no components of other comprehensive income. Accordingly, comprehensive is the same as net income for the six months ended June 30, 2000, and for each of the years ended December 31, 1999, 1998 and 1997.

RECENT ACCOUNTING PRONOUNCEMENTS - In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, Accounting for Derivatives and Hedging Activities ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS 133, as amended, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. As the Company does not currently intend to engage in derivatives or hedging transactions, the Company does not anticipate any effect on its results of operations, financial position or cash flows upon the adoption of SFAS 133.

2. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:


                                                             December 31,
                                          June 30,     ------------------------
                                           2000           1999           1998
                                        ---------------------------------------
                                        (unaudited)
Computer equipment                       $ 48,222      $ 45,218        $ 38,696
Office furniture and other                 36,228        36,228          30,837
                                        ---------------------------------------
                                           84,450        81,446          69,533
Accumulated depreciation                  (41,907)      (34,231)        (18,979)
                                        ---------------------------------------
                                         $ 42,543      $ 47,215        $ 50,554
                                        =======================================

Depreciation expense totaled $7,676, $15,252, $11,604 and $7,010 for the six months ended June 30, 2000 (unaudited), and for the years ended December 31, 1999, 1998 and 1997 respectively.

3. PARTNERS' CAPITAL

In addition to distributions, the partners (and subsequent to the incorporation of the Company, shareholders) received salaries and other payments which are included in selling, general and administrative expenses totaling $124,841, $352,321, $213,005 and $368,746 for the six months ended
June 30, 2000 (unaudited) and the years ended December 31, 1999, 1998 and 1997, respectively.

4. COMMITMENTS AND CONTINGENCIES

At December 31, 1999, the Company was the lessee under month-to-month lease agreements for office space and equipment. For the six month period ended June 30, 2000 (unaudited) and the years ended December 31, 1999, 1998 and 1997, rent expense totaled approximately $17,000, $37,000, $40,600 and $26,400, respectively.

5. SUBSEQUENT EVENTS

In July and August 2000, the Company entered into three lease agreements for office space which will require total rental payments of $18,130 for the remainder of 2000 and $15,722 for 2001.

On August 30, 2000, the Company's shareholders entered into an Agreement and Plan of Merger with Intellicall, Inc. ("Intellicall") and its wholly owned subsidiary WWC Acquisition, Inc. whereby the Company's shareholders will exchange all of their shares of the Company for 16,426,420 shares of Intellicall common stock. After the combination, the Company's shareholders will own approximately 56% of the outstanding stock of Intellicall. The transaction is expected to close by December 31, 2000.

The business combination will be considered a "reverse acquisition" and will be accounted for under the provisions of Accounting Principles Board Opinion Number 16 ("APB 16"), Accounting for Business Combinations. The merger will be accounted for as a purchase business combination. WWC will be considered the "accounting acquirer" and Intellicall will be considered the "legal acquirer" since the former WWC shareholders will control Intellicall through their holdings of approximately 56% of the combined outstanding shares of Intellicall Common Stock, will have control over the Board of Directors of Intellicall and after the Merger is effective the former employees of WWC who become employees of Intellicall will be eligible to receive options to acquire in the aggregate 1.5 million additional shares of Intellicall Common Stock. If Intellicall's remaining business operations are sold prior to the combination or if a decision is made to discontinue such operations, the combination would be accounted for as an acquisition of assets (primarily cash) rather than of a business and no goodwill would be recorded.

                                                                     Appendix A



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                INTELLICALL, INC.

                              WWC ACQUISITION, INC.

                           WIRELESS WEBCONNECT!, INC.

                                       AND

                 THE SHAREHOLDERS OF WIRELESS WEBCONNECT!, INC.












                           DATED AS OF AUGUST 29, 2000

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
ARTICLE I.           THE MERGER............................................................2

   SECTION 1.1           THE MERGER........................................................2
   SECTION 1.2           EFFECTIVE TIME OF THE MERGER......................................2
   SECTION 1.3           CONVERSION AND CANCELLATION OF SECURITIES.........................2
   SECTION 1.4           EXCHANGE AND SURRENDER OF CERTIFICATES............................3

ARTICLE II.          LOAN..................................................................4

   SECTION 2.1           LOAN FROM PARENT TO THE COMPANY...................................4

ARTICLE III.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................5

   SECTION 3.1           ORGANIZATION; AUTHORITY; AND OWNERSHIP............................5
   SECTION 3.2           NO BREACH.........................................................5
   SECTION 3.3           CONSENTS AND APPROVALS............................................6
   SECTION 3.4           CAPITALIZATION....................................................6
   SECTION 3.5           FINANCIAL STATEMENTS..............................................6
   SECTION 3.6           ABSENCE OF CERTAIN CHANGES........................................7
   SECTION 3.7           ABSENCE OF THE UNDISCLOSED LIABILITIES............................7
   SECTION 3.8           COMPLIANCE WITH LAW...............................................7
   SECTION 3.9           TAXES.............................................................7
   SECTION 3.10          ABSENCE OF LITIGATION.............................................8
   SECTION 3.11          TITLE TO PROPERTY.................................................8
   SECTION 3.12          INTELLECTUAL PROPERTY.............................................9
   SECTION 3.13          EMPLOYEE BENEFIT PLANS...........................................10
   SECTION 3.14          MATERIAL CONTRACTS...............................................12
   SECTION 3.15          LABOR MATTERS....................................................14
   SECTION 3.16          ENVIRONMENTAL MATTERS............................................15
   SECTION 3.17          INSURANCE........................................................16
   SECTION 3.18          VOTE REQUIRED....................................................16
   SECTION 3.19          CERTAIN BUSINESS PRACTICES.......................................16
   SECTION 3.20          CUSTOMERS AND SUPPLIERS..........................................16
   SECTION 3.21          BANK ACCOUNTS....................................................16
   SECTION 3.22          YEAR 2000 ISSUES.................................................17
   SECTION 3.23          PROXY STATEMENT AND OTHER INFORMATION............................17
   SECTION 3.24          BROKERS AND FINDERS..............................................17

ARTICLE IV.          REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS...................17

   SECTION 4.1           AUTHORITY AND OWNERSHIP..........................................17
   SECTION 4.2           NO BREACH........................................................18

                                      (i)

   SECTION 4.3           CONSENTS AND APPROVALS...........................................18
   SECTION 4.4           BROKERS AND FINDERS..............................................18
   SECTION 4.5           INVESTMENT REPRESENTATION........................................18

ARTICLE V.           REPRESENTATIONS AND WARRANTIES OF
                      PARENT AND MERGER SUB...............................................19

   SECTION 5.1           ORGANIZATION AND AUTHORITY.......................................19
   SECTION 5.2           NO BREACH........................................................20
   SECTION 5.3           CONSENTS AND APPROVALS...........................................20
   SECTION 5.4           CAPITALIZATION...................................................20
   SECTION 5.5           SEC REPORTS; FINANCIAL STATEMENTS................................21
   SECTION 5.6           ABSENCE OF CERTAIN CHANGES.......................................21
   SECTION 5.7           TITLE TO PROPERTY................................................21
   SECTION 5.8           BROKERS..........................................................22
   SECTION 5.9           EMPLOYEE BENEFIT PLANS...........................................22
   SECTION 5.10          LABOR MATTERS....................................................24
   SECTION 5.11          ENVIRONMENTAL MATTERS............................................25

ARTICLE VI.          OTHER AGREEMENTS.....................................................26

   SECTION 6.1           ELECTION OF NEW PARENT DIRECTORS AND OFFICERS....................26
   SECTION 6.2           CONDUCT OF BUSINESS PENDING MERGER...............................26
   SECTION 6.3           ACCESS TO INFORMATION............................................28
   SECTION 6.4           PREPARATION OF PROXY STATEMENT...................................29
   SECTION 6.5           AMEX EXCHANGE LISTING............................................29
   SECTION 6.6           REASONABLE BEST EFFORTS..........................................29
   SECTION 6.7           PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY............................30
   SECTION 6.8           NOTIFICATION.....................................................30
   SECTION 6.9           NO SOLICITATION..................................................30
   SECTION 6.10          REGULATORY AND OTHER AUTHORIZATIONS..............................31
   SECTION 6.11          FURTHER ASSURANCES...............................................32
   SECTION 6.12          ASSUMED OPTIONS..................................................32
   SECTION 6.13          LETTER FROM ACCOUNTANTS..........................................33
   SECTION 6.14          EMPLOYEE BENEFITS................................................33
   SECTION 6.15          PIGGYBACK REGISTRATION RIGHTS....................................33
   SECTION 6.16          DELIVERY OF CERTAIN DOCUMENTS....................................35

ARTICLE VII.          CLOSING AND CLOSING DATE; CONDITIONS TO CLOSING.....................35

   SECTION 7.1           CLOSING AND CLOSING DATE.........................................35
   SECTION 7.2           CONDITIONS TO THE OBLIGATIONS OF THE COMPANY,
                          PARENT AND MERGER SUB...........................................35
   SECTION 7.3           ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB....36
   SECTION 7.4           ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY..............37

                                      (ii)

ARTICLE VIII.        TERMINATION..........................................................38

   SECTION 8.1           TERMINATION......................................................38
   SECTION 8.2           EFFECT OF TERMINATION............................................40
   SECTION 8.3           FEES AND EXPENSES................................................40

ARTICLE IX.          INDEMNIFICATION......................................................40

   SECTION 9.1           INDEMNIFICATION BY SHAREHOLDERS..................................41
   SECTION 9.2           CONDITIONS OF INDEMNIFICATION....................................41

ARTICLE X.           MISCELLANEOUS........................................................42

   SECTION 10.1          SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                         AND INDEMNIFICATION..............................................42
   SECTION 10.2          AMENDMENT........................................................42
   SECTION 10.3          WAIVER...........................................................43
   SECTION 10.4          ENTIRE AGREEMENT.................................................43
   SECTION 10.5          NOTICES..........................................................43
   SECTION 10.6          GOVERNING LAW....................................................44
   SECTION 10.7          DESCRIPTIVE HEADINGS.............................................44
   SECTION 10.8          PARTIES IN INTEREST..............................................44
   SECTION 10.9          COUNTERPARTS.....................................................44
   SECTION 10.10         CERTAIN DEFINITIONS..............................................45
   SECTION 10.11         BINDING EFFECT, ASSIGNMENT.......................................45
   SECTION 10.12         SEVERABILITY.....................................................45
   SECTION 10.13         SPECIFIC PERFORMANCE.............................................46
   SECTION 10.14         LEGAL FEES; COSTS................................................46
   SECTION 10.15         FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE............46
   SECTION 10.16         SHAREHOLDER RELEASES; CONSENT....................................46













                                     (iii)

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "AGREEMENT"), dated as of August 29, 2000, is made by and among Wireless WebConnect!, Inc., a Florida corporation (the "COMPANY"), each of the shareholders of the Company, all of whom are set forth on EXHIBIT A (the "Shareholders"), Intellicall, Inc., a Delaware corporation (the "PARENT"), and WWC Acquisition, Inc., a Florida corporation and wholly-owned subsidiary of Parent ("MERGER SUB").

                              W I T N E S S E T H:

         WHEREAS, Merger Sub will merge with and into the Company (the "MERGER") pursuant to the Florida Business Corporation Act (the "FBCA") and upon the terms and subject to the conditions set forth in this Agreement, and pursuant thereto each outstanding share of Common Stock of the Company, par value $.01 per share (the "COMPANY COMMON STOCK"), not owned directly or indirectly by the Company or Parent or their respective subsidiaries will be converted into the number of shares of Common Stock of Parent, par value $.01 per share (the "PARENT COMMON STOCK"), to be determined in the manner set forth herein;

         WHEREAS, the Board of Directors of the Company has determined that the Merger is fair to, and in the best interests of, the Company and its shareholders and has approved this Agreement and the transactions contemplated hereby and recommended approval of this Agreement by the Shareholders and the Shareholders have approved this Agreement and the transactions contemplated hereby;

         WHEREAS, the Board of Directors of Parent has determined that the Merger is fair to, and in the best interests of, Parent and its stockholders and has approved this Agreement and the transactions contemplated hereby and recommended approval by the stockholders of Parent of the issuance of Parent Common Stock in connection with this Agreement;

         WHEREAS, the Board of Directors of Merger Sub has approved this Agreement and Parent, as the sole stockholder of Merger Sub, will approve this Agreement promptly after the execution hereof by the parties hereto; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE");

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         Section 1.1 THE MERGER.

                           (a)      Subject to the terms and conditions
hereof and in accordance with the FBCA, at the Effective Time (as defined in Section 1.2): (i) Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall cease; (ii) the Company, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), (A) shall be a wholly-owned subsidiary of Parent, (B) shall continue its corporate existence under the laws of the State of Florida, and (C) shall succeed to all rights, assets, liabilities and obligations of Merger Sub and the Company in accordance with the FBCA; (iii) the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall remain the articles of incorporation of the Surviving Corporation; (iv) the bylaws of the Company, as in effect immediately prior to the Effective Time, shall remain the bylaws of the Surviving Corporation; (v) the directors of the Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, and (vi) the officers of the Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. From and after the Effective Time, the Merger shall have all the effects provided by applicable law.

                           (b)      At the Effective Time: (i) the Articles
of Incorporation of Parent shall be amended to change the name of Parent to Wireless WebConnect!, Inc. and increase the authorized shares of Parent Common Stock.

         Section 1.2 EFFECTIVE TIME OF THE MERGER. As soon as practicable after the Closing Date (as defined in Section 7.1 hereof) the parties shall cause the Merger to be consummated by filing Articles of Merger (the "ARTICLES OF MERGER") with the Secretary of State of Florida, in such form as required by, and executed in accordance with the relevant provisions of, the FBCA, (the date and time of such filing, or such later date or time agreed upon by Parent and the Company and set forth therein, being called the "EFFECTIVE TIME").

         Section 1.3 CONVERSION AND CANCELLATION OF SECURITIES.

                           (a)      At the Effective Time, each share of
Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock described in
Section 1.3(b) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock held by a Shareholder multiplied by 1,642.642 (the "Exchange Ratio"). Set forth across from the name of each Shareholder on EXHIBIT A, is the number of shares of Company Common Stock owned by each Shareholder immediately before the Merger and the number of shares of Parent Common Stock to be owned immediately after the Merger.

                           (b)      At the Effective Time, each share of
Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly-owned subsidiary of the Company or Parent immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled and retired and cease to exist, and no cash, securities or other property shall be payable in respect thereof.

                           (c)      At the Effective Time, each share of
Merger Sub common stock, par value $.01 per share ("MERGER SUB COMMON STOCK"), validly issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the holder thereof, be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK").

                           (d)      Notwithstanding the foregoing, if between
the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

         Section 1.4 EXCHANGE AND SURRENDER OF CERTIFICATES.

                           (a)      As soon as practicable after the
Effective Time, upon the proper surrender of certificates previously representing shares of Company Common Stock (the "Certificates") to Parent, together with a properly completed and duly executed letter of transmittal and such other documents as may be reasonably required by Parent, subject to
Section 1.4(h) the Shareholder shall be entitled to receive in exchange therefor certificates representing the shares of Parent Common Stock that Shareholder has the right to receive pursuant to the terms hereof (together with any dividend or distribution with respect thereto made after the Effective Time), and the Certificates so surrendered shall be canceled.

                           (b)      Except as specified in Section 1.4(f),
after the Effective Time, each outstanding Certificate which theretofore represented shares of Company Common Stock shall, until surrendered for exchange in accordance with this Section 1.4, be deemed for all purposes to evidence ownership of the number of full shares of Parent Common Stock into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) shall have been so converted.

                           (c)      At the Effective Time, the stock transfer
books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made.

                           (d)      None of Parent, Merger Sub, the Company
or the Surviving Corporation will be liable to any holder of shares of Company Common Stock for any shares of Parent Common Stock, dividends or distributions with respect thereto delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

                           (e)      If any Certificates shall have been lost,
stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificates to be lost, stolen or destroyed, and delivery of such bond or other indemnity as Parent may reasonably request, Parent will deliver in exchange for such lost, stolen or destroyed Certificates one or more certificates representing the Parent Common Stock deliverable in respect thereof, as determined in accordance with the terms hereof.

                           (f)      No dividend or other distribution
declared or made with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock issuable upon surrender thereof until the holder of such Certificate shall surrender such Certificate in accordance with Section 1.4(a). Subject to the effect of applicable law, following surrender of any such Certificate there shall be paid, without interest, to the record holder of each certificate representing whole shares of Parent Common Stock issued in exchange therefor: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender of such Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                           (g)      Parent shall be entitled to deduct and
withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Parent, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Company Common Stock Shares in respect of which such deduction and withholding was made by Parent.

                           (h)      Notwithstanding anything to the contrary
in this Agreement, Parent shall withhold in the aggregate 1,642,642 of the shares (10%) of Parent Common Stock to be issued to the Shareholders pursuant to this Agreement (the "Escrowed Shares"), which shall be held pursuant to the terms of the Escrow Agreement in the form attached hereto as EXHIBIT B (the "Escrow Agreement").

                                   ARTICLE II.
                                      LOAN

         Section 2.1 LOAN FROM PARENT TO THE COMPANY. Upon the execution and delivery of this Agreement: (i) Parent shall execute and deliver to the Company that certain Promissory Note attached hereto as EXHIBIT C (the "Note"); and (ii) Parent and the Company shall execute and deliver that certain related Security Agreement, the form of which is attached hereto as EXHIBIT D (the "Security Agreement") and all related financing statements.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent as follows:

         Section 3.1 ORGANIZATION; AUTHORITY; AND OWNERSHIP.

                           (a)      The Company is a corporation duly
organized, validly existing and in good standing under the laws of the State of Florida, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Company Material Adverse Effect. (The term "COMPANY MATERIAL ADVERSE EFFECT" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, would be materially adverse to the financial condition, operations or current business of the Company, excluding, however, all changes or effects caused by general economic or industry-wide conditions or resulting from any change in law or GAAP (as defined in Section 3.5).) The Company has delivered true and complete copies of its articles of incorporation and bylaws to Parent. The Company has all requisite corporate power and authority to execute and deliver this Agreement, Note and Security Agreement (collectively, the "Other Documents") and to consummate the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of it by applicable law, its articles of incorporation or otherwise to authorize (i) the approval, execution and delivery on its behalf of this Agreement and Other Documents and (ii) its performance of its obligations under this Agreement and Other Documents and the consummation of the transactions contemplated hereby and thereby have been taken. This Agreement and Other Documents constitute the Company's valid and binding agreement, enforceable against the Company in accordance with its terms, except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfer, and (B) for the limitations imposed by general principles of equity.

                           (b)      The Company does not have any
subsidiaries (as that term is defined in Section 10.10). Except as disclosed in SECTION 3.1(b) OF THE COMPANY DISCLOSURE SCHEDULE, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

         Section 3.2 NO BREACH. Assuming the consents described in SECTION
3.3 OF THE COMPANY DISCLOSURE SCHEDULE are obtained, the execution and delivery of this Agreement and Other Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate or conflict with the Company's articles of incorporation or bylaws or (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third party right of termination, cancellation, material modification or acceleration under any agreement, understanding or undertaking to which the Company or any subsidiary is a party or by which it is bound, or (iii) constitute a violation of any law, rule or regulation to which the Company is subject.

         Section 3.3 CONSENTS AND APPROVALS. Except as set forth in SECTION
3.3 OF THE COMPANY DISCLOSURE SCHEDULE, neither the execution and delivery by the Company of this Agreement or the Other Documents nor the consummation by the Company of the transactions contemplated hereby or thereby will require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or give any notification to, any governmental or regulatory authority, any lender or lessor or any other person or entity.

         Section 3.4 CAPITALIZATION.

                           (a)      The Company's authorized capital stock
consists of 10,000 shares of Company Common Stock, of which 10,000 were issued and outstanding as of June 30, 2000 (with zero shares held in treasury). Since June 30, 2000, no shares of Company Common Stock were issued. As of June 30, 2000, except for the option plan set forth in SECTION 3.13(j) OF THE COMPANY DISCLOSURE SCHEDULE, there were no outstanding options and warrants to purchase shares of Company Common Stock and no warrants or option were issued after June 30, 2000. Each of the issued shares of capital stock of the Company is duly authorized, validly issued and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, the Company subject to) any preemptive or similar rights created by statute, the articles of incorporation or bylaws of the Company, or any agreement to which the Company is a party or is bound. Except for such stock options and warrants, there are no existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company to issue, transfer or sell any shares of capital stock of the Company. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the capital stock of the Company.

                           (b)      No bonds, debentures, notes or other
indebtedness of the Company having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which shareholders may vote is issued or outstanding.

         Section 3.5 FINANCIAL STATEMENTS. The Company will deliver to Parent true and complete copies of (i) Business Tel, a predecessor of the Company ("Predecessor") balance sheets as of December 31, 1998 and 1999, (ii) Business Tel's statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 31, 1999 and
(iii) the notes thereto, within five (5) business days of the date of this Agreement. Such financial statements will be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis with prior periods ("GAAP") and present fairly Business Tel's and the Company's financial position and the results of its operations and cash flows as of the relevant dates thereof and for the periods covered thereby. The Company has also delivered to Parent true and complete copies of
(i) Predecessor's and its balance sheets as of June 30, 1999 and June 30, 2000, respectively, (ii) Predecessor's and its consolidated statements of operations, stockholder's equity and cash flows for the six months ended June 30, 1999 and 2000, respectively, and (iii) the notes thereto. Such unaudited financial statements were prepared in accordance with GAAP, and present fairly the Company's financial position and the results of its operations and cash flows as of the relevant dates thereof and for the periods covered thereby, subject to year-end adjustments.

         Section 3.6 ABSENCE OF CERTAIN CHANGES. Except as otherwise disclosed in SECTION 3.6 OF THE COMPANY DISCLOSURE STATEMENT, since December 31, 1999 there have not been any events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect. During the period from December 31, 1999 to the date of this Agreement, the Company has not engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by clauses (i) through (x) of Section 6.2(b).

         Section 3.7 ABSENCE OF THE UNDISCLOSED LIABILITIES. Except as set forth in SECTION 3.7 OF THE COMPANY DISCLOSURE SCHEDULE, there exist no indebtedness, liabilities or obligations of the Company whether accrued, contingent or otherwise, which would be required under GAAP to be reflected or disclosed on a financial statement of the Company other than (i) that reflected or reserved against in the balance sheet dated as of June 30, 2000, delivered to Parent or (ii) that have or will occur after June 30, 2000, in the ordinary course of business and are of the types and in the material amounts as set forth in the June 30, 2000 balance sheet.

         Section 3.8 COMPLIANCE WITH LAW. The Company holds all licenses, franchises, certificates, consents, permits and authorizations from all governmental authorities necessary for the lawful conduct of its business. The Company has not violated, nor is it in violation of, any such licenses, franchises, certificates, consents, permits or authorizations or, any applicable statutes, laws, ordinances, rules and regulations (including, without limitation, any of the foregoing related to occupational safety, environmental protection, unfair competition, labor practices or corrupt practices) of any governmental authorities except where such violations do not, and insofar as reasonably can be foreseen will not, have a Company Material Adverse Effect, and the Company has not received any notice from a governmental or regulatory authority within three years of the date hereof of any such violation.

         Section 3.9 TAXES.

                           (a)      All Tax Returns required to be filed
before the date hereof by the Company with respect to any of its income, properties or operations, are in all material respects true, complete and correct and have been duly filed in a timely manner, and all taxes shown as due on such Tax Returns have been paid, except where the failure to so file or pay would not have a Company Material Adverse Effect. For purposes of this Agreement, "TAX RETURN" means any return, report, statement, information statement and the like required to be filed with any authority with respect to any tax imposed by any governmental authority; "TAX" means any tax of any nature whatsoever, levy, assessment, tariff, duty, deficiency, or other fee, any amount that is required to be withheld or collected and remitted to any Governmental Entity pursuant to applicable law, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Entity or payable pursuant to any tax-sharing agreement or other contract relating to the sharing or payment of any Tax; and "GOVERNMENTAL ENTITY" means any (i) national, state, county, city, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature;
(iv) multinational organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                           (b)      The amount of the Company's liability for
unpaid Taxes does not in the aggregate, exceed the Company's current liability accrual for Taxes.

                           (c)      To the Company's knowledge, (i) there are
no claims, investigations or assessments pending or threatened against the Company for any alleged deficiency in taxes, (ii) there is no audit or investigation currently being conducted that could cause the Company to be liable for any taxes, which in any case would have a Company Material Adverse Effect; and (iii) and no Governmental Entity has proposed in writing any adjustment relating to any Tax Return that has not been adequately provided for or satisfied.

                           (d)      The Company has complied in all material
respects with all Tax withholding provisions of applicable federal, state and local laws and have paid over to the proper governmental authorities all amounts required to be so withheld or paid over before the date hereof, except where the failure to so withhold or pay would not have a Company Material Adverse Effect.

                           (e)      The Company has never been a member of an
affiliated group as defined in Code Section 1504 nor has the Company ever been a party to any tax-sharing agreement with any entity, or assumed the liability of any other person for the payment of any Taxes.

                           (f)      The Company has not filed a consent
pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law). The Company has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

         Section 3.10 ABSENCE OF LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

         Section 3.11 TITLE TO PROPERTY.

                           (a)      REAL PROPERTY. A description of all
interests in real property owned by the Company (collectively, the "Company Real Property") is set forth in SECTION 3.11(a) OF THE COMPANY DISCLOSURE SCHEDULE. Except as set forth in SECTION 3.11(a) OF THE COMPANY DISCLOSURE SCHEDULE, the Company has good, valid and marketable title to all the Company Real Property. The Company Real Property and the leased real property referred to in Section 3.11(c) constitute the only real property used in the conduct of the business of the Company.

                           (b)      PERSONAL PROPERTY. Except as set forth in
SECTION 3.11(b) OF THE COMPANY DISCLOSURE SCHEDULE, the Company has good, valid and marketable title to all tangible and intangible personal property owned by it (collectively, the "Company Personal Property"). The Company Personal Property and the leased personal property referred to in Section 3.11(c) constitute the only personal property used in the conduct of the business of the Company.

                           (c)      LEASES. A list and brief description of
all leases of real and personal property to which the Company is a party, either as lessor or lessee, are set forth in SECTION 3.11(c) OF THE COMPANY DISCLOSURE SCHEDULE. All such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                           (d)      RIGHT TO USE ASSETS. The Company owns,
leases or otherwise possesses a right to use all assets used in the conduct of the business of the Company, which will not be impaired by the consummation of the transactions contemplated hereby.

         Section 3.12 INTELLECTUAL PROPERTY.

                           (a)      OWNERSHIP. The Company owns all patents,
trade-marks, service marks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth in SECTION 3.12(a) OF THE COMPANY DISCLOSURE SCHEDULE is a true and correct description of the following (the "Company Proprietary Rights"):

                                    (i)      all trade-marks, trade-names,
         service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part, by the Company with respect to the business of the Company, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company is a party (including expiration date if applicable); and

                                    (ii)     all agreements relating to
         technology, know-how or processes that the Company is licensed or authorized to use by others, or which it licenses or authorizes others to use.

                           (b)      CONFLICTING RIGHTS OF THIRD PARTIES. The
Company has the sole and exclusive right to use the Company Proprietary Rights without infringing or violating the rights of any third parties. Use of the Company Proprietary Rights does not require the consent of any other person and the Company Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Company Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Company Proprietary Right, and the Company does not know of any valid basis for any such claim. Each of the Company Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

                           (c)      CLAIMS OF OTHER PERSONS. The Company has
no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, company or other entity; and no proceedings have been instituted, are pending or are threatened that challenge the rights of the Company with respect thereto. The Company has not given and is not bound by any agreement of indemnification for any Company Proprietary Right as to any property manufactured, used or sold by it.

         Section 3.13 EMPLOYEE BENEFIT PLANS.

                           (a)      SECTION 3.13(a) OF THE COMPANY DISCLOSURE
SCHEDULE lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (a "COMPANY ERISA AFFILIATE") within the meaning of section 414 of the Code, as well as each plan with respect to which the Company or a Company ERISA Affiliate could incur liability under Section 4069 (if such plan has been or was terminated) or Section 4212(c) of ERISA (together, the "COMPANY BENEFIT PLANS"), excluding former agreements under which the Company has no unpaid obligations. Copies of each of the following, to the extent applicable, have been made available to Parent with respect to each Company Benefit Plan: the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), the plan document, the trust agreement, the most recent summary plan description if required by ERISA, the most recent actuarial report or valuation relating to each Company Benefit Plan subject to Title IV of ERISA, and the most recent determination letter issued by the IRS with respect to any Company Benefit Plan intended to be qualified under section 401 of the Code.

                           (b)      With respect to each Company Benefit
Plan, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability under the terms of such Company Benefit Plan, ERISA, the Code, or any other applicable law.

                           (c)      Each Company Benefit Plan intended to be
qualified under section 401 of the Code (i) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Effective Time, (ii) has received a favorable determination letter from the IRS regarding such qualified status, and (iii) has not, since receipt of the most recent favorable determination letter, been amended in a way that would adversely affect its qualified status.

                           (d)      There are no actions, suits, or claims
pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any Company Benefit Plan.

                           (e)      To the knowledge of the Company, there is
no matter pending (other than routine qualification determination filings) with respect to any Company Benefit Plans before the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC") or any other governmental authority.

                           (f)      All material contributions required to be
made to Company Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable law have been timely made.

                           (g)      As to each Company Benefit Plan subject
to Title IV of ERISA, (i) there has been no event or condition which presents a significant risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or section 412 of the Code has been incurred, (iii) no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1 et seq., promulgated by the PBGC, have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Company Benefit Plan has been given under Section 4041 of ERISA, (v) no proceeding has been instituted under Section 4042 of ERISA to terminate such Company Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments), (vii) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, and (viii) the assets of the Company Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Company Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC for the termination of such plans.

                           (h)      No Company Benefit Plan provides retiree
medical or retiree life insurance benefits to any person.

                           (i)      Neither the Company nor any Company ERISA
Affiliate contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute to, a multiemployer plan within the meaning of
Section 3(37) of ERISA.

                           (j)      SECTION 3.13(j) OF THE COMPANY DISCLOSURE
SCHEDULE sets forth a true and complete list, as of the date of this Agreement, of each current or former employee, officer or director of the Company who holds any option to purchase Company Common Stock (collectively, the "COMPANY STOCK OPTIONS"), together with the number of shares of Company Common Stock which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested within six months after the date hereof, or as a result of, the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. SECTION 3.13(j) OF THE COMPANY DISCLOSURE SCHEDULE also sets forth the total number of such ISOs and such nonqualified options. The Company has furnished Parent with complete copies of the plans (collectively, the "COMPANY OPTION PLANS") pursuant to which the Company Stock Options were issued.

                           (k)      The Company has made available to Parent:
(i) copies of all employment agreements with officers of the Company; (ii) a schedule listing all officers of the Company who have executed a non-competition agreement with the Company; (iii) copies (or descriptions) of all severance agreements, programs and policies of the Company with or relating to its employees, except programs and policies required to be maintained by law; and (iv) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions.

                           (l)      Except as set forth in SECTION 3.13(l) OF
THE COMPANY DISCLOSURE STATEMENT, the consummation of the transactions will not
(i) entitle any employees of the Company to severance pay or (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans.

         Section 3.14 MATERIAL CONTRACTS.

                           (a)      SECTION 3.14(a) OF THE COMPANY DISCLOSURE
SCHEDULE contains a complete and accurate list, and the Company has delivered to Parent true and complete copies, of the following (each a "Company Material Contract"):

                                    (i)      partnership or joint venture
         agreement;

                                    (ii)     deed of trust or other security
         agreement;

                                    (iii)    guaranty or suretyship,
         indemnification or contribution agreement or performance bond;

                                    (iv)     employment, consulting or
         compensation agreement or arrangement, including the election or retention in office of any director or officer;

                                    (v)      labor or collective bargaining
         agreement;

                                    (vi)     debt instrument, loan agreement or
         other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                                    (vii)    deed or other document evidencing
         an interest in or contract to purchase or sell real property;

                                    (viii)   agreement with dealers or sales or
         commission agents, public relations or advertising agencies, accountants or attorneys;

                                    (ix)     lease of real or personal property,
         whether as lessor, lessee, sublessor or sublessee;

                                    (x)      agreement between the Company and
         any affiliate of the Company;

                                    (xi)     agreement relating to any material
         matter or transaction in which an interest is held by a person or entity that is an affiliate of the Company;

                                    (xii)    any agreement for the acquisition
         of services, supplies, equipment or other personal property by or to the Company and involving more than $5,000 in the aggregate;

                                    (xiii)   powers of attorney;

                                    (xiv)    contracts containing noncompetition
         covenants;

                                    (xv)     any other contract or arrangement
         that involves either an unperformed commitment in excess of $5,000 or that terminates more than 30 days after the date hereof;

                                    (xvi)    agreement providing for the
         purchase from a supplier of all or substantially all of the requirements of the Company of a particular product or service; or

                                    (xvii)   any other agreement or commitment
         not made in the ordinary course of business or that is material to the business or financial condition of the Company.

True, correct and complete copies of the written Company Material Contracts, and true, correct and complete written descriptions of the oral Company Material Contracts, have heretofore been delivered or made available to Parent. There are no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Company, and no penalties have been incurred nor are amendments pending, with respect to the Company Material Contracts, except as described in SECTION 3.14(a) OF THE COMPANY DISCLOSURE SCHEDULE. The Company Material Contracts are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of the Company, may be made by any party thereto, nor has the Company waived any rights thereunder, except as described in SECTION 3.14(a) OF THE COMPANY DISCLOSURE SCHEDULE. The Company has not received notice of any default with respect to any Company Material Contracts.

                           (b)      NO CANCELLATION OR TERMINATION OF
COMMITMENT. Except as contemplated hereby, the Company has not received notice of any plan or intention of any other party to any Company Material Contracts to exercise any right to cancel or terminate any Company Material Contracts or agreement, and the Company does not know of any fact that would justify the exercise of such a right. The Company does not currently contemplate, or has reason to believe any other person or entity currently contemplates, any amendment or change to any Commitment. Except as listed in SECTION 3.14(b) OF THE COMPANY DISCLOSURE SCHEDULE, none of the customers or suppliers of the Company has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, the Company.

         Section 3.15 LABOR MATTERS.

                           (a)      CASH COMPENSATION. SECTION 3.15(a) OF THE
COMPANY DISCLOSURE SCHEDULE (a) contains a complete and accurate list of the names, titles and cash compensation, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Company Cash Compensation") of all employees of the Company. In addition, SECTION 3.15(a) OF THE COMPANY DISCLOSURE SCHEDULE (a) contains a complete and accurate description of (i) all increases in Cash Compensation of employees of the Company during the current and immediately preceding fiscal years of the Company and (ii) any promised increases in Company Cash Compensation of employees of the Company that have not yet been effected.

                           (b)      COMPENSATION PLANS. SECTION 3.15(b) OF
THE COMPANY DISCLOSURE SCHEDULE contains a complete and accurate list of all compensation plans, arrangements or practices (the "Company Compensation Plans") sponsored by the Company or to which the Company contributes on behalf of its employees, other than Company Benefit Plans listed in SECTION 3.13(a) OF THE COMPANY DISCLOSURE SCHEDULE. The Company Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. The Company has provided Parent with a copy of each written Company Compensation Plan and a written description of each unwritten Company Compensation Plan. Each of the Company Compensation Plans can be terminated or amended at will by the Company.

                           (c)      EMPLOYMENT AGREEMENTS. SECTION 3.15(c) OF
THE COMPANY DISCLOSURE SCHEDULE contains a complete and accurate list of all employment agreements (the "Company Employment Agreements") to which the Company is a party with respect to its employees. The Company Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements. The Company has provided Parent a copy of each written Company Employment Agreement and a written description of each unwritten Company Employment Agreement.

                           (d)      EMPLOYEE POLICIES AND PROCEDURES. SECTION
3.15(d) OF THE COMPANY DISCLOSURE SCHEDULE contains a complete and accurate list of all employee manuals, policies, procedures and work-related rules (the "Company Employee Policies and Procedures") that apply to employees of the Company. The Company has provided Parent a copy of all written Company Employee Policies and Procedures and a written description of all unwritten Company Employee Policies and Procedures. Each of the Company Employee Policies and Procedures can be amended or terminated at will by the Company.

                           (e)      UNWRITTEN AMENDMENTS. No unwritten
amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Company Compensation Plans, Company Employment Agreements or Company Employee Policies and Procedures.

                           (f)      LABOR COMPLIANCE. Except as set forth in
SECTION 3.15(f) OF THE COMPANY DISCLOSURE SCHEDULE, the Company (i) has been and is in compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing.

                           (g)      The Company has not engaged in any unfair
labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices.

                           (h)      There are no (i) unfair labor practice
charges or complaints or racial, color, religious, sexual, national origin, age or handicap discrimination charges or complaints pending or threatened against the Company before any federal, state or local court, board, department, commission or agency nor does any basis therefor exist or (ii) existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company, nor does any basis therefor exist.

                           (i)      UNIONS. The Company has never been a
party to any agreement with any union, labor organization or collective bargaining unit. No employee of the Company is represented by any union, labor organization or collective bargaining unit. To the best knowledge of the Company, the employees of the Company have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit.

                           (j)      ALIENS. All employees of the Company are
citizens of, or are authorized to be employed in, the United States.

         Section 3.16 ENVIRONMENTAL MATTERS. The Company (i) has obtained all applicable permits, licenses and other authorizations which are required under foreign, federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company (or its agents); (ii) is in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) is not aware of nor has received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's (or any of its agents') manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) has taken all actions necessary under applicable requirements of foreign, federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company (or any of its agents) thereunder.

         Section 3.17 INSURANCE. The Company maintains general liability and other business insurance that the Company believes to be reasonably prudent for its business. A list and brief description of all insurance policies of the Company are set forth in SECTION 3.17 OF THE COMPANY DISCLOSURE SCHEDULES. All of such policies are valid and enforceable policies. Such insurance shall be outstanding and duly in force without interruption up to and including the Closing Date. True, complete and correct copies of all such policies have been provided to Parent on or prior to the date hereof.

         Section 3.18 VOTE REQUIRED. The affirmative vote of a majority of the outstanding Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger.

         Section 3.19 CERTAIN BUSINESS PRACTICES. None of the Company or any directors, officers, agents or employees of the Company has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment.

         Section 3.20 CUSTOMERS AND SUPPLIERS. SECTION 3.20 OF THE COMPANY DISCLOSURE SCHEDULE sets forth the 20 most significant third-party suppliers to, and the 20 most significant third-party customers of, the Company (in terms of payments to or by such person) during the twelve-month period ending on June 30, 1999. To the knowledge of the Company, there is no present intent of any significant customer or supplier of the Company to discontinue or substantially alter its relationship with the Company or do so upon consummation of the Merger.

         Section 3.21 BANK ACCOUNTS. SECTION 3.21 OF THE COMPANY DISCLOSURE SCHEDULE sets forth each bank, savings institution and other financial institution with which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

         Section 3.22 YEAR 2000 ISSUES. Except for matters which, individually and in the aggregate, would not have a Material Adverse Effect on the Company, all proprietary and third-party licensed computer systems, including computer hardware and software, owned, leased or licensed by the Company and computer software incorporated in products manufactured by the Company (a) can accurately and without interruption recognize and manipulate date information relating to dates prior to, on and after January 1, 2000 and
(b) can accurately and without interruption interact with other year 2000 compliant computer systems and computer software in a way that does not compromise their ability to correctly recognize the advent of the year 2000 or to accurately and without interruption recognize and manipulate date information relating to dates prior to, on or after January 1, 2000. The Company has not experienced any year 2000 related problems to date and it does not anticipate that it will have to incur any costs in the future to achieve year 2000 compliance of its computer systems, hardware, software, or products.

         Section 3.23 PROXY STATEMENT AND OTHER INFORMATION. None of the information related to Company which is supplied by the Company for inclusion in the Proxy Statement described in Section 6.4(a) hereof will, at the time the Proxy Statement is mailed or at the time of the meeting of shareholders to which the Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.24 BROKERS AND FINDERS. Except for RC&A Group, Inc. and Kaufman Bros., L.P., neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

                                   ARTICLE IV.
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder, as to itself, represent and warrant to Parent as follows:

         Section 4.1 AUTHORITY AND OWNERSHIP.

                           (a)      Such Shareholder has all requisite power
and authority to execute and deliver this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby. All necessary action required to have been taken by or on behalf of such Shareholder by applicable law or otherwise to authorize (i) the approval, execution and delivery on its behalf of this Agreement and the Escrow Agreement and (ii) its performance of its obligations under this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been taken. This Agreement and the Escrow Agreement constitutes such Shareholder's valid and binding agreement, enforceable against such Shareholder in accordance with its terms, except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfer, and (B) for the limitations imposed by general principles of equity.

                           (b)      OWNERSHIP OF COMPANY COMMON STOCK. Such
Shareholder owns, beneficially and of record, good and marketable title to the Company Common Stock listed opposite its name on EXHIBIT A, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options, voting agreements, shareholders' agreements or restrictions.

         Section 4.2 NO BREACH. The execution and delivery of this Agreement and the Escrow Agreement do not, and the consummation of the transactions contemplated hereby or thereby will not, (i) violate or conflict with and organizational or governance document of such Shareholder or (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third party right of termination, cancellation, material modification or acceleration under any agreement, understanding or undertaking to which such Shareholder is a party or by which it is bound, or (iii) constitute a violation of any law, rule or regulation to which such Shareholders is subject.

         Section 4.3 CONSENTS AND APPROVALS. Neither the execution and delivery by such Shareholder of this Agreement or the Escrow Agreement nor the consummation by such Shareholder of the transactions contemplated hereby or thereby will require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or give any notification to, any governmental or regulatory authority, any lender or lessor or any other person or entity.

         Section 4.4 BROKERS AND FINDERS. Such Shareholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

         Section 4.5 INVESTMENT REPRESENTATION. In connection with the receipt of the Parent Common Stock, such Shareholder has been advised that the issuance of the Parent Common Stock has not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and the Parent Common Stock is being issued to the Shareholders in reliance upon an exemption from such registration. In that regard, such Shareholder is sophisticated in financial matters and is able to evaluate the risks and benefits relating to the acquisition of the Parent Common Stock. The Parent Common Stock is to be acquired for such Shareholder's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Parent Common Stock will not be disposed of by such Shareholder in contravention of the Securities Act or any applicable state securities laws. Such Shareholder understands that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by such Shareholder or on such Shareholder's behalf under the Securities Act or any state securities law, and such Shareholder is able to bear the economic risk of his investment in the Parent Common Stock for an indefinite period of time because the Parent Common Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                                   ARTICLE V.
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub each, jointly and severally, represents and warrants to the Company as follows:

         Section 5.1 ORGANIZATION AND AUTHORITY.

                           (a)      Each of Parent and the Merger Sub is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, in the case of Parent, and Florida in the case of Merger Sub, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Parent Material Adverse Effect. (The term "PARENT MATERIAL ADVERSE EFFECT" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be materially adverse to the financial condition, operations or current business of Parent, excluding, however, all changes or effects caused by general economic or industry-wide conditions or resulting from any change in law or GAAP.) Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of it by applicable law, its charter document or otherwise to authorize (i) the approval, execution and delivery on its behalf of this Agreement and (ii) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken by Parent and Merger Sub, except that the transactions must be approved by their stockholders. This Agreement constitutes Parent's and Merger Subs' valid and binding agreement, enforceable against each in accordance with its terms, except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (B) for the limitations imposed by general principles of equity.

                           (b)      Except as disclosed in SECTION 5.1(b) OF
THE PARENT DISCLOSURE SCHEDULE, Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to Parent.

         Section 5.2 NO BREACH. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with its certificate of incorporation or bylaws or (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third party right of termination, cancellation, material modification or acceleration under any agreement, understanding or undertaking to which it is a party or by which Parent is bound, except where such breach, default, lien, third party right, cancellation, modification or acceleration would not have a Parent Material Adverse Effect, or (iii) constitute a violation of any law, rule or regulation to which Parent is subject.

         Section 5.3 CONSENTS AND APPROVALS. Neither the execution and delivery of this Agreement by it nor its consummation of the transactions contemplated hereby will require Parent or Merger Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or give any notification to, any governmental or regulatory authority, except (i) for filings required under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent it from performing its obligations under this Agreement without having a Parent Material Adverse Effect.

         Section 5.4 CAPITALIZATION.

                           (a)      Parent's authorized capital stock
consists of (i) 20,000,000 shares of Parent Common Stock, of which 13,080,894 were issued and outstanding as of June 30, 2000, and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares were issued and outstanding as of June 30, 2000. Since June 30, 2000, no shares of Parent Common Stock have been issued. No other shares of Parent Common Stock have been issued, except upon exercise of employee stock options or upon conversion of shares of Preferred Stock or pursuant to Parent's Employee Stock Purchase Plan and no additional shares of Preferred Stock have been issued. As of June 30, 2000, there were outstanding options to purchase 1,497,980 shares of Parent Common Stock and no options have been granted after June 30, 2000, except for options granted to employees in the ordinary course of business consistent with past practice. As of the date of this Agreement, warrants to purchase 1,809,623 shares of Parent Common Stock are issued outstanding. In addition, as of June 30, 2000 there were issued and outstanding convertible debt of Parent to purchase up to 1,330,323 shares of Parent Common Stock. Each of the issued shares of capital stock of, or other equity interests in, of Parent is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and have not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, Parent subject to) any preemptive or similar rights created by statute, the certificate of incorporation or bylaws of Parent, or any agreement to which Parent is a party or is bound.

                           (b)      Except as disclosed in SECTION 5.4 OF THE
PARENT DISCLOSURE SCHEDULE, no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which stockholders may vote is issued or outstanding.

                           (c)      Merger Sub's authorized capital stock
consists of 1,000 shares of Merger Sub Common Stock, all of which have been issued to Parent and are outstanding.

         Section 5.5 SEC REPORTS; FINANCIAL STATEMENTS. Parent has filed all required forms, reports and documents with the Securities and Exchange Commission ("SEC") pursuant to the Exchange Act since December 31, 1999 (collectively, the "PARENT'S SEC REPORTS"). The audited financial statements of Parent contained, or incorporated by reference, in Parent's Annual Report on Form 10-K for the year ended December 31, 1999, which consist of (i) consolidated balance sheets as of December 31, 1998 and 1999 (ii) consolidated statements of income, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 31, 1999, and
(iii) the notes thereto, certified by PriceWaterhouseCoopers LLP ("PARENT'S AUDITORS"), whose report thereon is included therewith, were prepared in accordance with GAAP and present fairly Parent's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited financial statements of Parent contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 (the "PARENT 10-Q"), which consists of condensed consolidated balance sheets as of March 31, 1999 and March 31, 2000, condensed consolidated statements of income, stockholder's equity and cash flows for the three months ended March 31, 1999 and 2000, and notes thereto, were prepared in accordance with GAAP, and present fairly Parent's financial condition and the results of its operations as of the relevant dates thereof and for the period covered thereby, subject to year-end adjustments.

         Section 5.6 ABSENCE OF CERTAIN CHANGES.

                           (a)      Except as otherwise disclosed in Parent's
SEC Reports (without further amendment) or SECTION 5.6 OF THE PARENT DISCLOSURE SCHEDULE, since March 31, 2000 there have not been any events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have a Parent Material Adverse Effect.

                           (b)      During the period from March 31, 2000 to
the date of this Agreement, Parent has not engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by clauses (i) through (x) of Section 6.2(b).

         Section 5.7 TITLE TO PROPERTY. Parent has defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Parent Material Adverse Effect. To Parent's knowledge, all leases pursuant to which Parent leases from others real or personal property are valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default or event of default and in respect of which the Parent has not taken adequate steps to prevent such a default from occurring) except where the lack of such validity and effectiveness, or the existence of such default or event of default would not have a Parent Material Adverse Effect.

         Section 5.8 BROKERS. Except for Houlihan, Lokey, Howard & Zukin, neither Parent, the Merger Sub nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

         Section 5.9 EMPLOYEE BENEFIT PLANS.

                           (a)      SECTION 5.9(a) OF THE PARENT DISCLOSURE
SCHEDULE lists all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of Parent, any trade or business (whether or not incorporated) which is a member of a controlled group including Parent or which is under common control with Parent (a "PARENT ERISA AFFILIATE") within the meaning of section 414 of the Code, as well as each plan with respect to which the Parent or a Parent ERISA Affiliate could incur liability under Section 4069 (if such plan has been or was terminated) or Section 4212(c) of ERISA (together, the "PARENT BENEFIT PLANS"), excluding former agreements under which Parent has no unpaid obligations. Copies of each of the following, to the extent applicable, have been made available to the Company with respect to each Parent Benefit Plan: the most recent annual report (Form 5500) filed with the IRS, the plan document, the trust agreement, the most recent summary plan description if required by ERISA, the most recent actuarial report or valuation relating to each Parent Benefit Plan subject to Title IV of ERISA, and the most recent determination letter issued by the IRS with respect to any Parent Benefit Plan intended to be qualified under section 401 of the Code.

                           (b)      With respect to each Parent Benefit Plan,
no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent could be subject to any liability under the terms of such Parent Benefit Plan, ERISA, the Code, or any other applicable law.

                           (c)      Each Parent Benefit Plan intended to be
qualified under section 401 of the Code (i) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Effective Time, (ii) has received a favorable determination letter from the IRS regarding such qualified status, and (iii) has not, since receipt of the most recent favorable determination letter, been amended in a way that would adversely affect its qualified status.

                           (d)      There are no actions, suits, or claims
pending (other than routine claims for benefits) or, to the knowledge of Parent, threatened against, or with respect to, any Parent Benefit Plan.

                           (e)      To the knowledge of Parent, there is no
matter pending (other than routine qualification determination filings) with respect to any Parent Benefit Plans before the IRS, the U.S. Department of Labor, the PBGC or any other governmental authority.

                           (f)      All material contributions required to be
made to Parent Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable law have been timely made.

                           (g)      As to each Parent Benefit Plan subject to
Title IV of ERISA, (i) there has been no event or condition which presents a significant risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or section 412 of the Code has been incurred, (iii) no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1 et seq., promulgated by the PBGC, have not been waived) has occurred within six years prior to the date of this Agreement,
(iv) no notice of intent to terminate such Parent Benefit Plan has been given under Section 4041 of ERISA, (v) no proceeding has been instituted under
Section 4042 of ERISA to terminate such Parent Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments), (vii) no withdrawal liability, within the meaning of
Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, and (viii) the assets of the Parent Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Parent Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC for the termination of such plans.

                           (h)      No Parent Benefit Plan provides retiree
medical or retiree life insurance benefits to any person.

                           (i)      Neither the Parent nor any Parent ERISA
Affiliate contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

                           (j)      SECTION 5.9(j) OF THE PARENT DISCLOSURE
SCHEDULE sets forth a true and complete list, as of the date of this Agreement, of each current or former employee, officer or director of Parent who holds any option to purchase Parent Common Stock (collectively, the "PARENT STOCK OPTIONS"), together with the number of shares of Parent Common Stock which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested within six months after the date hereof, or as a result of, the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is an ISO, and the expiration date of such option.
SECTION 5.9(j) OF THE PARENT DISCLOSURE SCHEDULE also sets forth the total number of such ISOs and such nonqualified options. Parent has furnished the Company with complete copies of the plans (collectively, the "PARENT OPTION PLANS") pursuant to which the Parent Stock Options were issued.

                           (k)      Parent has made available to the Company:
(i) copies of all employment agreements with officers of Parent; (ii) a schedule listing all officers of Parent who have executed a non-competition agreement with Parent; (iii) copies (or descriptions) of all severance agreements, programs and policies of Parent with or relating to its employees, except programs and policies required to be maintained by law; and
(iv) copies of all plans, programs, agreements and other arrangements of Parent with or relating to its employees which contain change in control provisions.

                           (l)      Except as set forth in SECTION 5.9(l) OF
THE PARENT DISCLOSURE STATEMENT, the consummation of the transactions will not (i) entitle any employees of Parent to severance pay or (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Parent Benefit Plans.

         Section 5.10 LABOR MATTERS.

                           (a)      CASH COMPENSATION. SECTION 5.10(a) OF THE
PARENT DISCLOSURE SCHEDULE (a) contains a complete and accurate list of the names, titles and cash compensation, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Parent Cash Compensation") of all employees of Parent. In addition,
SECTION 5.10(a) OF THE PARENT DISCLOSURE SCHEDULE (a) contains a complete and accurate description of (i) all increases in Cash Compensation of employees of Parent during the current and immediately preceding fiscal years of Parent and (ii) any promised increases in Parent Cash Compensation of employees of Parent that have not yet been effected.

                           (b)      COMPENSATION PLANS. SECTION 5.10(b) OF
THE PARENT DISCLOSURE SCHEDULE contains a complete and accurate list of all compensation plans, arrangements or practices (the "Parent Compensation
Plans") sponsored by Parent or to which Parent contributes on behalf of its employees, other than Parent Benefit Plans listed in SECTION 5.9(a) OF THE PARENT DISCLOSURE SCHEDULE. The Parent Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. Parent has provided the Company with a copy of each written Parent Compensation Plan and a written description of each unwritten Parent Compensation Plan. Each of the Parent Compensation Plans can be terminated or amended at will by Parent.

                           (c)      EMPLOYMENT AGREEMENTS. SECTION 5.10(c) OF
THE PARENT DISCLOSURE SCHEDULE contains a complete and accurate list of all employment agreements (the "Parent Employment Agreements") to which Parent is a party with respect to its employees. The Parent Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements. Parent has provided the Company a copy of each written Parent Employment Agreement and a written description of each unwritten Parent Employment Agreement.

                           (d)      EMPLOYEE POLICIES AND PROCEDURES. SECTION
5.10(d) OF THE PARENT DISCLOSURE SCHEDULE contains a complete and accurate list of all employee manuals, policies, procedures and work-related rules (the "Parent Employee Policies and Procedures") that apply to employees of Parent. Parent has provided the Company a copy of all written Parent Employee Policies and Procedures and a written description of all unwritten Parent Employee Policies and Procedures. Each of the Parent Employee Policies and Procedures can be amended or terminated at will by Parent.

                           (e)      UNWRITTEN AMENDMENTS. No unwritten
amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Parent Compensation Plans, Parent Employment Agreements or Parent Employee Policies and Procedures.

                           (f)      LABOR COMPLIANCE. Except as set forth in
SECTION 5.10(f) OF THE PARENT DISCLOSURE SCHEDULE, Parent (i) has been and is in compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing.

                           (g)      Parent has not engaged in any unfair labor
practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices.

                           (h)      There are no (i) unfair labor practice
charges or complaints or racial, color, religious, sexual, national origin, age or handicap discrimination charges or complaints pending or threatened against Parent before any federal, state or local court, board, department, commission or agency nor does any basis therefor exist or (ii) existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting Parent, nor does any basis therefor exist.

                           (i)      UNIONS. Parent has never been a party to any
agreement with any union, labor organization or collective bargaining unit. No employee of Parent is represented by any union, labor organization or collective bargaining unit. To the best knowledge of Parent, the employees of Parent have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit.

                           (j)      ALIENS. All employees of Parent are
citizens of, or are authorized to be employed in, the United States.

         Section 5.11 ENVIRONMENTAL MATTERS. Parent (i) has obtained all applicable permits, licenses and other authorizations which are required under foreign, federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Parent (or its agents); (ii) is in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) is not aware of nor has received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from Parent's (or any of its agents') manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) has taken all actions necessary under applicable requirements of foreign, federal, state or local laws, rules or regulations to register any products or materials required to be registered by Parent (or any of its agents) thereunder.

                                   ARTICLE VI.
                                OTHER AGREEMENTS

         Section 6.1 ELECTION OF NEW PARENT DIRECTORS AND OFFICERS. Subject to occurrence of the Merger, Parent shall take all action necessary under its bylaws or otherwise to cause the number of members constituting the whole Board of Directors of Parent to be seven (7) and to elect G.T. Finn, William O. Hunt, John McDonald, Mike Campbell, Philip Jepsen and two (2) other designees agreed to in writing by Parent and WWC to Parent's Board of Directors, effective the Effective Time; provided, however, if Banco Del Gottardo exercises its right to designate two (2) additional persons to Parent's Board of Directors, and such persons are not agreeable to Mr. Finn, then Mr. Finn shall have the right to designate two (2) additional persons to Parent's Board of Directors. Such persons shall hold office until the next annual meeting of Parent's stockholders and until their successors shall have been elected and qualified. Subject to the occurrence of the Merger, Parent shall take all action necessary to elect John McDonald as Chairman and Chief Executive Officer of Parent, G.T. Finn as President of Parent and Phil Boyd as Chief Financial Officer of Parent. On or before the

Effective Date, Parent will take all necessary steps to amend its bylaws, if necessary, to allow eleven members of Parent's Board of Directors.

         Section 6.2 CONDUCT OF BUSINESS PENDING MERGER.

                           (a)      From the date of this Agreement until the
Effective Time, unless otherwise contemplated by this Agreement or consented to in writing by the other party or set forth in SECTION 6.2 OF THE COMPANY DISCLOSURE SCHEDULE, each of the Company and Parent shall:

                                    (i)      operate its business in all
         material respects in the usual and ordinary course consistent with past practice; and

                                    (ii)     use all commercially reasonable
         efforts to preserve substantially intact its business organization, maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, retain the services of its respective key employees and maintain its relationships with its material customers and suppliers.

                           (b)      Except as contemplated by this Agreement or
otherwise consented to in writing by the other party, from the date of this Agreement until the Effective Time, each of the Company and Parent shall not do any of the following:

                                    (i)      adopt any amendments to its
         certificate or articles of incorporation which would alter the terms of the Company Common Stock or Parent Common Stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

                                    (ii)     declare, set aside or pay any
         dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or, except as provided in the terms of Parent's Preferred Stock, redeem or otherwise acquire any of its securities;

                                    (iii)    issue, sell, deliver or agree or
         commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or amend any of the terms of any such securities or agreements outstanding on the date hereof; PROVIDED, HOWEVER, the Company or Parent may issue shares of Company Common Stock or Parent Common Stock, respectively, upon the exercise of employee stock options issued pursuant to the Company's option plan described in Section 3.3(j) of the Company Disclosure Schedule, Parent's Employee Stock Purchase Plan or Parent's Preferred Stock outstanding on the date hereof or upon the exercise of warrants outstanding on the date of this Agreement;

                                    (iv)     (A) create, incur or assume any
         long-term debt (including obligations in respect of capital leases but excluding any intercompany indebtedness) that is material to the Company or Parent, as the case may be, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than the Company or Parent that is material to the Company or Parent, as the case may be, or (C) make any loans, advances or capital contributions to, or investments in, any person other than the Company or Parent, which loans, advances or capital contributions are material to the Company or Parent, as the case may be;

                                    (v)      acquire, sell, lease or dispose of
         any assets that are material to the Company or Parent, as the case may be, other than sales that are in the ordinary and usual course of business consistent with past practice;

                                    (vi)     mortgage, pledge or subject to any
         lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible, material to the Company or Parent, as the case may be;

                                    (vii)    (A) increase the compensation
         payable to or to become payable to any director or officer, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice or (B) grant any severance or termination pay (other than pursuant to agreements in effect on the date of this Agreement) to, or enter into or amend any benefit plan (except for administrative or technical amendments necessary to comply with applicable law) or any employment or severance agreement with, any director, officer or employee;

                                    (viii)   (A) effect any reorganization or
         recapitalization or (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

                                    (ix)     change any of its methods of
         accounting in effect at June 30, 2000, except as may be required by law or GAAP; or

                                    (x)      take, or agree in writing or
         otherwise to take, any of the foregoing actions or any actions that would (A) make any representation or warranty of the Company or Parent, as the case may be, contained in this Agreement untrue or incorrect as of the date when made or as of the Closing Date, (B) result in any of the conditions of this Agreement not being satisfied or (C) be inconsistent with the terms of this Agreement or the transactions contemplated hereby.

Notwithstanding anything to the contrary set forth above, Parent shall be entitled to sell or otherwise dispose of, or discontinue in any manner, its operating business.

         Section 6.3 ACCESS TO INFORMATION.

                           (a)      Between the date of this Agreement and the
Effective Time, the Company will (i) give Parent and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices and other facilitates and to all of its books and records, (ii) permit Parent to make such reasonable inspections as it may require, and (iii) cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company as Parent may from time to time reasonably request and as the Company may have on hand or be able to produce without hardship.

                           (b)      Between the date of this Agreement and
the Effective Time, Parent will (i) give the Company and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices and other facilitates and to all of its books and records, (ii) permit the Company to make such reasonable inspections as it may require and (iii) cause its officers to furnish the Company with such financial and operating data and other information with respect to the business and properties of Parent as the Company may from time to time reasonably request and as Parent may have on hand or be able to produce without hardship.

                           (c)      Notwithstanding the foregoing provisions
of this Section 6.3, neither party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by law or by confidentiality agreements with third parties in effect on the date hereof.

                           (d)      Each party to this Agreement shall hold
in confidence all nonpublic information received from the other party to this Agreement until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other party all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

         Section 6.4 PREPARATION OF PROXY STATEMENT.

                           (a)      Parent shall prepare and file with the
SEC at such appropriate time as determined by Parent, a proxy statement relating to the stockholders' meeting of Parent to be held in connection with the Merger, as amended or from time to time (as so amended the "PROXY STATEMENT"). Parent and the Company shall cooperate with each other in the preparation of the Proxy Statement and any amendment thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Proxy Statement or for additional information, and shall provide to the other promptly copies of all correspondence between Parent or the Company, as the case may be, and the SEC with respect to the Proxy Statement. Each of Parent and the Company agrees to use all commercially reasonable efforts, after consultation with each other, to respond promptly to all such comments of and requests by the SEC and to cause the final Proxy Statement to be filed with the SEC and to be mailed to the holders of Parent Common Stock entitled to vote at the meeting of the stockholders of Parent at the earliest practicable time.

                           (b)      Notwithstanding the preceding provisions
of this Section 6.4, as a condition (which shall be for the benefit of both the Company and Parent) to the recommendation of the Board of Directors of the Company or Parent to their stockholders, the holding of a stockholders' meeting and the mailing of the Proxy Statement, (i) Parent must receive (A) the opinion of Houlihan, Lokey, Howard & Zukin to the effect that the Merger is fair to Parent and its stockholders from a financial point of view, and (B) the letters of [the Company's auditors] referred to in Section 6.13, and
(ii) neither of such opinion or letters shall have been withdrawn, revoked or modified.

         Section 6.5 AMEX EXCHANGE LISTING. Parent shall use all commercially reasonable efforts to obtain, prior to the Effective Time, approval for listing of Parent Common Stock to be issued pursuant to the Merger on the AMEX upon official notice of issuance.

         Section 6.6 REASONABLE BEST EFFORTS. Subject to the fiduciary duties of the Company's and Parent's Board of Directors, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including, but not limited to, the satisfaction of all conditions to the Merger.

         Section 6.7 PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media or any other party with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other parties as to the timing and contents of any such announcement or communications as may be reasonable under the circumstances; PROVIDED, HOWEVER, that nothing contained herein shall prevent any party from (i) promptly making all filings with governmental authorities as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or (ii) disclosing the terms of this Agreement to such party's legal counsel, financial advisors or accountants in furtherance of the transactions contemplated by this Agreement. The press release announcing the execution and delivery of this Agreement shall be a joint press release of the Company and Parent.

         Section 6.8 NOTIFICATION. Each party hereto shall, in the event of, or promptly after obtaining knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a material breach of any of its representations and warranties set forth herein, give notice thereof to the other parties and shall use its reasonable best efforts to prevent or promptly to remedy such breach.

         Section 6.9 NO SOLICITATION.

                           (a)      Subject to Section 6.9(c), Parent shall
not (and Parent shall use all commercially reasonable efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, provide any information to, or enter into any agreement with, any person (other than the Company, any of its affiliates or representatives) concerning any merger, business combination, tender offer, exchange offer, sale of assets (other than as expressly permitted by Section 6.2), sale of shares of capital stock or debt securities or similar transactions involving Parent or any division or operating or principal business unit of Parent, excluding Parent's current operating business (a "PARENT ACQUISITION PROPOSAL"). Parent will immediately cease any existing activities, discussions or negotiations with any parties (other than the Company) conducted heretofore with respect to any of the foregoing.

                           (b)      Subject to Section 6.9(c), the Company
shall not (and shall use its reasonable best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, provide any information to, or enter into any agreement with, any person (other than Parent, any of its affiliates or representatives) concerning any merger, business combination, tender offer, exchange offer, sale of assets (other than as expressly permitted by Section 6.2), sale of shares of capital stock or debt securities or similar transactions involving the Company or any division or operating or principal business unit of the Company (a "COMPANY ACQUISITION PROPOSAL"). The Company will immediately cease any existing activities, discussions or negotiations with any parties (other than Parent) conducted heretofore with respect to any of the foregoing.

                           (c)      Notwithstanding the provisions of Section
6.9(a) and (b), prior to the approval by its stockholders of the transactions contemplated by this Agreement, Parent or the Company, as the case may be, may, directly or indirectly, provide access to furnish information concerning its business, properties or assets to any person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such person, if (i) such person has submitted an unsolicited bona fide written proposal to the Board of Directors of Parent or the Company, as the case may be, relating to any such transaction, (ii) such proposal provides for the acquisition for cash and/or publicly traded securities of all of the outstanding Parent Common Stock or Company Common Stock, (iii) the Board of Directors of Parent or the Company, as the case may be, determines in good faith, after consultation with its independent financial advisor, that such proposal is more favorable to the holders of Parent Common Stock or Company Common Stock than the Merger and is fully financed or reasonably capable of being financed or otherwise consummated, and (iv) the Board of Directors of Parent or the Company, as the case may be, determines in good faith, after consultation with independent legal counsel, that the failure to provide such information or access or to engage in such discussions or negotiations would be inconsistent with their fiduciary duties to Parent's or the Company's stockholders under applicable law. A proposal meeting all of the criteria in the preceding sentence is referred to as a "SUPERIOR PROPOSAL". Parent or the Company will immediately notify the other party of Parent Acquisition Proposal, or Company Acquisition Proposal, respectively, and will keep the other party fully apprised of all developments with respect to any such Acquisition Proposal. Subject to the last sentence of this Section 6.9(c) and notwithstanding anything to the contrary contained in this Agreement, except in connection with the valid termination of this Agreement pursuant to Section 8.1(b)(ii) or 8.1(c)(ii) hereof, neither the Board of Directors of Parent or the Company nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Parent Acquisition Proposal or Company Acquisition Proposal respectively, (ii) enter into any agreement (other than a confidentiality agreement) with respect to any Parent Acquisition Proposal or Company Acquisition Proposal or (iii) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by its Board of Directors or a committee thereof of the Merger, this Agreement or the issuance of Parent Common Stock to be issued pursuant to the Merger. Nothing contained in this Section shall prohibit Parent or its Board of Directors from taking and disclosing to their stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

         Section 6.10 REGULATORY AND OTHER AUTHORIZATIONS

                           (a)      Each party hereto agrees to use its
reasonable best efforts to obtain all authorizations, consents, orders and approvals of federal, state, local and foreign regulatory bodies and officials and non-governmental third parties that may be or become necessary for (i) its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and (ii) the ownership of the Surviving Corporation by Parent, and each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals.

                           (b)      In connection with and without limiting
the foregoing, the Company and Parent shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transaction contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

         Section 6.11 FURTHER ASSURANCES. Each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and consummate the transactions contemplated hereby or, at and after the Effective Time, to evidence the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, each of the parties hereto shall take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

         Section 6.12 ASSUMED OPTIONS.

                           (a)      Parent shall assume, effective at the
Effective Time, each Company Option Plan and each Company Stock Option that remains unexercised in whole or in part as of the Effective Time and substitute shares of Parent Common Stock for the shares of Company Common Stock purchasable under each such assumed option ("ASSUMED OPTION"), which assumption and substitution shall be effected as follows:

                                    (i)      the Assumed Option shall have the
         same terms and conditions as the Company Stock Option being assumed, subject to Section 6.12(a)(ii) and (iii) below;

                                    (ii)     the number of shares of Parent
         Common Stock purchasable under the Assumed Option shall be equal to the number of shares of Parent Common Stock that the holder of the Company Stock Option being assumed would have received (without regard to any vesting schedule) upon consummation of the Merger had such Company Stock Option been exercised in full immediately prior to consummation of the Merger; and

                                    (iii)    the per share exercise price of
         such Assumed Option shall be an amount (rounded to the nearest cent) equal to the per share exercise price of the Company Stock Option being assumed divided by the number of shares of Parent Common Stock issuable in the Merger for each share of Company Common Stock.

If the foregoing calculation results in an Assumed Option being exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such Assumed Option shall be rounded down to the nearest whole number of shares, and the total exercise price for the Assumed Option shall be reduced by the exercise price of the fractional share.

                           (b)      Parent shall take all corporate action
necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options.

         Section 6.13 LETTER FROM ACCOUNTANTS.(a) The Company shall use reasonable best efforts to cause to be delivered to the Company and Parent two letters from [the Company's auditors], one dated no earlier than three business days prior to the date on which the Proxy Statement is mailed to Parent's stockholders and one dated no earlier than three business days prior to the Closing Date, each addressed to the Boards of Directors of the Company and Parent concerning the Company, in form reasonably satisfactory to Parent and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements containing a prospectus similar to the Proxy Statement.

         Section 6.14 EMPLOYEE BENEFITS. Parent hereby agrees to provide to officers and employees of the Company who become or remain regular (full-time) employees of Parent or any of its subsidiaries ("Continuing Employees") employee benefits, no less favorable than those provided by Parent to their similarly situated officers and employees. Any employee of the Company who becomes a participant in any employee benefit plan, program, policy or arrangement of Parent or any of its subsidiaries after the Effective Time shall be given credit under such plan, program, policy or arrangement for all service with the Company prior to becoming such a participant for purposes of eligibility and vesting. In addition, Parent agrees to assume any employee agreement between Company and its employees who become Continuing Employees.

         Section 6.15 PIGGYBACK REGISTRATION RIGHTS.

                           (a)      If Parent at any time proposes to register
any of its equity securities under the Securities Act on any form other than Form S-4 or Form S-8 (or any similar or successor form then in effect), whether or not for sale for its own account, and if the registration form proposed to be used may be used for the registration of Parent Common Stock, the Company will in each such case give prompt written notice (and in any event at least 10 business days' prior written notice prior to the filing of such registration statement) to the Shareholders of Parent's intention to do so, such notice to specify the securities to be registered, the proposed numbers and amounts thereof and the date not less than 20 days thereafter by which Parent must receive the Shareholders' written indication of whether the Shareholders wish to include their Parent Common Stock in such registration statement and advising the Shareholders of their rights under this Section 6.15. Upon the written request of any Shareholder made on or before the date specified in such notice (which request shall specify the number of shares of Parent Common
Stock intended to be disposed of by such Shareholder), Parent will, to the extent permitted under subsection (d) below, use its best efforts to cause all such shares of Parent Common Stock, which the Shareholders have so requested the registration thereof, to be registered under the Securities Act (with the securities that Parent at the time proposes to register), to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by the Shareholders of the shares of Parent Common Stock to be so registered.

                           (b)      Notwithstanding anything to the contrary
in this Section 6.15, Parent shall have the right to discontinue any registration under this Section 6.15 at any time prior to the effective date of such registration if the registration of other securities giving rise to such registration under this Section 6.15 is discontinued.

                           (c)      In the case of a registration under
subsection (a) above, if Parent determines to enter into an underwriting agreement in connection therewith, all shares of Parent Common Stock to be included in such registration shall be subject to such underwriting agreement and no person may participate in such registration unless such person agrees to sell such person's securities on the basis provided in such underwriting agreement and completes and/or executes all questionnaires, indemnities, and other reasonable documents which must be executed under the terms of such underwriting agreement.

                           (d)      If Parent's managing underwriter shall
advise Parent and the Shareholders in writing that the inclusion in any registration pursuant hereto of some or all of (i) the shares of Parent Common Stock sought to be registered by the Shareholders, and (ii) the securities of Parent sought to be registered, creates a substantial risk that the proceeds or price per unit that will be derived from such registration will be reduced or that the number of securities to be registered is too large a number to be reasonably sold, (i) first, the number of securities of Parent (or securities of other persons exercising "demand rights") sought to be registered shall be included in such registration, and (ii) next, the number of shares of Parent Common Stock and other securities of persons exercising "piggyback rights" shall be included in such registration to the extent permitted by the Company's managing underwriter (if the offering is underwritten) with the number of shares of Parent Common Stock and such other securities being registered being based on the respective rights of each party and the decision of Parent.

                           (e)      If a registration hereunder shall be in
connection with an underwritten public offering, the participating Shareholders shall be deemed to have agreed by acquisition of their shares of Parent Common Stock not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any shares of Parent Common Stock and to use their best efforts not to effect any such public sale or distribution of any other equity security of Parent or of any security convertible into or exchangeable or exercisable for any equity security of Parent (other than as part of such underwritten public offering) within 20 days before or 90 days after the effective date of such registration statement. In such event, such participating Shareholders agree, if requested, to sign a customary market stand-off letter with Parent's managing underwriter, and to comply with applicable rules and regulations of the Securities Exchange Commission.

                           (f)      If and to the extent that any Shareholder
sells or otherwise disposes of shares of Parent Common Stock in any transaction that does not require registration under the Securities Act (other than a transaction exempt under Rule 144), the rights of such Shareholder hereunder with respect to such shares of Parent Common Stock will be assignable to the transferee of such shares of Parent Common Stock; provided, however, that such transferee agrees in writing to be bound by all the terms and conditions of this Section 6.15.

         Section 6.16 DELIVERY OF CERTAIN DOCUMENTS. On or prior to the fifth business day following the date of this Agreement: (i) Parent shall deliver to the Company the Parent Disclosure Schedule and all diligence materials reasonably requested by the Company and not previously delivered to the Company (collectively, the "Parent Deliveries"); and (ii) the Company shall deliver to Parent EXHIBIT A, the Company Disclosure Schedule and all diligence materials reasonably requested by Parent and not previously delivered to Parent (collectively, the "Company Deliveries").

                                  ARTICLE VII.
                 CLOSING AND CLOSING DATE; CONDITIONS TO CLOSING

         Section 7.1 CLOSING AND CLOSING DATE. As soon as practicable after the satisfaction or waiver of the conditions set forth herein and prior to the filing of the Certificate of Merger and Articles of Merger, a closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas or at such other location as the parties may agree in writing. The date on which the Closing occurs is referred to as the "CLOSING DATE."

         Section 7.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY, PARENT AND MERGER SUB. The respective obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, to consummate the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the parties hereto, in whole or in part, to the extent permitted by applicable law:

                           (a)      the issuance of Parent Common Stock
pursuant to the Merger, the change of Parent's name and the increase in the number of authorized shares of Parents' Common Stock shall have been approved by the stockholders of Parent as contemplated hereby;

                           (b)      the shares of Parent Common Stock to be
issued in the Merger shall have been approved for listing on the AMEX upon official notice of issuance;

                           (c)      any governmental or regulatory notices or
approvals, including blue sky approvals, required with respect to the transactions contemplated hereby shall have been either filed or received; and

                           (d)      no federal, state or foreign governmental
authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute or rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the transactions contemplated by this Agreement, or which questions the validity or the legality of the transactions contemplated hereby and which could reasonably be expected to materially and adversely affect the value of the business of the Company or Parent.

         Section 7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Parent, in whole or in part, to the extent permitted by applicable law:

                           (a)      each of the representations and
warranties of the Company and Shareholders contained in this Agreement shall be true and correct (except to the extent that the breach thereof shall not constitute a Company Material Adverse Effect) as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and Parent and Merger Sub shall have received a certificate of the President or Chief Financial Officer of the Company and each of the Shareholders, dated the Closing Date, to such effect;

                           (b)      the Company and Shareholders shall have
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate of the President or the Chief Financial Officer of the Company and each of the Shareholders, dated the Closing Date, to that effect;

                           (c)      since the date of this Agreement, there
shall not have been the occurrence of a Company Material Adverse Effect;

                           (d)      Jackson Walker L.L.P. shall have
delivered to Parent its written opinion (which may be based upon certain representations of management of the Company and Parent and others and upon certain assumptions) as of the date that the Proxy Statement is first mailed to Parent's stockholders substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn, rescinded, revoked or modified in any material respect;

                           (e)      the condition set forth in the last
sentence of Section 6.4(b) above shall have been satisfied as provided therein;

                           (f)      The holders of shares of Parent Common
Stock and the holders of shares of Company Common Stock shall not have exercised dissenters' or appraisal rights;

                           (g)      Shareholders shall have executed and
delivered the Escrow Agreement and such agreement shall constitute the legal, valid and binding obligations of the parties thereto; and

                           (h)      The Company and Shareholders shall have
executed the Security Agreement and all related financing statements, documents and agreements.

         Section 7.4 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the Company, in whole or in part, to the extent permitted by applicable law:

                           (a)      each of the representations and
warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (except to the extent that the breach thereof shall not constitute a Parent Material Adverse Effect) as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and the Company shall have received a certificate of the President or the Chief Financial Officer of each of Parent and Merger Sub, dated the Closing Date, to such effect;

                           (b)      Parent and Merger Sub shall have
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate of the President or the Chief Financial Officer of each of Parent and Merger Sub, dated the Closing Date, to that effect;

                           (c)      Since the date of this Agreement, there
shall not have occurred a Parent Material Adverse Effect;

                           (d)      Jackson Walker L.L.P. shall have
delivered to the Company its written opinion (which may be based upon certain representations of management of the Company and Parent and others and upon certain assumptions) as of the date that the Proxy Statement is first mailed to the Company's shareholders substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of section 368(a) of the Code, (ii) Parent, Merger Sub and the Company will each be a party to that reorganization within the meaning of section 368(b) of the Code, and (iii) no gain or loss for U.S. federal income tax purposes will be recognized by the holders of Company Common Stock upon receipt of shares of Parent Common Stock in the Merger, except with respect to any cash received in lieu of a fractional share interest in Parent Common Stock, and such opinion shall not have been withdrawn or modified in any material respect;

                           (e)      The bylaws of Parent shall have been
amended, effective as of the Effective Time, in compliance with Section 6.1 of this Agreement; and

                           (f)      The Company shall have obtained the
consent or approval of each person set forth in SECTION 3.3 OF THE COMPANY DISCLOSURE SCHEDULE.

                                 ARTICLE VIII.
                                  TERMINATION

         Section 8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement by the Company's or Parent's stockholders:

                           (a)      by mutual written consent duly authorized
by the Boards of Directors of the Company and Parent;

                           (b)      by Parent:

                                    (i)      upon a material breach of any
         representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) of this Agreement, as the case may be, would be incapable of being satisfied by November 30, 2000 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that in any case a willful material breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this
         Section 8.1(b);

                                    (ii)     if, prior to the Effective Time,
         the Board of Directors of Parent (or any committee thereof) shall have withdrawn, or modified or changed in a manner adverse to the Company, its approval or recommendation of the issuance of shares of Parent Common Stock pursuant to the Merger in order to approve and permit Parent to execute a definitive agreement providing for a Superior Proposal; provided that (A) at least 5 business days prior to terminating this Agreement pursuant to this Section 8.1(b)(ii) Parent has provided the Company with written notice advising the Company that the Board of Directors of Parent has received a Superior Proposal that it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, (B) Parent shall have caused its financial and legal advisors to negotiate in good faith with the Company to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated herein on such adjusted terms, (C) simultaneously with any termination of this Agreement pursuant to Section 8.1(b)(ii), Parent shall pay to the Company the Termination Fee (as defined in Section 8.3(c)) and (D) Parent may not terminate this Agreement pursuant to this Section 8.1(b)(ii) if Parent is in material breach of this Agreement; or

                                    (iii)    if the Company Deliveries or
         financial statements to be delivered to Parent pursuant to Section 3.5 above are not reasonably satisfactory to Parent, and Parent is unable to reach agreement with the Company as to any requested changes, additions or modifications within fifteen days following the expiration of the five-day period set forth in Section
         6.16 or Section 3.5 above, respectively.

                           (c)      by the Company:

                                    (i)      upon a material breach of any
         representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 7.4(a) or Section 7.4(b) of this Agreement, as the case may be, would be incapable of being satisfied by the Outside Date; PROVIDED, HOWEVER, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(c);

                                    (ii)     if, prior to the Effective Time,
         the Board of Directors of the Company (or any committee thereof) shall have withdrawn, or modified or changed in a manner adverse to Parent, its approval or recommendation of the Merger in order to approve and permit the Company to execute a definitive agreement providing for a Superior Proposal; provided that (A) at least 5 business days prior to terminating this Agreement pursuant to this Section 8.1(c)(ii) the Company has provided Parent with written notice advising Parent that the Board of Directors of the Company has received a Superior Proposal that it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, (B) the Company shall have caused its financial and legal advisors to negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated herein on such adjusted terms; (C) simultaneously with any termination of this Agreement pursuant to this Section 8.1(c)(ii), the Company shall pay to Parent the Termination Fee (as defined in Section 8.3(c)) and (D) the Company may not terminate this Agreement pursuant to this Section 8.1(c)(ii) if the Company is in material breach of this Agreement; or

                                    (iii)    if the Parent Deliveries are not
         reasonably satisfactory to the Company, and the Company is unable to reach agreement with Parent as to any requested changes, additions or modifications within fifteen days following the expiration of the five-day period set forth in Section 6.16 above.

                           (d)      by either Parent or the Company if the
Merger shall not have been consummated on or before the Outside Date; or

                           (e)      by Parent if the issuance of Parent
Common Stock in connection with the Merger or the increase in the number of authorized shares of Parent Common Stock shall fail to receive the requisite vote for approval by the stockholders of Parent at Parent's stockholders' meeting referred to in Section 6.4.

         The right of any party hereto to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         Section 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement, except as provided in Sections 8.3 and 10.14, shall forthwith become null and void and have no effect, without any liability on the part of any party or its directors, officers or stockholders except as set forth in Sections 8.3 and 10.14.

         Section 8.3 FEES AND EXPENSES.

                           (a)      Subject to Section 8.3(c), all Expenses
(as defined in paragraph (b) of this Section 8.3) incurred by the parties hereto shall be (i) borne solely and entirely by the party which has incurred such Expenses; PROVIDED, HOWEVER, that (i) the allocable share of Parent and Merger Sub as a group and the Company for all Expenses related to printing and mailing the Proxy Statement shall be three-fourths by Parent and one-fourth by the Company; (ii) that Parent may, at its option, pay any Expenses of the Company, and (iii) Parent shall pay all SEC filing fees.

                           (b)      "EXPENSES" as used in this Agreement
shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

                           (c)      If Parent shall terminate this Agreement
pursuant to Section 8.1(b)(ii) or the Company shall terminate the Agreement pursuant to Section 8.1(c)(ii), the party terminating this Agreement shall pay to the other party (not later than five business days after such termination of this Agreement) an amount equal to the reasonable Expenses of such other party (the "TERMINATION FEE").

                           (d)      Parent and the Company agree that the
agreements contained in Section 8.3(c) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any amounts due under such Section 8.3(c), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on any unpaid amounts at the publicly announced prime or base rate of THE WALL STREET JOURNAL - SOUTHWEST EDITION from the date such amount was required to be paid.

                                   ARTICLE IX.
                                 INDEMNIFICATION

         Section 9.1 INDEMNIFICATION BY SHAREHOLDERS. Subject to the terms and conditions of this Article, Shareholders jointly and severally agree to indemnify, defend and hold Purchaser and Merger Sub and their respective directors, officers, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by such indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of the Company or Shareholders contained herein, in any exhibit, schedule, certificate or financial statement delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby; provided, however, that (i) no claim shall be made for indemnification under this
Article IX until, and such claims may be made only to the extent that, the dollar amount of all such Damages exceed $75,000, individually or in the aggregate (the "Basket"); (ii) indemnification for breaches of representations and warranties contained in Article IV of this Agreement or any covenant made by a Shareholder shall be solely from the Shareholder breaching such Article IV or such covenant; and (iii) the liability of the Shareholders for Damages shall not exceed $3.7 million in the aggregate, except in the case of fraud.

         Section 9.2 CONDITIONS OF INDEMNIFICATION.The obligations and liabilities of Shareholders (the "indemnifying party") to Parent or Merger Sub (the "party to be indemnified") under Section 9.1 with respect to claims resulting from the assertion of liability by third parties ("Third Party Claims") shall be subject to the following terms and conditions:

                           (a)      Within 20 days (or such earlier time as
might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless
(i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

                           (b)      In the event that the indemnifying party,
by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

                           (c)      Notwithstanding the foregoing, the
indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

                           (d)      The party to be indemnified and the
indemnifying party will each cooperate with all reasonable requests of the other.

                                   ARTICLE X.
                                  MISCELLANEOUS

         Section 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION. The representations and warranties of the Company and the Shareholders contained herein shall survive the Closing until the earlier of:
(i) March 1, 2002; or (ii) thirty (30) days following the date of delivery to the entire Board of Directors of Parent of a consolidated audited statement of operations, stockholders' equity and cash flow of Parent for fiscal year 2001, ending December 31, 2001 (the "Indemnification Period"). The indemnification obligations of the Shareholders under Section 9.1 above shall survive the Closing until the expiration of the Indemnification Period; provided, however, that if prior to the expiration of the Indemnification Period the indemnifying party shall have been notified of a claim for indemnity under Section 9.1 and such claim shall not have been finally resolved or disposed of at the end of the Indemnification Period, then the Indemnification Period shall be extended, for such claim only, until such time as such claim is finally resolved or disposed of. The representations and warranties of the Purchaser and Merger Sub contained herein shall not survive beyond the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

         Section 10.2 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that after approval of this Agreement by the stockholders of the Company or Parent, (i) no amendment, which under applicable law may not be made without the approval of the shareholders of the Company, may be made without such approval, and (ii) no amendment, which under the applicable rules of the AMEX or applicable law, may not be made without the approval of the stockholders of Parent, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by all parties hereto.

         Section 10.3 WAIVER. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 10.3, Parent and Merger Sub shall be deemed to be one party.

         Section 10.4 ENTIRE AGREEMENT. This Agreement (together with the Exhibits, the Company Disclosure Statement and Parent Disclosure Statement) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         Section 10.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be given by personal delivery, mailed by registered or certified mail (postage prepaid, return receipt requested), sent by a nationally recognized overnight courier service or sent by electronic submission to the parties at the following addresses (or at such other address for a party as is specified by like change of address):

                           IF TO PARENT OR MERGER SUB:

                           Intellicall Inc.
                           2155 Chenault, Suite 410
                           Carrollton, TX  75006-5023
                           Telecopy:   972-416-9454
                           Attention:  John McDonald

                           WITH A COPY TO:

                           Richard F. Dahlson, Esq.
                           Jackson Walker L.L.P.
                           901 Main Street, Suite 6000
                           Dallas, TX  75202
                           Telecopy:   214-953-6187

                           IF TO THE COMPANY:

                           Wireless WebConnect!, Inc.
                           620 Lakeview Drive
                           Clearwater, Florida  33756
                           Attention: G. T. Finn

                           WITH A COPY TO:

                           Steven L. Hayes, Esq.
                           1015 Oneonta Drive
                           Los Angeles, California  90065
                           Telecopy:   323-255-7412

                           IF TO THE SHAREHOLDERS:

                           to the addresses set forth opposite each Shareholder on EXHIBIT A

Notice shall be deemed received (a) on the business day following the date on which it is deposited with a nationally recognized and reputable overnight courier service, (b) on the date on which it is delivered personally, (c) when sent by facsimile with confirmation of receipt received by sender, or
(d) on the third business day following the date on which it is deposited in the U. S. mail.

         Section 10.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         Section 10.7 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 10.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 10.9 COUNTERPARTS. This Agreement may be executed in counterparts, by original or facsimile signatures, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 10.10 CERTAIN DEFINITIONS. For the purposes of this Agreement, the term:

                           (a)      "affiliate" means a person that directly
or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                           (b)      "business day" means any day other than a
day on which banks in the State of Texas are authorized or obligated to close;

                           (c)      "knowledge" or "known" shall mean, with
respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter or should have had knowledge with the exercise of due diligence;

                           (d)      "person" means an individual,
corporation, partnership, association, trust, unincorporated organization or other entity; and

                           (e)      "subsidiary" or "subsidiaries" of the
Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. References herein to the shares of capital stock of any subsidiary not organized as a corporation shall be deemed to relate to the equity interests in such subsidiary, however denominated.

         When used in this Agreement, the plural includes the singular, and vice versa, a neuter pronoun includes the masculine and feminine, and, whether expressly stated or not, the term "including" means including without limitation.

         Section 10.11 BINDING EFFECT, ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto.

         Section 10.12 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 10.13 SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

         Section 10.14 LEGAL FEES; COSTS. If any party hereto institutes any action or proceeding, whether before a court or arbitrator, prior to the Effective Date, to enforce any provision of this Agreement, the prevailing party therein shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

         Section 10.15 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         Section 10.16 SHAREHOLDER RELEASES; CONSENT. Effective as of the Effective Date, each Shareholder (i) hereby irrevocably waives, releases, and discharges the Company and each affiliate of the Company and its subsidiaries from any and all liabilities and obligations to such Shareholder of any kind or nature whatsoever, whether as a stockholder, officer, director or employee of the Company, any of its subsidiaries or otherwise, existing as of the Effective Time (except for those set forth in continuing employment agreements, salary and benefits, and other ordinary course of business items such as expense reimbursements) including without limitation liabilities or obligations relating to rights of contribution or indemnification, in each case whether absolute or contingent, liquidated or unliquidated, and whether arising at law or in equity, and each Shareholder hereby agrees that he will not seek to recover any amounts in connection therewith or thereunder from the Company, or any of its subsidiaries, and (ii) hereby agrees that any and all agreements to which such Shareholder is a party and which relate to Shareholder's ownership or voting of Company Common Stock or options to acquire Company Common Stock (other than this Agreement) or the right to designate directors are terminated and of no further force or effect. By executing and delivering this Agreement the Sellers irrevocably consent pursuant to Section 394 of the FBCA to this Agreement, the Merger, and all of the transactions contemplated by this Agreement, such consent to have the same effect as a vote by the Shareholders at a meeting duly called and held for the purpose of acting on proposals to approve this Agreement, the Merger, and the other transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by one of its officers thereunto duly authorized, effective as of the day and year first above written.

                               INTELLICALL, INC.

                               By: /s/ John McDonald
                                  -------------------------------------------
                                 Name:  John McDonald
                                      ---------------------------------------
                                 Title: President and Chief Executive Officer
                                       --------------------------------------


                               WWC ACQUISITION, INC.

                               By: /s/ John McDonald
                                  -------------------------------------------
                                 Name:  John McDonald
                                      ---------------------------------------
                                 Title: President
                                       --------------------------------------


                               WIRELESS WEBCONNECT!, INC.

                               By: /s/ G.T. Finn
                                  -------------------------------------------
                                 Name:  G.T. Finn
                                      ---------------------------------------
                                 Title: President
                                       --------------------------------------

                                    /s/ G.T. Finn
                               -------------------------------------
                                    G. T. Finn

                                    /s/ Michael Campbell
                               -------------------------------------
                                    Michael Campbell

                                    /s/ Neil Byrne
                               -------------------------------------
                                    Neil Byrne

                                    /s/ Philip Jepsen
                               -------------------------------------
                                    Philip Jepsen

                                    /s/ Raylnn Finn
                               -------------------------------------
                                    Raylnn Finn

                                    /s/ Mary Campbell
                               -------------------------------------
                                    Mary Campbell

                                                   EXHIBIT A


                                                                                                Shares of Parent
Name of                                                          Shares of Company              Common Stock to be
Shareholder                 Address                              Common Stock Owned             Issued in the Merger
-----------                 -------                              ------------------             --------------------
G. T. Finn                  1733 Laurie Lane                            3100                          5,092,190
                            Belleair, FL 33756

Michael Campbell            1238 S. Missouri Ave., #116                 2100                          3,449,548
                            Clearwater, FL 33756
Neil Byrne                  2635 Fillmore Street, #202                  2100                          3,449,548
                            San Francisco, CA  94115

Philip Jepsen               1121 Haley Lane                              700                          1,149,850
                            Dunedin, FL 34698-6121

Ralynn Finn                 1733 Laurie Lane                            1000                          1,642,642
                            Belleair, FL 33756

Mary Campbell               1238 S. Missouri Ave., #116                 1000                          1,642,642
                            Clearwater, FL  33756

                                                                       ------                        ----------

                                              TOTAL                    10,000                        16,426,420
                                                                       ======                        ==========

                                                                     Appendix B


                          AMENDMENT NO. 1 TO AGREEMENT
                               AND PLAN OF MERGER


     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is executed as of October 13, 2000, by and among Wireless WebConnect!, Inc., a Florida corporation, (the "Company"), Intellicall, Inc., a Delaware corporation (the "Parent"), and WWC Acquisition, Inc., a Florida corporation and wholly-owned subsidiary of Parent ("Merger Sub").

                                    RECITALS:


     A. The Company, Parent, and Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of August 29, 2000 (the "AGREEMENT").

     B. The Company, Parent, and Merger Sub desire to amend the Agreement to the extent provided below.

     C. NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

                                   AMENDMENTS


     1. AMENDMENT TO SECTION 8.1(b)(i). Section 8.1(b)(i) of the Agreement shall be amended and replaced in its entirety by the following:

          (i) upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) of this Agreement, as the case may be, would be incapable of being satisfied by December 31, 2000 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that in any case a willful material breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(b);

     2. AMENDMENT TO SECTION 6.1. Section 6.1 of the Agreement shall be amended and replaced in its entirety by the following:


          Section 6.1 ELECTION OF NEW PARENT DIRECTORS AND OFFICERS. Subject to occurrence of the Merger, Parent shall take all action necessary under its bylaws or otherwise to cause the number of members constituting the whole Board of Directors of Parent to be eight (8) and to nominate G.T. Finn, William O. Hunt, John McDonald, Mike Campbell, Neil Byrne and three (3) other designees agreed to in writing by Parent and WWC to Parent's Board of Directors at the meeting of Intellicall stockholders held with respect to the matters contained in the Proxy Statement (defined below); provided, however, if Banco Del Gottardo exercises its right to designate two (2) additional persons to Parent's Board of Directors, and such persons are not agreeable to Mr. Finn, then Mr. Finn shall have the right to designate two (2) additional persons to Parent's Board of Directors. Such persons shall hold office until the next annual meeting of Parent's stockholders and until their successors shall have been elected and qualified. Subject to the occurrence of the Merger, Parent shall take all action necessary to elect John McDonald as Chairman and Chief Executive Officer of Parent, G.T. Finn as President of Parent and Phil Boyd as Chief Financial Officer of Parent. On or before the Effective Date, Parent will take all necessary steps to amend its bylaws, if necessary, to allow twelve members of Parent's Board of Directors.

     AMENDMENT TO SECTION 6.12. Section 6.12 of the Agreement shall be amended and replaced in its entirety by the following:


          Section 6.12. OPTIONS. Parent and the Company agree that effective at the Effective Time, a pool of 1.5 million options shall be available for grant under Parent's 1991 Stock Option Plan to the former employees of the Company who become employees of the Parent in the Merger. Such former employees of the Company shall receive credit for time served as an employee of the Company with respect to the employee's eligibility to participate in the 1991 Stock Option Plan.

                                  MISCELLANEOUS


     1. CONTINUING EFFECT. Except as modified and amended hereby, the Agreement is and shall remain in force and effect in accordance with its terms.

     2. COUNTERPARTS. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

     3. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by one of its officers thereunto duly authorized, effective as of the day and year first above written.



                              WIRELESS WEBCONNECT!, INC.


                              By:   /s/ G.T. Finn
                                 -------------------------------
                                 Name:  G.T. Finn
                                      --------------------------
                                 Title: President
                                       -------------------------



                              INTELLICALL, INC.


                              By:   /s/ John J. McDonald
                                 -------------------------------
                                 Name:  John J. McDonald
                                      --------------------------
                                 Title: President & CEO
                                       -------------------------



                              WWC ACQUISITION, INC.

                              By:   /s/ John J. McDonald
                                 -------------------------------
                                 Name:  John J. McDonald
                                      --------------------------
                                 Title: President
                                       -------------------------

                                                                     Appendix C


                                                AS AMENDED OCTOBER 2, 2000

                                INTELLICALL, INC.

                             1991 STOCK OPTION PLAN

         WHEREAS, the Company previously adopted the Intellicall, Inc. Incentive Stock Option Plan, the Intellicall, Inc. Non-Qualified Stock Option Plan and the Intellicall, Inc. Directors' Stock Option Plan (collectively, the "Plans"), and

         WHEREAS, the Plans were previously approved by shareholders in accordance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and

         WHEREAS, the Company previously adopted an amendment to administer the Plans as a single Plan in compliance with Rule 16b-3; and

         WHEREAS, the Company previously restated the Plans in their entirety in a single document; and

         WHEREAS, the Company now wishes to increase the total number of Shares issuable under the plan to 9,495,000 to provide that shares are available for the issuance of up to 6,995,000 incentive stock options, 2,000,000 nonqualified stock options and 500,000 nonemployee directors stock options Shares available for issuance of up to 6,995,000 Incentive Stock Options; and

         WHEREAS, the Company now wishes to amend Section 5 of the Plan to change the number and timing of Director Options for Nonemployee Directors;

         1. PURPOSE. The purpose of this Plan is to strengthen Intellicall, Inc. by providing an incentive to its key employees and directors thereby encouraging them. to devote their abilities and industry to the success, of the Company's business enterprise. It is intended that this purpose be achieved by extending to any employees and directors of the Company an added long-term incentive for high levels of performance and unusual efforts through the grant of options to purchase shares of the Company's common stock under the Intellicall, Inc. 1991 Stock Option plan.

         2.       DEFINITIONS. For purposes of the Plan:

                  (a) "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Cause" means (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of an Optionee's duties, (iii) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or (iv) willful violation of any law, rule or regulation in connection with the performance of an Optionee's duties (other than traffic violations or similar offenses).

                  (d) "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares or other similar events.


1991 STOCK OPTION PLAN

                  (e) A "Change in Control" shall be deemed to have occurred when the first of the following events occurs:

                           (i)      when the Company acquires actual
knowledge that any person or group (as such term are used in Sections 13(d) and 14(d) (2) of the Exchange Act), other than an employee benefit plan established or maintained by the Company or any of its subsidiaries or the current largest stockholder, is or becomes the beneficial owner (as defined under Rule l3d-3 of the Exchange Act) directly or indirectly, of securities of the Company reporting 30 percent or more of the combined voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's directors; (ii) upon the approval by the Company's stockholders of (A) a merger or consolidation of the Company with or into another Corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then outstanding shares of common stock), (B) a sale or disposition of all or substantially all of the Company's assets of (C) a plan of liquidation or dissolution of the Company; or (iii) if, at any time, two-thirds of the members of the Board are not "Continuing Directors." For this purpose "Continuing Directors" shall mean the members of the Board of Directors as of May 1, 1991, and any individual who becomes a member of the Board thereafter if his or her election or nomination for election as a director was approved by a vote or at least two-thirds of the Continuing Directors then in office.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended.

                  (g) "Committee" means a committee consisting of at least two (2) Disinterested Directors appointed by the Board to administer the Plan and to perform the functions set forth herein.

                  (h) "Company" means Intellicall, Inc., a Delaware corporation.

                  (i) "Director Option" means an Option granted to a Nonemployee Director pursuant to Section 5.

                  (j) "Disability" means a physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

                  (k) "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule l6b-3 under the Exchange Act.

                  (l) "Eligible Employee" means any officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options subject to the conditions set forth herein.

                  (m) "Employee Options" means an Option granted to an Eligible Employee pursuant to Section 6.

                  (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.


1991 STOCK OPTION PLAN

                  (o) "Fair Market Value" on any date means the closing price of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such then market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Section 422 of the Code.

                  (p) "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

                  (q) "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

                  (r) "Nonemployee Director" means a director of the Company who is not an employee of the Company or any Subsidiary.

                  (s) "Option" means an Employee Option, a Director Option, or either or both of them.

                  (t) "Optionee" means a person to whom an Option has been granted under the Plan.

                  (u) "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

                  (v)      "Plan" means the Intellicall, Inc. 1991 Stock
Option Plan.

                  (w) "Shares" means the common stock, par value $.01 per share, of the Company.

                  (x) "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

                  (y) "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of section 424(a) of the Code, which issues or assumes a stock option in a transaction to which
Section 424(a) of the Code applies.

                  (z) "Ten-Percent Stockholder" means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

         3.       ADMINISTRATION.

                  (a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The


1991 STOCK OPTION PLAN

Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duty called and held. Each member of the Committee shall be a Disinterested Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

                  (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to determine those Eligible Employees to whom Employee Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Stock Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

                  (c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

                           (1)      to construe and interpret the Plan and
the Options granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and all other persons having any interest therein;

                           (2)      to determine the duration and purposes
for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                           (3)      to exercise its discretion with respect
to the powers and rights granted to it as set forth in the Plan;

                           (4)      generally, to exercise such powers and to
perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.


1991 STOCK OPTION PLAN

         4.       STOCK SUBJECT TO PROGRAM.

                  (a) The maximum number of Shares that may be made the subject of Options granted under the Plan is as follows: 6,995,000 Shares with respect to Incentive Stock Options; 2,000,000 Shares with respect to Nonqualified Stock Options; and 500,000 Shares with respect to Director Options (or, in each case, the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to Section 8) and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

                  (b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated for any reason (other than upon the surrender of the Option pursuant to Section 7(e) hereof), the Shares allocable to the cancelled or otherwise terminated Option or portion thereof may again be the subject of Options granted hereunder.

         5.       OPTIONS GRANT FOR NONEMPLOYEE DIRECTORS.

                  (a) GRANT. Each person who first becomes a Nonemployee Director shall receive a grant of Director Options in respect of (i) 25,000 Shares on the date such Nonemployee Director first becomes a Nonemployee Director (the "Election Date") and (ii) 12,500 Shares thereafter on the date of the Company's Annual Meeting each year such Nonemployee Director remains a Nonemployee Director. The purchase price therefor of each Director Option shall be as provided in this Section 5 and such Director Options shall be exercisable, in whole or in part, immediately upon the date of grant (the "Grant"). Such Director Options shall be evidenced by an Agreement containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board.

                  (b) PURCHASE PRICE. The purchase price for Shares under each Director Option shall be at least equal to 100% of the Fair Market Value of a Share on the date the Director Option is granted.

                  (c) DURATION. Director Options shall be for a term of ten (10) years.

                  (d) AMENDMENT. The provisions in this Section 5 shall not be amended more than once every six months, other than to comport with changes in the Code or the rules and regulations thereunder.



1991 STOCK OPTION PLAN

         6.       OPTION GRANTS FOR ELIGIBLE EMPLOYEES.

                  (a) GRANT. Subject to the provisions of the Plan and to Section 4 (a) above, the Committee shall have full and final authority to select those Eligible Employees who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement; PROVIDED, HOWEVER, that no Eligible Employee shall receive any Incentive Stock Options unless he is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Stock Option is granted.

                  (b) PURCHASE PRICE. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement, provided that the purchase price per Share under each Employee Option shall not be less than 100% of the Fair Market Value of a Share on the date the Employee Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

                  (c) DURATION. Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that no Employee Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

                  (d) MODIFICATION OR SUBSTITUTION. The Committee may, in its discretion, modify outstanding Employee Options or accept the surrender or outstanding Employee Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.

         7.       TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS.

                  (a) NON-TRANSFERABILITY. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                  (b)      VESTING AND METHOD OF EXERCISE.

                           (1)      Subject to Section 7(e) hereof, each
Option shall become exercisable in the manner, including installments (which need not be equal), and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installment shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires; provided, however, that the Agreement may provide for the forfeiture of vested and non-vested Options upon the occurrence



1991 STOCK OPTION PLAN
of specified events. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

                           (2)      The exercise of an Option shall be made
only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise, by any one or a combination of the following: (i) cash or (ii) transferring Shares to the Company upon such terms and conditions as determined by the Committee. The written notice pursuant to this Section 7(b)(2) may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

                  (c) RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have fall voting, dividend and other ownership rights with respect to such Shares.

                  (d) TERMINATION OF EMPLOYMENT OR SERVICE. Unless otherwise provided in the Agreement evidencing the Option, an Option shall terminate upon or following an Optionee's termination of employment with the Company and its Subsidiaries or service as a director of the Company and its Subsidiaries as follows:

                           (1)      if an Optionee's employment or service as
a director terminates for any reason other than death, Disability or Cause, the Optionee may at any time within three (3) months after his or her termination of employment or service as a director, exercise an Option to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of termination;

                           (2)      in the event the Optionee's employment or
service as a director terminates as a result of Disability, the optionee may at any time within one (1) year after such termination exercise such Option to the extent, and only to the extent, the Option or portion thereof was exercisable at the date of such termination;

                           (3)      if an Optionee's employment or service as
a director terminates for Cause, the Option shall terminate immediately and no rights thereunder may be exercised;


1991 STOCK OPTION PLAN

                           (4)      if an Optionee dies while a director or
an employee of the Company or any Subsidiary or within three months after termination as described in clause (1) of this Section 7(d) or within one (1) year after termination as a result of Disability as described in clause (2) of this Section 7(d), the Option may be exercised at any time within one (1) year after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution; PROVIDED, HOWEVER, that an Option may be exercised to the extent, and only to the extent, dig the Option or portion thereof was exercisable on the date of death or earlier termination.

         Notwithstanding the foregoing, (i) in no event may any Option be exercised by anyone after the expiration of the term of the Option and (ii) a termination of service as a director shall not be deemed to occur so long as the director continues to serve the Company as either a director or director emeritus.

                  (e)      EFFECT OF CHANGE IN CONTROL.

                           Notwithstanding anything contained in the Plan or
an Agreement to the contrary, in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

         8.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

                  (a) Subject to Section 9, in the event of a Change in Capitalization, the maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the Plan, the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable shall be appropriately and equitable adjusted.

                  (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h) (3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

                  (c) If, by reason of a change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

         9.       EFFECT OF CERTAIN TRANSACTIONS.

                  Subject to Section 7(e), in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms and each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options, as the case may be, upon exercise of any Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share. In the event that, after a Transaction, there


1991 STOCK OPTION PLAN
occurs any change of a type described in Section 2(d) hereof with respect to the shares of the surviving or resulting corporation, then adjustments similar to, and subject to the same conditions as, those in Section 8 hereof shall be made by the Committee.

         10.      TERMINATION AND AMENDMENT OF THE PLAN.

                  (a) The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option may be granted thereafter. The Board may sooner terminate or amend the Plan at any time and from time to time; PROVIDED, HOWEVER, that to the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve (12) months after the date of adoption of such amendment.

                  (b) Except as provided in Sections 8 and 9 hereof, rights and obligations under any Option granted before any amendment or termination of the Plan shall not be adversely altered or impaired by such amendment or termination, except with the consent of the Optionee, nor shall any amendment or termination deprive any Optionee of any Shares which he may have acquired through or as a result of the Plan.

         11. NON-EXCLUSIVITY OF THE PLAN. The Adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         12. LIMITATION OF LIABILITY. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                  (a) give any person any right to be granted an Option other than at the sole discretion of the Committee;

                  (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

                  (c) limit in any way the right of the Company to terminate the employment of any person at any time; or

                  (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

         13.      REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

                  (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas.


1991 STOCK OPTION PLAN

                  (b) The obligation of the Company to sell or deliver Shares with respect to Optionee granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (c) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                  (d) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

                  (e) Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                  (f) Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares upon exercise of an Option, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

         14.      MISCELLANEOUS.

                  (a) MULTIPLE AGREEMENTS. The terms of each Option may differ from other Options granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Employee.



1991 STOCK OPTION PLAN

                  (b)      WITHHOLDING OF TAXES.

                           (1)      The Company shall have the right to
deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option. If an Optionee is entitled to receive Shares upon exercise of an Option, the Optionee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the Withholding Taxes to the company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option having an aggregate Fair Market Value, on the date preceding the date of exercise, equal to the Withholding Taxes, provided that in respect of an Optionee who may be subject to liability under Section 16(b) of the Exchange Act either (i) (A) the Optionee makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the ten day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings (a "Window Period") and (C) the Tax Election is made during the window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period or (ii) (A) the Tax Election is made at least six (6) months prior to the date the Option is exercised and (B) the Tax Election is irrevocable with respect to the exercise of all Options which are exercised prior to the expiration of six (6) months following an election to revoke the Tax Election. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions in the preceding sentence or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section l6b of the Exchange Act.

                           (2)      If an Optionee makes a disposition,
within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.

         15. EFFECTIVE DATE. The effective date of the Plan shall be the date of its adoption by the Board.




1991 STOCK OPTION PLAN

                                                                     Appendix D

                             AUDIT COMMITTEE CHARTER

        The Board of Directors (the "Board") of Intellicall, Inc., a Delaware corporation (the "Company"), approves and adopts the following Audit Committee Charter to specify the composition, roles and responsibilities of the Audit Committee. As used in this Charter, (i) "Company" includes the Company and its subsidiaries unless the context otherwise requires, (ii) "AMEX" means the American Stock Exchange (iii) "SEC" means the Securities and Exchange Commission.


PURPOSE

        The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the accounting, financial reporting and related matters described below.


COMPOSITION

        The Audit Committee shall consist of not less than three members, comprised solely of independent directors, each of whom shall not have:

        - been employed by the Company or its affiliates in the current or past three years;

        - accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year, except for board service, retirement plan benefits or non-discretionary compensation;

        - an immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

        - been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments, other than those which arise solely from investments in the Company's securities, that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

        - been employed as an executive of another entity where any of the Company's executives serve on such entity's compensation committee. [AMEX Section 121(A)]

        In addition, each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Moreover, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. [AMEX Section 121(B)(b)(i)] The qualifications required of Audit Committee members shall be interpreted in conformity with Sections 121(A) and 121(B)(b) of the American Stock Exchange Guide.

        The Chairman of the Audit Committee shall be designated by the Board; provided that if a Chairman is not designated by the Board or present at a meeting, the Audit Committee may designate a Chairman by majority vote of the Audit Committee members then in office.


ROLES AND RESPONSIBILITIES


RELATIONSHIP WITH THE OUTSIDE AUDITORS

        The Company's outside auditors are ultimately responsible to the Board and the Audit Committee, as representatives of the Company's shareholders. [AMEX
Section 121(B)(a)(iii)]

        The Board and the Audit Committee, as the Company's shareholders representatives, have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement). [AMEX Section 121(B)(a)(ii) and (iii)] The Audit Committee also has the authority and responsibility to evaluate and make recommendations to the Board regarding the selection and replacement of outside auditors (or the nomination of the outside auditors to be proposed for stockholder approval in any proxy statement). [AMEX Section 121(B)(a)(ii) and (iii)]

        The Audit Committee has the further authority and responsibility to review the fees charged by the outside auditors, the scope of their engagement and proposed audit approach and to recommend such review or auditing steps as the Audit Committee may consider desirable.

        The Audit Committee shall review and confirm the independence of the outside auditors by requiring that the outside auditors submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the outside auditors and its related entities and the Company and its related entities, engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact their objectivity and independence and taking, or recommending, that the Board take appropriate action to oversee the independence of the outside auditors. [AMEX Section 121(B)(a)(ii)] In addition to disclosing all relationships between the outside auditors and its affiliates and the Company and its affiliates, the outside auditors' formal written statement shall also contain a confirmation that, in the outside auditors' professional judgment, it is independent of the Company within the meaning of the federal securities laws. [AMEX Section 121(B)(a)(ii) and Independence Standards Board Standard No. 1]

        Management is responsible for preparing the Company's financial statements. The Company's outside auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter these traditional responsibilities.

INTERNAL CONTROLS

        In consultation with management and the outside auditors, the Audit Committee shall consider the Company's significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

        The Audit Committee shall consider the extent to which internal control recommendations made by outside auditors have been implemented by management.

        The Audit Committee shall request that the outside auditors keep the Audit Committee informed about fraud, illegal acts and deficiencies in internal controls that come to their attention and such other matters as the outside auditors conclude should be brought to the attention of the Audit Committee.


FINANCIAL REPORTING


GENERAL

        The Audit Committee shall review with management and the outside auditors significant accounting and reporting issues applicable to the Company, including recent professional and regulatory pronouncements, and their impact on the financial statements.


ANNUAL FINANCIAL STATEMENTS

        The Audit Committee shall meet with management and the outside auditors to review the annual financial statements and the results of the annual audit prior to the release to the public of the results of operations for each fiscal year. [SEC SK Section 306(a)(1)]

        The Audit Committee shall review the annual financial statements prior to release to the public or filing with the SEC. [SEC SK Section 306(a)(1)]

        The Audit Committee shall consider management's handling of proposed audit adjustments identified by the outside auditors.

        The Audit Committee shall discuss with management and the outside auditors any significant changes to the Company's accounting principles, the degree of aggressiveness or conservatism of the accounting principles and underlying estimates used in the preparation of the Company's financial statements, and any items required to be communicated by the outside auditors in accordance with Statement of Auditing Standards ("SAS") No. 61. [SEC SK Section 306(a)(2) and note 29 to SEC Release 34-42266]

        Based on the review and discussions with management and outside auditors contemplated by this Charter, the Audit Committee shall recommend to the Board whether the audited annual financial statements be included in the Company's Form 10-K Annual Report. [SEC SK Section 306(b)(4)]


INTERIM FINANCIAL STATEMENTS

        The Audit Committee shall meet with management and the outside auditors to review the interim financial statements and the results of the auditors' review thereof prior to the release to the public of the results for each quarter.

        The Audit Committee shall review the quarterly financial statements prior to release to the public or filing with the SEC.


COMPLIANCE WITH LAWS AND REGULATIONS

        The Audit Committee shall review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation of and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.


COMPLIANCE WITH CODES OF CONDUCT

        The Audit Committee shall review the program for monitoring compliance with the codes of conduct.


OTHER RESPONSIBILITIES

        The Audit Committee may meet with the outside auditors, management and any employee seeking to meet with the Audit Committee about any matter within its purview in separate executive sessions to discuss any matters that the Committee or these persons believe should be discussed privately.

        The Audit Committee shall review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements.

        The Audit Committee shall perform other oversight functions as requested by the Board.


CHARTER SCOPE

        The Audit Committee shall review and reassess the adequacy of this Charter at least annually. [AMEX Section 121(B)(a)]

        The Audit Committee shall submit this Charter to the Board for approval, and have the Charter published at least every three years in accordance with the rules of the SEC from time to time in effect. [SEC Schedule 14A Item 7(e)(iv)(A)]


REPORTING RESPONSIBILITIES

        The Audit Committee shall regularly update the Board about Audit Committee activities and make appropriate recommendations.

        The Audit Committee shall annually prepare a report to stockholders as required by SEC rules for inclusion in the Company's proxy statement. [SEC SK
Section 306; SEC Schedule 14A Item 7(e)(3)]


MEETINGS

        The Audit Committee shall meet at least four times annually and may meet more frequently as circumstances dictate.

        Meetings of the Audit Committee may be in person or by conference call in accordance with the Bylaws of the Company.

        Meetings of the Audit Committee shall be held at such time and place, and upon such notice, as the Chairman of the Audit Committee may from time to time determine.

        The Chairman of the Audit Committee shall develop the agenda for each meeting and in doing so may consult with management and the outside auditors.

        Except as specifically provided in this Charter, the provisions of the Bylaws of the Company with respect to committees of the Board shall apply to the Audit Committee.


AUTHORITY

        The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities and shall have direct access to the outside auditors as well as anyone in the Company.

        The Audit Committee shall have the ability to retain, at the Company's expense, such special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

        The Audit Committee may from time to time delegate to its Chairman or any of its members the responsibility for any particular matters.

                                                                     Proxy Card

                              INTELLICALL, INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Intellicall, Inc. (the "Company") to be held at the Addison Conference and Theatre Centre, 15650 Addison Road, Addison, Texas 75248, on Thursday, December 14, 2000, at 10:00 a.m., Dallas time, and the Proxy Statement in connection therewith and (2) appoints William O. Hunt and John J. McDonald, Jr., and each of them, the undersigned's proxy with full power of substitution for and in the name, place and steady of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

     This proxy will be voted as specified on the reverse side. If no specification is made, this proxy will be voted (i) FOR the approval of the issuance (the "Issuance") of shares of common stock of Intellicall, par value $.01 per share (the "Common Stock") and the issuance of options to purchase Common Stock, pursuant to an Agreement and Plan of Merger between Intellicall, a wholly-owned subsidiary of Intellicall and Wireless WebConnect!, Inc.; (ii) FOR the approval of the amendment to Intellicall's certificate of incorporation to change its name to Wireless WebConnect!, Inc. (the "Name Change"); (iii) FOR the approval of an amendment to Intellicall's certificate of incorporation to increase the number of authorized shares of Common Stock to 60,000,000 (the "Increase"); (iv) FOR the approval of the amendment to Intellicall's 1991 Stock Option Plan to increase the shares of Common Stock authorized for issuance thereunder and to modify the terms of options issuable to nonemployee directors (the "Plan Amendment"); (v) FOR the election of eight members of the Board of Directors; and (vi) such other matters as may properly come before the Meeting and any adjournments thereof.

     The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

     If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                      (CONTINUED AND TO BE DATED AND SIGNED ON THE OTHER SIDE.)

                               FOLD AND DETACH HERE

                                                                 Please mark
THE UNDERSIGNED DIRECTS THAT THIS PROXY BE VOTED AS FOLLOWS:     your vote as
                                                                 indicated in
                                                                 this example   X
                                                                              ------

1.   APPROVAL OF THE ISSUANCE                  2.   APPROVAL OF THE NAME CHANGE
FOR   AGAINST   ABSTAIN                        FOR   AGAINST   ABSTAIN
/ /   / /       / /                            / /   / /       / /

3.   APPROVAL OF THE INCREASE                  4.   APPROVAL OF THE PLAN AMENDMENT
FOR   AGAINST   ABSTAIN                        FOR   AGAINST   ABSTAIN
/ /   / /       / /                            / /   / /       / /


5.   ELECTION OF DIRECTORS                     WILLIAM O. HUNT, G.T. FINN, MIKE CAMPBELL,
 FOR all nominees          WITHHOLD            NEIL BYRNE, JOHN J. MCDONALD, JR., [three
listed to the right       AUTHORITY            nominees to be determined]
(except as marked to vote for all nominees     (INSTRUCTION: To withhold authority to vote for
 to the contrary)    listed to this right      any individual nominee, write that nominee's name
                                               on the line provided below.)

                                               -------------------------------------------------

6.   IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY
     PROPERLY COME BEFORE THE MEETING.

                                               Please date this proxy and sign your
                                               name exactly as it appears hereon.
                                               Where there is more than one owner,
                                               each should sign. When signing as an
                                               attorney, administrator, executor,
                                               guardian or trustee, please add your
                                               title as such. If executed by a
                                               corporation, the proxy should be
                                               signed by a duly authorized officer.

                                               Dated:                          ,2000
                                                     --------------------------

                                               -------------------------------------
                                               Signature of Stockholder

                                               -------------------------------------
                                               Signature of Stockholder

                                               PLEASE MARK, DATE, SIGN AND MAIL YOUR
                                               PROXY PROMPTLY IN THE ENVELOPE
                                               PROVIDED.

                                         FOLD AND DETACH HERE